As filed with the Securities and Exchange
Commission on October 17, 2000                             Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             ABLEAUCTIONS.COM, INC.
--------------------------------------------------------------------------------
                      (Exact name of registrant as specified in its charter)

          Florida                          7839                   59-3404233
----------------------------   ----------------------------  -------------------
(State of other jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
   of incorporation or          Industrial Classification    Identification No.)
        organization)                  Code Number)


                7303 East Earll Drive, Scottsdale, Arizona 85251
                                 (602) 224-3731
--------------------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              CT Corporation System
                              1200 Pine Island Road
                            Plantation, Florida 33324
                                 (954) 473-5503
--------------------------------------------------------------------------------
            (Name. address, including zip code, and telephone number,
                   including area code of agent for service)

                      With copies of all correspondence to:
--------------------------------------------------------------------------------
             Claudia L. Losie                            Randal R. Jones
         Page Fraser & Associates                         Kenneth G. Sam
      1700 - 1185 West Georgia Street                 Dorsey & Whitney LLP
Vancouver, British Columbia, Canada V6E 4E6      1420 Fifth Avenue, Suite 3400
                                                        Seattle, WA 98101


Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X}

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                           Calculation of Registration Fee
--------------------------------------------------------------------------------------------------------------------------------
  Title of each class of         Amount to be         Proposed maximum           Proposed maximum         Amount of registration
securities to be registered       registered      offering price per share     aggregate offering price             fee
--------------------------------------------------------------------------------------------------------------------------------
Common stock(1)                  3,968,126                 $3.6875 (2)            $14,632,465(2)                $3,863
Common stock issuable upon       1,547,028(4)              $5.30 (3)               $8,188,112(3)                $2,162

Total                            5,515,154                                        $22,820,577                   $6,025
--------------------

(1) Represents shares of common stock with a par value of $0.001, which may be sold by selling securityholders of the registrant. See "Plan of Distribution."
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The aggregate offering price of shares of common stock of the registrant is estimated solely for purposes of calculating the registration fees payable, as determined in accordance with Rule 457(c), using the average of the high and low sales price reported by the American Stock Exchange for the common stock on October 13, 2000, which was $3.6875 per share.
(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended. The aggregate offering price of shares of common stock issuable upon exercise of outstanding warrants of the Registrant is estimated solely for purposes of calculating the registration fees payable, as determined in accordance with Rule 457(g), using the higher of (i) such average sales price, or (ii) the exercise price of such warrants.
(4) Three of the selling securityholders have a combined total of 1,547,028 warrants with varied exercise prices: 547,028 warrants with an exercise price of $3.20 until August 24, 2000, and thereafter $4.00 until August 24, 2001; and 1,000,000 warrants with an exercise price of $5.00 until February 25, 2001, and thereafter $6.00 until February 25, 2002.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant files a further amendment that specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement will become effective on such date as the SEC, acting pursuant to Section 8(a), may determine.

                                     PART I

         INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

                  SUBJECT TO COMPLETION, DATED OCTOBER 13, 2000



PRELIMINARY PROSPECTUS

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission ("SEC") is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                             ABLEAUCTIONS.COM, INC.

                                 [COMPANY LOGO]


                        5,515,154 SHARES OF COMMON STOCK

This prospectus relates to the proposed resale from time to time of up to 5,515,154 shares of common stock, $0.001 par value per share by the selling securityholders. We will not receive any of the proceeds from the sale of these securities.

The selling securityholders listed on page 46 are offering:

     -    3,968,126 shares of common stock; and

     - 1,547,028 shares of common stock issuable upon exercise of the warrants.

Our common stock currently is quoted on the American Stock Exchange ("AMEX") under the symbol "AAC," and is listed on the Third Market Segment of the Zetradax of the Frankfurt Stock Exchange. On October 13, 2000, the last reported sale price of our common stock on the AMEX was $3.625 per share.

The selling securityholders may sell all or any portion of their shares of common stock in one or more transactions on the AMEX or in private, negotiated transactions. Brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. These brokers or dealers may receive commissions or discounts from the selling shareholders in amounts to be negotiated. These brokers, dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with sales. The selling securityholders will pay all selling expenses, including any brokerage commissions.

We will bear all costs and expenses of the registration of the selling securityholders' shares under the Securities Act and certain state securities laws, other than fees of counsel for the selling securityholders and any discounts or commissions payable with respect to sales of the shares.


          INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 3.


          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
      SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES
           OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this prospectus is October 13, 2000.

                    NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for statements of historical fact, certain information contained in this registration statement constitutes "forward-looking statements," such as statements containing the words "believes," "anticipates," "intends," "expects" and similar words, as well as all projections of our future results. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or achievements to be materially different from any future results or achievements expressed or implied by such forward-looking statements. These factors include, but are not limited to, the following: risks involved in implementing a new business strategy; our ability to obtain financing on acceptable terms; competition in the auction industry; market acceptance of live auction broadcasts on the Internet; our ability to manage growth and integrate the operations of acquired auction houses; risks of technological change; our dependence on key personnel; our dependence on marketing relationships with auction houses and third party suppliers; our ability to protect our intellectual property rights; government regulation of Internet commerce and the auction industry; economic factors affecting the sales of auction merchandise; dependence on continued growth in use of the Internet; risk of technological change; capacity and systems disruptions; uncertainty regarding infringing intellectual property rights of others; and the other risks and uncertainties described under "Risk Factors" in this registration statement. Certain of the forward looking statements contained in this registration statement are identified with cross-references to this section and/or to specific risks identified under "Risk Factors".

We have included projections and estimates in this registration statement, which are based primarily on management's assessment of our results of operations, discussions and negotiations with third parties, management's experience, and a review of information filed by our competitors with the SEC. Investors are cautioned against attributing undue certainty to management's projections.


                             ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 covering the shares being sold in this offering. We have not included in this prospectus some information contained in the registration statement, and you should refer to the registration statement, including exhibits and schedules filed with the registration statement, for further information. You may review without charge a copy of the registration statement at the public reference section of the SEC in Room 1024, Judiciary Plaza, 450 5th Street, N.W., Washington, D.C., 20549; and at the SEC's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York, 10048, and 1400 Citicorp Center, 500 West Madison Street, Chicago, Illinois, 60661. You may also obtain copies of such materials at prescribed rates from the public reference section of the SEC in Room 1024, Judiciary Plaza, 450 5th Street, N.W., Washington, D.C., 20549. In addition, the SEC maintains a web site on the Internet at www.sec.gov, which contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC.

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges.

We furnish our stockholders with annual reports containing financial statements audited by our independent auditors. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You can also request copies of these documents, for a copying fee, by writing the SEC.

You may request free copies of any filing by writing or telephoning us at our principal offices, which are located at the following address:

                             Ableauctions.com, Inc.
                              7303 East Earll Drive
                            Scottsdale, Arizona 85251
                                 (602) 224-3731
                                Attn: Ron Miller

                               PROSPECTUS SUMMARY

YOU  SHOULD  READ  THE  FOLLOWING   SUMMARY  TOGETHER  WITH  THE  MORE  DETAILED
INFORMATION AND FINANCIAL STATEMENTS, INCLUDING NOTES THERETO, APPEARING ELESWHERE IN THIS PROSPECTUS. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES. ABLEAUCTIONS.COM'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATD IN THESE FORWRAD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS. UNLESS THE CONTEXT OTHERWISE REQUIRES, THE TERMS "ABLEAUCTIONS.COM", "WE", "US", AND "OUR" AS USED IN THIS PROSPECTUS INCLUDE ABLEAUCTIONS.COM, INC. AND ITS SUBSIDIARIES.


                             ABLEAUCTIONS.COM, INC.

We are an early-stage company engaged in the business of auctioning a broad range of merchandise and equipment through our "brick-and-mortar" auction houses and on our web site at www.ableauctions.com. We operate our business through our wholly-owned subsidiaries: Able Auctions (1991) Ltd., Johnston's Surplus Office Systems Ltd., Jarvis Industries Ltd., and Warex Supply Ltd. in Canada and Ableauctions.com (Washington), Inc., Ehli's Commercial/Industrial Auctions, Inc. and Surplus Office Systems, LLC in the United States.

We acquired Able Auctions (1991) Ltd., in August 1999, and its auction business located in British Columbia. Since our acquisition of Able Auctions (Ltd.), we developed the technologies to broadcast live auctions on the Internet and have acquired auction and liquidation businesses in the states of California, Arizona and Washington, and in British Columbia, Canada. As of October 13, 2000, we operate auction houses in San Meteo, California; Scottsdale, Arizona; Tacoma and Seattle, Washington; and Burnaby, Surrey and Vancouver, British Columbia. We broadcast our first auction over the internet in December 1999, and currently broadcast approximately 20 percent of our auctions over the Internet.

We purchase the inventory and/or assets of distressed companies, bankruptcies, and liquidations and auction this merchandise on a non-reserved basis. We also auction consigned merchandise. Many of our customers are both consignors/sellers and buyers of merchandise.

Our auctions are open to the public. Our typical auction draws approximately 500 bidders in person and offers on average approximately 1,200 items or lots of merchandise and equipment for auction. Bidders are generally businesses and commercial purchasers. In auctions that we broadcast on our web site, our online customers are able to bid on and buy merchandise at our live auctions through the Internet.

In addition to our auction business, our web site features a Retail Store where visitors can purchase merchandise at discounted prices and bid on items in our Silent Auction, which is similar to other Internet auction sites.

Our growth strategy is to expand our auction business by acquiring existing brick-and-mortar auction companies and liquidators. Since our acquisition of Able Auctions (1991), we have completed the following acquisitions:

     o    Ross  Auctioneers,   a  small  regional  auction  company  in  British
          Columbia, Canada;

     o Falcon Trading, a small regional auction company located in Redmond, Washington;

     o    Mesler's Auction House, located in Scottsdale, Arizona;

     o    Ehli's Auctions, an auction house located in Tacoma, Washington;

     o    Auctions West in British Columbia;

     o Johnston's Surplus Office Systems, a manufacturer, re-manufacturer and retail seller of office furniture located in British Columbia, Washington and California;

     o Warex Supply, a seller of used and refurbished warehouse racking and shelving located in British Columbia; and

     o Jarvis Industries, a small regional auction company located in British Columbia.

We began our operations when we acquired Able Auctions (1991) Ltd. on August 24, 1999. During the fiscal year ended December 31, 1999, our gross revenues were $898,450. During the six-month period ended June 30, 2000, our gross revenues were $4,450,405. As of October 13, 2000, we had 98 employees, including 65 auctioneers and auction personnel, 12 personnel that provide software and technology development services, 5 management personnel and 16 administrative personnel.


                              CORPORATE INFORMATION

We incorporated in Florida in September 1996. Before our acquisition of Able Auctions (1991) in August 1999, we were a shell company with no material revenues, expenses, assets, or liabilities. Able Auctions (1991) has operated auctions in the Lower Mainland of British Columbia, Canada since 1991. Our headquarters are located at 7303 East Earll Drive, Scottsdale, Arizona 85251, and our telephone number is (602) 224-3731. Our web site address is www.ableauctions.com. The information on our web site is not a part of this prospectus.

Ableauctions.com and Ableauctions are trademarks of Ableauctions.com, Inc. This prospectus contains trademarks and trade names of other companies.

                                  THE OFFERING

Through this prospectus, the selling securityholders may offer to the public and may sell all or any portion of their shares of common stock currently owned or acquirable upon the exercise of warrants.

SHARES OFFERED BY THE SELLING           5,515,154 shares of common stock, $0.001
SECURITYHOLDERS                          par value per share

OFFERING PRICE                          Determined at the time of sale by the
                                        selling securityholders

COMMON STOCK OUTSTANDING AS OF          20,976,661 shares
OCTOBER 13, 2000

COMMON STOCK OUTSTANDING ASSUMING       22,523,689 shares
EXERCISE OF WARRANTS BY SELLING
SECURITYHOLDER

USE OF PROCEEDS                         We will not receive any of the proceeds
                                        of the shares offered by the selling
                                        securityholders.

                                        Any proceeds we receive from the sale of our common stock pursuant to the exercise of the warrants by the selling securityholders will be used primarily for general corporate purposes. See "Use of Proceeds."

DIVIDEND POLICY                         We currently intend to retain any future
                                        earnings to fund the development and
                                        growth of our business.  Therefore, we
                                        do not currently anticipate paying cash
                                        dividends.  See "Dividend Policy."

American Stock Exchange Symbol          AAC

                       SUMMARY CONSOLIDATED FINANCIAL DATA

The following data presents certain financial information for Ableauctions.com for the periods indicated. This data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and related notes included elsewhere in this prospectus.

                                                              Six Months      Six Months     Year Ended    Year ended
                                                                Ended           Ended         December      December
                                                            June 30, 2000   June 30, 1999     31, 1999      31, 1998
                                                                     (unaudited)
                                                            -----------------------------------------------------------
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:

Sales of Goods............................................    3,904,153              -         829,755            -
Commissions...............................................      546,252              -          68,695            -
Total costs and expenses..................................    7,186,337        145,349       2,256,246          944
Net (loss)................................................   (2,728,184)      (145,349)     (1,339,492)        (944)
Net (loss) per share......................................        (0.14)         (0.01)          (0.10)           -
Weighted average number of common shares outstanding......   19,906,349     10,607,735      13,228,082    6,250,000



                                                                 As of         As of            As of        As of
                                                             June 30, 2000  June 30, 1999   December 31,    December
                                                                                                1999        31, 1998
                                                                     (unaudited)
                                                            -----------------------------------------------------------
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents.................................   $3,885,762      $   Nil        $        -      $   Nil
Working capital (deficiency)..............................    5,479,746       (1,293)          489,207         (944)
Total assets..............................................   13,601,153          Nil         2,761,799          Nil
Total liabilities.........................................    1,484,037        1,293           338,622          944
Shareholders' equity......................................   12,117,116       (1,293)        2,423,177         (944)


                                  RISK FACTORS

This offering involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before deciding to invest in shares of our common stock. Any of these risk factors could materially and adversely affect our business, financial condition or operating results. In that case, the trading price of our common stock could decline, and you could lose all or part of your investment.

Risks Related to Our Business

We have a limited operating history and a history of losses

Before our acquisition of Able Auctions (1991) Ltd., we had no material business or results of operation. We incurred a net loss of $1,339,492 during 1999, and $2,728,184 during the six-month period ended June 30, 2000. We anticipate that we will continue to incur losses at least through fiscal 2000. We do not believe that we will generate sufficient revenues to support our planned activities in fiscal 2000 because of our projected development and marketing costs and costs related to our expansion strategy. See "Plan of Operation" and "Summary of Operating Budget." In the foreseeable future, we believe that these expenses will increase our net losses, and we cannot assure you that we will ever be profitable.

As of December 31, 1999, we had current assets of $827,829 and current liabilities of $338,622. At June 30, 2000, we had current assets of $5,921,510, and current liabilities of $444,764. Our working capital position at December 31, 1999 was $489,207 and $5,479,746 at June 30, 2000. We anticipate raising additional capital through sales of our equity and/or debt; however, we cannot assure you that we will be able to obtain adequate financing to support our planned activities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."

Because we have recently begun operations, it is difficult to evaluate our business and our prospects. Our revenue and income potential is unproven and our business model is still emerging. We cannot assure you that we will attract consignors or bidders to use our web site or generate significant revenues in the future. We cannot guarantee that we will ever establish a sizeable market share or achieve commercial success.


Our ability to complete the planned acquisitions in the fourth quarter 2000 and to meet our business projections through December 31, 2000 may depend on our ability to raise additional capital in the amount of $8 million or more during 2000.

We anticipate that we may need to seek additional capital in the amount of $8 million or more in the fourth quarter of 2000 to fully fund our two proposed acquisitions planned in the first half of 2001 and to meet our operating and capital budget requirements through December 31, 2000. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." We cannot assure you that any additional financing would be available on terms acceptable to us, or at all. See "Note Regarding Forward Looking Statements." Furthermore, any issuance of additional securities may result in dilution to the then existing shareholders. If adequate funds are not available, we will lack sufficient capital to complete our planned acquisitions in the first half of 2001, which will have a material adverse effect on our ability to meet our business projections. If we do not complete any additional acquisitions, we believe we will have sufficient working capital to fund our operations through December 2001.


Our growth strategy success depends on our ability to acquire additional auction and liquidation businesses and to integrate these acquisitions into our business.

Our business strategy is to grow through acquisitions or strategic affiliations with auction companies in a number of North American markets. We have acquired eight auction and liquidation businesses during the last 12 months ended July 31, 2000, and we have plans to acquire three additional auction and liquidation businesses during the first half of 2001, pending finalization of definitive agreements and additional financing. We have not publicly disclosed the names of these potential acquisitions. We cannot assure you that we will obtain adequate financing to complete these acquisitions or that such acquisition will be completed in a timely manner, if at all.

Although we believe that we have an adequate infrastructure to implement our growth strategy, there can be no assurance that our current management, personnel, and corporate infrastructure will be adequate to manage future growth, if any. The success of our business strategy depends on making further acquisitions of or entering into strategic affiliations with auction companies.

We also cannot guarantee that we will be able to integrate new acquisitions or affiliations successfully into our company without substantial costs, delays, or other operational or financial problems. Further, acquisitions and expansion into new markets involve a number of special risks, including possible adverse effects on our operating results, diversion of management's attention, failure to retain key acquired personnel, risks associated with unanticipated events or liabilities, and amortization of acquired intangible assets. Some or all of these risks could have a material adverse effect on our business, financial condition and results of operations. In addition, competition in the acquisition market is intense, and prices paid for auction houses have increased in recent years.

If we are required to write down goodwill associated with our acquisitions due to a decline in the value of acquired businesses, such write-down could have a material adverse effect on our operating results. We may finance future acquisitions and expansions by incurring additional bank indebtedness, using cash from operations, issuing common stock or other securities, or any combination of these. If our common stock does not maintain a sufficient market value, or potential acquisition candidates are otherwise unwilling to accept our common stock or other securities as part of the consideration for the sale of their businesses, we may be required to use more of our cash resources or incur substantial debt in order to finance future acquisitions. If we do not have sufficient cash resources, our ability to make acquisitions could be limited unless we are able to obtain additional capital through debt or equity financings. There can be no assurance that we will be able to obtain the financing we will need in the future on terms we consider acceptable, if at all.


We have experienced rapid growth, which has placed a strain on our resources, and any failure to manage our growth effectively could cause our business to suffer.

We do not have a proven record in managing our growth and may not be successful in doing so. We have grown from 12 employees on August 24, 1999 to 98 employees on October 13, 2000. We have recently acquired additional auction businesses, hired key management personnel and added personnel in connection with these acquisitions. We plan to continue expanding through acquisitions and to continue to develop our Internet e-commerce (the online purchase of goods and services by consumers and businesses) site. Past growth in these areas has placed, and any future growth will continue to place, a significant strain on our management systems and resources.


If we are unable to achieve a significant number of visitors and successfully facilitate transactions, we may be unable to generate sufficient revenues to earn a profit

The success of our Ableauctions.com web site may depend on achieving significant market acceptance of our web site by consumers. We currently offer only a limited selection of merchandise for sale in our silent auctions. We anticipate that we will have very limited market acceptance until we begin offering more items of merchandise for sale and our brand name is established. Our business concept of offering an Internet solution for broadcasting live auctions is still being tested and we cannot assure you that our Internet strategy to broadcast live auctions will be successful, or that it will increase revenues of our live auctions.

Our competitors and potential competitors may offer more cost-effective merchandising solutions than us, which could damage our business and our ability to successfully commercialize our web site. Our failure to attract visitors, successfully complete transactions, and develop an adequate auction house base will seriously harm our business and our ability to earn a profit.


We have capacity constraints and system development risks that could damage our customer relations or inhibit our possible growth, and we may need to expand our management systems and controls quickly

Our success and our ability to provide high quality customer service largely depends on the efficient and uninterrupted operation of our computer and communications systems and the computers and communication systems of third party vendors in order to accommodate any significant numbers or increases in the numbers of consumers and businesses using our services. Our success also depends on our and our vendors' abilities to rapidly expand transaction-processing systems and network infrastructure without any systems interruptions in order to accommodate any significant increases in use of our service.

We intend to rely on Compaq to provide us with DISA technology; Allaire Corporation to assist us with our software application development, server maintenance and software upgrades; Cybercash to provide third party credit card processing services; and any other third parties we may hire in the future to assist us in expanding our technological capacity, our transaction-processing systems, and network infrastructure as we grow. We cannot assure you that the vendors we have selected and will select in the future will be capable of accommodating any significant number or increases in the number of consumer and auction houses using our services. Such failures will have a material adverse affect on our business and results of operations. We may experience periodic systems interruptions and down time caused by traffic to our web site and technical difficulties, which may cause customer dissatisfaction and may adversely affect our results of operations. Limitations of our and our vendors' technology infrastructure may prevent us from maximizing our business opportunities.


Changing technology may render our equipment, software, and programming obsolete or irrelevant

The market for Internet-based products and services is characterized by rapid technological developments, frequent new product introductions, and evolving industry standards. The emerging character of these products and services and their rapid evolution will require that we continually improve the performance, features, and reliability of our Internet-based products and services, particularly in response to competitive offerings. We cannot guarantee that we will be successful in responding quickly, cost effectively, and sufficiently to these developments. In addition, the widespread adoption of new Internet technologies or standards could require substantial expenditures by us to modify or adapt our Internet sites and services and could fundamentally affect the character, viability, and frequency of Internet-based advertising, either of which could have a material adverse effect on our business, financial condition, and operating results. In addition, new Internet-based products, services, or enhancements offered by us may contain design flaws or other defects that could require costly modifications or result in a loss of consumer confidence, either of which could have a material adverse effect on our business, financial condition, and operating results.

We depend on third parties for uninterrupted Internet access and may be harmed by the loss of any such service

We rely on Telus Advanced Communications, an Internet service provider located in British Columbia, for uninterrupted Internet access. We have not entered into a definitive agreement for these services. Our business is dependent on uninterrupted Internet access and the loss of these services may have a material adverse effect on our business, financial condition, and operating results. We cannot assure you that we would be able to obtain these services from other third parties.


If we cannot protect our Internet domain name, our ability to conduct our operations may be impeded

We anticipate that the Internet domain name "ableauctions.com" will be an extremely important part of our business and the business of our subsidiaries. Governmental agencies and their designees generally regulate the acquisition and maintenance of domain names. The regulation of domain names in the United States and in foreign countries may be subject to change in the near future. Governing bodies may establish additional top-level domains, appoint additional domain name registrars, or modify the requirements for holding domain names. As a result, we may be unable to acquire or maintain relevant domain names in all countries in which we conduct business. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. Therefore, we may be unable to prevent third parties from acquiring domain names that are similar to, infringe on, or otherwise decrease the value of our trademarks and other proprietary rights. Third parties have acquired domain names that include "auctions" or other variations both in the United States and elsewhere.


Seasonality and potential fluctuations in results of operating may cause cash shortfalls materially affecting our results of operations

Because of our limited operating history and the emerging nature of the markets in which we compete, it is difficult for us to forecast our revenues or earnings accurately. In addition, we have no backlog and a significant portion of our net revenues for a particular quarter are derived from auctions that are listed and completed during that quarter. Our current and future expense levels are based largely on our investment plans and estimates of future revenues and are, to a large extent, fixed.

We may be unable to adjust spending in time to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues relative to our planned expenditures would have an immediate adverse effect on our business, results of operations and financial condition. Further, as a strategic response to changes in the competitive environment, we may from time to time make certain pricing, service or marketing decisions that could have a material adverse effect on our business, results of operations, and financial condition. Based on management's experience in the auction industry, our discussions with other companies, and public disclosures by our competitors, we believe that our results of operations will be somewhat seasonal in nature, with fewer auctions listed around the Thanksgiving and Christmas holidays in the fourth quarter than at other times of the year.

Our limited operating history, however, makes it difficult to fully assess the impact of these seasonal factors or whether or not our business is susceptible to cyclical fluctuations in the U.S. and Canadian economies. There can be no assurance that seasonal or cyclical variations in our operations will not become more pronounced over time or that they will not materially adversely affect results of operations in the future. Moreover, consumer "fads" and other changes in consumer trends may cause significant fluctuations in our operating results from one quarter to the next.

Due to the foregoing factors, our quarterly revenues and operating results are difficult to forecast. We believe that period-to-period comparisons of our operating results may not be meaningful and should not be relied on as an indication of future performance. In addition, it is likely that in one or more future quarters our operating results will fall below the expectations of securities analysts and investors. In that event, the trading price of our common stock would almost certainly be materially adversely affected.


Our success depends on the services of our key officers and our ability to attract and maintain qualified, experienced personnel

Our future success will depend on Abdul Ladha, our President and Chief Executive Officer, Ron Miller, our Chief Financial Officer and Vice-President, Jeremy Dodd, the Vice-President of Operations of Able Auctions (1991) and our Secretary and Treasurer, and Randy Ehli, the Vice-President, Northwest Auctions of Ehli's

Commercial/Industrial Auctions, Inc. Abdul Ladha is also President of Dexton Technologies Corporation, and we anticipate that he will spend 75% of his business time managing our company. We also rely heavily on Mr. Dodd to manage our auction operations and we intend to hire additional personnel or consultants to assist us in developing and implementing our technology and business plan. Mr. Miller will dedicate his time to our business on a full time basis, and we intend to rely on him to assist us in developing our financial and business strategies. We will rely on Mr. Ehli to assist us in managing and expanding our Northwest auction operations. We also rely on consultants and advisors who are not employees.

The loss of key personnel could have an adverse effect on our operations. We do not maintain insurance to cover losses that may result from the death of any of our key personnel. Competition for qualified employees is intense. Our inability to attract, retain, and motivate additional, highly skilled personnel required for expansion of operations and development of technologies could adversely affect our business, financial condition, and results of operations. Our financial situation may adversely affect our ability to retain existing personnel and attract new personnel. We cannot assure you that we will be able to retain our existing personnel or attract additional, qualified persons when required and on acceptable terms.


Risks Related to Our Industry


The e-commerce industry is highly competitive, and we cannot assure you that we will be able to compete effectively

The market for broadcasting auctions over the Internet is new, rapidly evolving, and intensely competitive. The market for live video-fed auctions is even newer, and we expect competition to intensify further in the future. Our direct competitors will include Livebid.com, which is owned by Amazon.com, and other web sites that broadcast live auctions. We will also compete with various online auction services, including eBay; UBID.com; Onsale Exchange, a division of Onsale, Inc.; Auction Universe, a Times-Mirror company; Excite, Inc.; and a number of other small services, including those that serve specialty markets. We will also compete with business-to-consumer online auction services such as Onsale, First Auction, Zauction, and Surplus Auction.

We face potential competition from a number of large online communities and services that have expertise in developing online commerce and in facilitating online person-to-person interaction. Some of these potential competitors, including Amazon.com, America Online, Inc., Microsoft Corporation, and Yahoo! Inc., currently offer a variety of business-to-consumer trading and classified advertisement services and may introduce live auctions to their large user populations. We believe that the principal competitive factors in the online auctions market are volume and selection of goods, population of buyers, customer service, reliability of delivery and payment by users, brand recognition, web site convenience and accessibility, price, quality of search tools, and system reliability. Many of our current and potential competitors have longer operating histories, larger customer bases, greater brand recognition, and significantly greater financial, marketing, technical, and other resources than us.

Certain of our competitors with other revenue sources may be able to devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing policies, and devote substantially more resources to web site and systems development than us or may try to attract traffic by offering services for free. We cannot assure you that we will be able to compete successfully against current and future competitors. Further, as a strategic response to changes in the competitive environment, we may, from time to time, make certain pricing, service, or marketing decisions that could have a material adverse effect on our business, results of operations, and financial condition.


Due to the emerging nature of Internet commerce, we are unable to forecast our expenses and revenues accurately, and if our expenses exceed our revenues, we may never become profitable

Due to the emerging nature of Internet-based advertising, services, and electronic commerce, we are unable to forecast our expenses and revenues accurately. We believe that because the Internet has been available to the general public for a relatively brief time, the successful operation of any form of Internet-based business will be uncertain. Our current and future estimated expense levels are based largely on our estimates of future revenues and may increase considerably. Few, if any, of our operating expenses can be quickly or easily reduced, such as the laying off of personnel or reducing our commitment to our consultants and service providers, without causing a material adverse effect to our business, financial condition, and operating results. In addition, we may be unable to adjust spending in time to compensate for any unexpected expenditures, and a shortfall in actual revenues as compared to estimated revenues would have an immediate material adverse effect on our business, financial condition, and operating results.

Our business may be subject to government regulation and legal uncertainties that may increase the costs of operating our web site or limit our ability to generate revenues

We are subject to the same federal, state, and local laws as other companies conducting business on the Internet. Today there are relatively few laws specifically directed towards online services. However, due to the increasing popularity and use of the Internet and online services, it is possible that laws and regulations will be adopted regarding the Internet or online services. These laws and regulations could cover issues such as online contracts, user privacy, freedom of expression, pricing, fraud, content and quality of products and services, taxation, advertising, intellectual property rights, and information security. Applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity, and personal privacy is uncertain. In addition, numerous states have regulations regarding the manner in which auctions may be conducted and the liability of auctioneers in conducting such auctions.

Due to the global nature of the Internet, it is possible that the governments of other states and foreign countries might attempt to regulate our transmissions or prosecute us for violations of their laws. We might unintentionally violate such laws. Such laws may be modified, or new laws may be enacted, in the future. Any such development could damage our business.


Our business may be subject to sales and other taxes, which may cause administrative difficulties and increase our cost of operations

We will collect applicable sales and other similar taxes on goods sold on our web site. One or more states may seek to impose additional sales tax collection obligations on companies such as ours that engage in or facilitate online commerce. Several proposals have been made at the state and local level that would impose additional taxes on the sale of goods and services through the Internet. These proposals, if adopted, could substantially impair the growth of electronic commerce and could diminish our opportunity to derive financial benefit from our activities. The U.S. federal government recently enacted legislation prohibiting states or other local authorities from imposing new taxes on Internet commerce for a period of three years ending October 21, 2001. This tax moratorium will last only for a limited period and does not prohibit states or the Internal Revenue Service from collecting taxes on our income, if any, or from collecting taxes that are due under existing tax rules. A successful assertion by one or more states or any foreign country that we should collect sales or other taxes on the exchange of merchandise on our system could harm our business and adversely affect our results of operations.


Risks Related to this Offering

We may be required to sell additional common stock or parties may exercise options and warrants that would cause dilution of your shares and may negatively affect the market price of our common stock

The market price of the common stock could decline as a result of sales of a large number of shares of our common stock in the market following this offering, or the perception that such sales could occur. Following this offering, we will have a large number of shares of common stock outstanding and available for resale, beginning at various points in time in the future. These sales also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. The shares of our common stock currently outstanding will become eligible for sale without registration pursuant to Rule 144 under the Securities Act, subject to certain conditions.

As of October 13, 2000, we had outstanding warrants to purchase:

     o 547,028 shares of our common stock at the price of $4.00 per share until August 24, 2001;

     o 1,000,000 shares of our common stock at the price of $5.00 per share until February 25, 2001 and thereafter at the price of $6.00 per share until February 25, 2002;

     o 150,000 shares of our common stock at the price of $8.00 per share until March 20, 2001; and

     o 1,210,240 shares of our common stock at the price of $5.00 per share until April 28, 2001 and thereafter at the price of $6.00 per share until April 28, 2002.

We have registered up to an additional 3,000,000 shares of common stock reserved for issuance upon exercise of options under our incentive stock option plan. We have granted options as follows:

     o On October 14, 1999, we granted options to acquire up to 812,500 shares of our common stock at the price of $3.20 per share to directors, officers, employees, and consultants, of which 762,500 options were granted under the plan and of which 788,000 remain outstanding.

     o On January 18, 2000, we granted options to acquire up to 102,500 shares of our common stock at the price of $5.00 per share to officers and employees, all of which options were granted under the plan and of which 22,500 remain outstanding.

     o On February 29, 2000, we granted options to one officer to acquire 75,000 shares of our common stock at the price of $6.756 per share, and 30,000 shares of our common stock at the price of $8.00 per share, all of which options were granted under the plan and remain outstanding.

     o On May 15, 2000, we granted options to one officer to acquire 50,000 shares of our common stock at the price of $7.15 per share, all of which options were granted under the plan and remain outstanding.

     o On May 16, 2000, we granted options to two officers and five employees of our subsidiary to acquire 115,000 shares of our common stock at the price of $6.525 per share, all of which options were granted under the plan and of which 100,000 remain outstanding.

     o On July 26, 2000, we granted options to one officer and one employee to acquire 112,000 shares of our common stock at the price of $8.66 per share, which options were granted under the plan and remain outstanding.

     o On July 31, 2000, we granted an option to one officer to acquire 120,000 shares of our common stock at the price of $7.00 per share, which option was granted under the plan and remains outstanding.

     o On August 1, 2000, we granted options to two employees of our subsidiary to acquire 75,000 shares of our common stock at the price of $7.00 per share, which options were granted under the plan and remain outstanding.

Upon exercise of stock options, the shares will be eligible for sale in the public market from time to time.

Holders of warrants and options are likely to exercise them even though we might be able to obtain additional capital on terms more favorable than those provided by the warrants and options. Further, while our warrants and options are outstanding, our ability to obtain additional financing on favorable terms may be adversely affected.


Existing shareholders will be able to exercise control of our common stock and may make decisions that are not in the best interests of all shareholders

Insider control of a large amount of our common stock could have an adverse effect on the market price of our common stock. As of October 13, 2000, our executive officers and directors (and their affiliates) as a group beneficially own or control 6,987,615 shares on a fully diluted basis or approximately 32.26% of our common stock. See "Principal and Selling Stockholders." Of that amount, Abdul Ladha, our Chief Executive Officer and Chairman of the Board, beneficially owns 6,093,750 shares, or 28.80% of our Common Stock, through the Ladha (1999) Family Trust, of which Mr. Ladha is a beneficiary. Although they are under no obligation to do so, if our executive officers and directors (and their affiliates) were to vote together, they would have the ability to control the election of our Board of Directors and the outcome of corporate actions requiring shareholder approval, including mergers and other changes of corporate control, going private transactions, and other extraordinary transactions. This concentration of ownership may have the effect of delaying or preventing a change of control of Ableauctions.com, even if this change of control would benefit shareholders.

Our stock price may experience extreme price and volume fluctuations, and investors in our stock may not be able to resell their shares at favorable prices

Due to fluctuations in the market price of our common stock, you may be unable to resell your shares at favorable prices. The market price of our common stock has fluctuated in the past and is likely to continue to be highly volatile. In addition, the stock market in general and the market prices of shares of e-commerce companies in particular have been extremely volatile and have experienced fluctuations that have often been unrelated or disproportionate to the operating performances of such companies. The market price of our common stock could continue to be highly volatile in response to many factors, some of which are largely beyond our control. These factors include:

     o    quarterly variations in our results of operations;

     o    adverse business developments;

     o    changes in financial estimates by securities analysts;

     o investor perception of us and online direct marketing services in general; and

     o    announcements by our competitors of new products and services.


                                 CAPITALIZATION

The following table sets forth Ableauctions.com's total capitalization as of June 30, 2000. This table should be read in conjunction with our historical consolidated financial statements and the related notes included elsewhere in this prospectus.

                                                                                        June 30, 2000
                                                                                        -------------
Long-term obligations, less current portion ........................................      $1,042,273
Stockholder's equity:...............................................................
Common stock, par value $0.001 per share; 62,500,000 shares authorized;                       20,874
20,874,579 issued(1) (actual) ......................................................
Additional paid-in capital..........................................................      16,185,277
Cumulative foreign exchange adjustment..............................................         (14,165)
Accumulated deficit.................................................................      (4,074,870)
Total stockholders' equity..........................................................      12,117,116
Total capitalization................................................................     $13,159,389
--------------

(1) Excludes 1,105,000 shares of common stock issuable upon the exercise of options then outstanding with a weighted average exercise price of $4.17 per share, and 2,907,269 shares of common stock issuable upon exercise of warrants then outstanding with a weighted average exercise price of $5.23 per share. See "Executive Compensation - Stock Option Plan" and notes 8 and 13 to Ableauctions.com's financial statements included elsewhere in this prospectus.


                           PRICE RANGE OF COMMON STOCK

Our common stock commenced trading on the American Stock Exchange on June 29, 2000 under the symbol "AAC." Prior to June 29, 2000, our common stock was quoted on the NASD Over-the-Counter Bulletin Board from July 21, 1999, to June 28, 2000, under the symbol "ABLC." The following table shows the high and low closing sale prices for our common stock as reported on the AMEX and the NASD OTCBB for the periods indicated.

                             AMERICAN STOCK EXCHANGE
--------------------------------------------------------------------------
                           Period                    High ($)     Low ($)
--------------------------------------------------------------------------
June 29, 2000 thru September 30, 2000                 9.50        3.625

                                   NASD OTCBB
--------------------------------------------------------------------------
                           Period                   High ($)     Low ($)
--------------------------------------------------------------------------
Year Ended December 31, 2000
     First Quarter                                   9.875        4.4688
     Second Quarter (through June 28, 2000)          7.875         5.50

Year Ending December 31, 1999
     Third Quarter (from July 21, 1999)               4.00         1.00
     Fourth Quarter                                   5.00        1.5625


On October 13, 2000, the last reported sale price of our common stock on the AMEX was $3.625 per share. As of October 13, 2000, there were approximately 47 holders of record of our common stock and 20,976,661 shares of our common stock outstanding. There is currently only a very limited trading market for our common stock. We cannot assure you that a substantial trading market will develop (or be sustained, if developed) for our shares or that you will be able to resell your shares or otherwise liquidate your investment without considerable delay, if at all.


                                 DIVIDEND POLICY

We have never declared or paid any dividends on our common stock and do not anticipate doing so in the foreseeable future. We currently intend to retain our future earnings for use in operations and expansion of our business.

                      SELECTED CONSOLIDATED FINANCIAL DATA

The selected financial data presented below for the years ended December 31, 1999 and 1998 are derived from Ableauctions.com's consolidated financial statements included elsewhere in this prospectus that have been audited by Davidson & Company, independent auditors. The selected financial data presented below for the six month periods ended June 30, 2000 and 1999 are derived from Ableauctions.com's consolidated financial statements that have been reviewed by Davidson & Company, independent auditors. You should read the data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes thereto included elsewhere in this prospectus.

                                                               Six Months    Six Months     Year Ended     Year Ended
                                                                 Ended         Ended         December       December
                                                                June 30,      June 30,       31, 1999        31, 1998
                                                                  2000          1999
                                                                       (unaudited)
                                                              ---------------------------------------------------------
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
Revenue.....................................................   $4,450,405   $      Nil    $   898,450     $      Nil
Total costs and expenses....................................    7,186,337      145,349      2,256,246            944
Net (loss)..................................................   (2,728,184)    (145,349)    (1,339,492)          (944)
Net (loss) per share........................................        (0.14)       (0.01)         (0.10)             -
Weighted average number of common shares outstanding........   19,096,349   10,607,735     13,228,082      6,250,000



                                       11

                                                                 As of          As of          As of         As of
                                                                June 30,       June 30,     December 31,    December
                                                                  2000          1999           1999         31, 1998
                                                                     (unaudited)
                                                            -----------------------------------------------------------
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents.................................     $3,885,762   $      Nil    $        --     $      Nil
Working capital (deficiency)..............................      5,479,746       (1,293)       489,207           (944)
Total assets..............................................     13,601,153          Nil      2,761,799            Nil
Total liabilities.........................................      1,484,037        1,293        338,622            944
Shareholders' equity......................................     12,117,116       (1,293)     2,423,177           (944)

                       CONSOLIDATED RESULTS OF OPERATIONS

The following table sets forth, for the periods indicated, certain items reflected in our consolidated statement of operations expressed as a percentage of revenue.

                                                                   Six Months    Six Months   Year Ended   Year Ended
                                                                     Ended         Ended       December     December
                                                                    June 30,      June 30,     31, 1999     31, 1998
                                                                      2000          1999
                                                                         (unaudited)
                                                                 ----------------------------------------------------
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
Revenue:
  Auction service fees......................................         12.3%          Nil          7.6%          Nil
  Auction product sales.....................................         87.7%          Nil          92.4%         Nil

Direct costs................................................         78.4%          Nil          64.8%         Nil
Gross profit................................................         21.6%          Nil          35.2%         Nil
Operating expenses:
  Research and development..................................          9.9%          Nil          58.6%         Nil
  Sales and marketing.......................................         16.2%          Nil          57.8%         Nil
  General and administrative................................         50.9%          Nil          46.74%        Nil
  Amortization of intangible assets.........................          0.8%          Nil          1.33%         Nil

Operating income (loss).....................................        (61.5%)         Nil        (151.1%)        Nil
Other income................................................          0.2%          Nil          2.01%         Nil
Income (loss) before provision for income taxes.............        (61.3%)         Nil         (149.08%)      Nil
Provision for income taxes..................................          Nil%          Nil          Nil%          Nil
Net income (loss) for the year..............................        (61.3%)         Nil        (149.08%)       Nil


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis in conjunction with the financial statements and notes thereto appearing elsewhere in this prospectus.

The information contained in this Management's Discussion and Analysis contains "forward looking statements." Actual results may materially differ from those projected in the forward looking statements as a result of certain risks and uncertainties set out in this prospectus. See "Note Regarding Forward Looking Statements."

Although   management  believes  that  the  assumptions  made  and  expectations reflected in the forward looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual future results will not be different from the expectations expressed in this prospectus.

Our actual results could differ materially from the results projected in the forward-looking statements as a result of our ability to:

     o    achieve the objectives of our business strategy;

     o    accelerate or defer operating expenses;

     o    achieve revenue from our operations; and

     o    hire new personnel,

and other factors set forth under "Risk Factors" in this prospectus.

Our financial statements have been prepared in accordance with United States generally accepted accounting principles.


Overview

We were incorporated in the State of Florida on September 30, 1996 under the name "J.B. Financial Services, Inc." We changed our name to "Ableauctions.com, Inc." on July 15, 1999.

On August 24, 1999, we acquired all of the issued and outstanding shares of Able Auctions (1991) Ltd. pursuant to a share purchase agreement with Dexton Technologies Corporation, the sole shareholder of Able Auctions (1991) at that time. See "Acquisitions - Our Acquisition of Able Auctions (1991)."

On our acquisition of Able Auctions (1991), we acquired all of the assets and the auction business of Able Auctions (1991). We also undertook the process of designing, building and testing an Internet based e-commerce web site to broadcast auctions over the Internet. We launched our web site for public viewing in December 1999, and conducted our first live broadcast of an auction on our web site in January 2000.

We are an early stage company and our principal activities have been the acquisition of:

     o    the shares of Able Auctions (1991) Ltd.;

     o the business assets and employees of Ross Auctioneers & Appraisers Ltd., of Surrey, British Columbia, Canada;

     o the business assets and employees of Falcon Trading, Inc., of Redmond, Washington;

     o the business assets of Mesler's Auction House LLC, of Scottsdale, Arizona, including our head office and flagship auction facility;

     o the assets of Auctions West Sales Corporation, of Vancouver, British Columbia;

     o the shares of Ehli's Commercial/Industrial Auctions, Inc., of Tacoma, Washington; and

     o the shares of Johnston's Surplus Office Systems Ltd., of Vancouver, British Columbia.

Before these acquisitions, we were a shell company with no material revenues, expenses, assets or liabilities.

Our Results of Operations

The following discussion of our results of operations should be read in conjunction with our audited financial statements and the related notes included in this prospectus. Able Auctions (1991) Ltd.'s results of operations prior to our acquisition of Able Auctions (1991) on August 24, 1999 are not included in our consolidated financial statements.


Six Month Period Ended June 30, 2000, Compared to the Fiscal Year Ended June 30, 1999

Revenues. During the six month period ended June 30, 2000, we had revenues of $4,450,405, including $3,904,153 from the sale of goods and $546,252 from commissions generated from the sale of consigned merchandise. We anticipate that revenues will increase during the third quarter of 2000, as a result of realizing a full quarter of revenues from the operations of Ehli's Commercial/Industrial Auctions, Inc. and Auctions West, and of our recent acquisition of Johnston's Surplus Office Systems Ltd., which occurred in July 2000.

Sales of goods consisted of 87.7% of our revenues. We anticipate that revenues from the sales of goods will increase as a percentage of revenues, as we plan to conduct a greater number of auctions using inventory we purchase in buy-out situations, which generally result in higher gross profit margins.

Operating Expenses. Our operating expenses continue to reflect start up costs associated with our business, our acquisition, growth strategy and the start up and maintenance costs relating to our Web business. Operating expenses were $3,698,419 for the six month period ended June 30, 2000.

Personnel and consulting expenses related to salaries and benefits ($860,743), consulting fees ($338,764), management fees ($20,264) and stock based compensation ($17,033) accounted for $1,236,804 or 33.44% of our operating expenses for the six month period ended June 30, 2000. We anticipate that such personnel and consulting expenses will increase as (i) we hire additional personnel for the auction houses we have or plan to acquire, (ii) we expand our operations and (iii) we increase the frequency and number of auctions that we conduct. As we have only recently completed the acquisitions of Ehli's Commercial/Industrial Auctions, Inc., Auctions West and Johnston's Surplus Office Systems Ltd., we anticipate that personnel and consulting expenses as a percentage of operating expenses may increase until we are able to determine the efficient level of staffing for these auction houses.

During for the six month period ended June 30, 2000, advertising and promotion expenses of $344,652 consisted of 9.32% of our operating expenses. We anticipate promotion expenses will increase during the third and fourth quarters of 2000 as we increase promotional and marketing efforts to promote our auction houses and the number of auctions will increase.

General overhead expenses related to rent and utilities ($415,062), telephone ($105,502), travel ($276,563), repairs and maintenance ($64,571), automotive ($23,362), insurance ($33,051) and office expenses ($174,411) totalled $1,092,522 or 29.54% of our total operating expenses during the six month period ended June 30, 2000. We anticipate that overhead as a percentage of operating expenses and total revenue will decrease in future periods beginning in 2001 as we achieve certain economies from our operations. The overall level of general overhead expenses in dollars is expected to increase as we expand our operations.

Professional fees of $224,044 during the six month period ended June 30, 2000, consisted of legal and accounting expenses related to completing our Securities Exchange Act of 1934 reports, professional fees associated with the preparation of our listing application for the American Stock Exchange and professional fees associated with our acquisitions and financings. Professional fees are expected to remain steady in the third quarter ending September 30, 2000.

Depreciation and amortization expense was $271,338 for the six month period ended June 30, 2000.

Gross Profit. Cost of goods sold were $3,487,918 for the six month period ended June 30, 2000. Gross profits were $962,487 or 21.63%. We believe that gross profits will increase in the third quarter ending September 30, 2000, as we anticipate that our revenues will increase and we intend to conduct auctions of inventory buy outs, which typically result in higher gross profit margins.

Net Loss. We had a net loss of $2,728,184 or $0.14 per share for the six month period ended June 30, 2000. The net loss is attributable to costs associated with our growth, start-up costs and the costs of developing our business and technologies.

We anticipate net operating losses to increase for the foreseeable future as a result of our planned efforts to expand and diversify our auction business in addition to anticipated development costs related to our web site. We also expect costs related to consulting and management fees, salaries, rent, marketing and promotion, and general overhead to increase during 2000.

In addition, we anticipate that our general and administrative expenses may also significantly increase as a result of the growth in our research, development, testing and business development programs. The actual levels of research and development, administrative and general corporate expenditures are dependent on the cash resources available to us.

Year Ended December 31, 1999, Compared to the Year Ended December 31, 1998

We acquired our wholly-owned Canadian subsidiary, Able Auctions (1991), on August 24, 1999. During the year ended December 31, 1999, we had revenues of $898,450 attributable to the business operations of Able Auctions (1991) during the period from August 24, 1999 to December 31, 1999. Our operating expenses during 1999 were $1,673,900, including accounting and legal fees of $76,057 incurred primarily in connection with our filing of a registration statement on Form 10-SB and the acquisition of Able Auctions (1991); advertising and promotion expenses of $119,004 for promoting our auction business and web site; depreciation and amortization expenses of $195,288; investor relations and corporate development expenses of $400,731 related to our financing efforts; and salaries and management fees of $549,048. Our net losses for the period were $1,339,492 or $0.10 per share. During the year ended December 31, 1998, we were a shell company with no revenues from operations, $944 in expenses, and a net operating loss of $944.

We anticipate net operating losses to increase for the foreseeable future as a result of our planned efforts to expand and diversify our auction business and anticipated development costs related to our web site. We anticipate costs related to consulting and management fees, salaries, rent, marketing and promotion, and general overhead to increase during 2000.

In addition, we anticipate that our general and administrative expenses will also significantly increase as a result of the growth in our research, development, testing and business development programs. The actual levels of research and development, administrative and general corporate expenditures are dependent on the cash resources available to us.


Liquidity and Capital Resources

Our working capital position at June 30, 2000 was $5,479,746. We had cash and cash equivalents of $3,885,762; accounts receivables of $533,690; inventory of $1,271,198; and prepaid expenses of $230,860 at June 30, 2000. We anticipate that trade accounts receivables and inventory may increase during the third and fourth quarters of 2000 as we increase the number and frequency of our auctions and as we expand our business operations. Cash flow for operating activities required $3,492,268 during the six month period ended June 30, 2000. We anticipate that we will continue to use cash for operating activities of approximately $600,000 per month through the remainder of 2000. This amount may increase if we complete additional acquisitions during the third and fourth quarters of 2000, and may continue to increase until we are able to generate positive cash flow from our business.

Cash flow for investing activities required $2,713,194, relating primarily to the cash component of our acquisition of Mesler's in Arizona that included an acquisition of a large building. Cash flow for investing is expected to increase in the last half of 2000 and the first half of 2001 as a result of our planned acquisitions of addition auction and liquidation businesses.

Net cash flow from financing activities were $10,126,530 from a private placement of 2,210,240 units at $5 per unit, after deducting finance fees.

Our total operating and capital budget for the second half of the year ending December 31, 2000 is approximately $12 million, to be used primarily for working capital and for expenses related to the acquisition of new auction facilities, expansion of our inventories, continually developing and upgrading our technologies, launching a marketing campaign in the United States and Canada, and purchasing additional servers and operating systems. Currently revenues from operations are not sufficient to meet our cash requirements. We anticipate we will use cash of $4 million during the six month period ending December 31, 2000. We anticipate we will generate sufficient revenues from our operations to meet our working capital requirements by the end of 2001.

Our acquisition strategy is to acquire additional auction and liquidation operations during the first half of 2001, subject to our ability to raise additional financing of approximately $8 million. We have no commitments from investors to provide this financing and we cannot assure that such financing will be available on acceptable terms, if at all.


Outlook

We have entered a period of rapid expansion and growth. In their independent auditor's report dated March 24, 2000, Davidson & Company, expressed doubt about our ability to continue as a going concern due to our lack of working capital for our planned business activities. In February 2000, we successfully raised $5 million and a further $6 million in April 2000 for net proceeds of $10.1 million. We have planned three additional acquisitions of auction and liquidation businesses, which we anticipate will close during the first half of 2001, subject to our ability to raise an additional $8 million and to complete definitive agreements on acceptable terms. If we are unable to complete the required financing, we may abandon our plans to complete the acquisitions and concentrate our resources on our existing operations. We anticipate that our working capital is sufficient to fund our capital requirements through December 31, 2001.

We intend to meet our cash requirements through revenues generated from our operations and private or public placements of our equity or debt. We are currently seeking such financing by presenting our business plan to merchant and investment banks, fund managers and investment advisors. We cannot assure you that we will successfully raise any additional financing on acceptable terms, if at all, and our failure to meet our cash requirements will force us to abandon some of our plans of operation, sell some of our assets or certain business operations or liquidate our business, all of which will have a material adverse effect on our business and results of operations.

We cannot assure you that our actual expenditures for this period will not exceed our estimated operating and capital budget. Actual expenditures will depend on a number of factors, some of which are beyond our control, including, among other things, timing of our web site launch, the revenues from our auction operations, the success of our geographical expansion, the availability of financing on acceptable terms, reliability of the assumptions of management in estimating cost and timing, costs related to the development of our web site and technologies, economic conditions and competitive factors in the auction industry. See "Plan of Operation" and "Summary of Operating and Capital Budget."


Recent Financing

Our business activities and operations have been funded to date through issuance of shares of our common stock in the following transactions:

Summary of Transactions
----------------------------------------------------------------------------------------------------------------
                                                                               Number of          Total Price Of
                                                                                 Shares             Shares ($)
                                                                             -----------------------------------
Balance as of August 26, 1998                                                  6,250,000                5,000
Issued for consulting and professional services                                9,062,500              145,000
Issued in consideration for the shares of Able Auctions (1991) Ltd.
Ltd.                                                                           1,843,444               73,738
Issued for cash at $3.20 per share(1)                                          1,094,057            3,500,980
Issued as consideration for the assets of Ross Auctioneers &
Appraisers Ltd.                                                                   60,000              168,000
Issued for cash at $5.00 per share(2)                                          1,000,000            5,000,000
Issued as consideration for the assets of Falcon Trading, Inc.                    53,405              360,804
Issued as partial consideration for the assets of Mesler's Auction
House of Scottsdale, LLC(3)                                                       30,625              245,000
Issued as partial consideration for certain assets of C&C Capital
Investment, Inc.                                                                 155,486            1,243,889
Issued as consideration for intellectual property rights from Simon
Fraser University                                                                  4,822               34,477
Issued for cash at $5.00 per share(4)                                          1,210,240            6,051,200
Issued as consideration for the assets of Auctions West Sales
Corporation                                                                       10,000               70,000
Issued for cash at $5.00 per share(5)                                             60,000              300,000
Issued as partial consideration for the shares of Ehli's
Commercial/Industrial Auctions, Inc.                                              50,000              350,000
Issued for cash at $3.20 per share(5)                                             17,000               54,400


Summary of Transactions
----------------------------------------------------------------------------------------------------------------
                                                                               Number of          Total Price Of
                                                                                 Shares             Shares ($)
                                                                             -----------------------------------

Issues as partial consideration for shares of Johnston's Surplus                  68,182              513,410
Office Systems Ltd.

Issued as partial consideration for the shares of Warex Supply Ltd.                6,900               55,200
                                                                             ==================================
TOTAL                                                                         20,976,661(6)        18,171,098
                                                                             ==================================
----------------------

(1) We issued units consisting of one common share and one-half of a common share purchase warrant. Each full warrant is exercisable to acquire an additional common share at $3.20 until August 24, 2000 and at $4.00 until August 24, 2001.
(2) We issued units consisting of one common share and one common share purchase warrant. Each warrant is exercisable to acquire an additional common share at $5.00 until February 25, 2001 and at $6.00 until February 25, 2002.
(3) We also issued a common share purchase warrant entitling Mesler's to purchase 150,000 common shares at $8.00 per share until March 20, 2001.
(4) We issued units consisting of one common share and one common share purchase warrant. Each warrant is exercisable to acquire an additional common share at $5.00 until April 28, 2001 and at $6.00 until April 28, 2002.
(5)  Common shares issued on the exercise of outstanding stock options.
(6)  As at October 13, 2000.


Year 2000 Compliance

As of June 30, 2000, we had not incurred any material cost directly associated with our year 2000 compliance efforts, except for compensation expense associated with our salaried employees who have devoted some of their time to our year 2000 assessment and remediation efforts. We do not expect the total cost of year 2000 issues to be material to our business, financial condition and operating results.

As of June 30, 2000, we had not encountered any material year 2000 problems with the hardware and software systems used in our operations. In addition, none of our critical venders have reported any material year 2000 problems nor have we experienced any decline in service levels from such venders.

We expect to continue to monitor internal and external issues related to year 2000. While no material problems have been discovered, we cannot assure you that material problems will not materialize in the future.


Recent Accounting Pronouncements

In December 1999, the SEC released Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements," which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. Subsequently, the SEC released SAB 101A, which delayed the implementation date of SAB 101 for registrants with fiscal years that begin between December 16, 1999 and March 15, 2000 to the second quarter of their fiscal year. We elected to implement SAB No. 101 in the second quarter of 2000.

In June 1998, Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" was issued. We are required to adopt this statement in fiscal 2001. Because we do not currently use any derivative instruments, we do not anticipate that the adoption of the new statement will have a significant effect on our business or operating results.

In December 1998, the American Institute of Certified Public Accountants issued SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions." SOP 98-9 amends SOP 97-2 and SOP

98-4 extending the deferral of the application of certain provisions of SOP 97-2 as amended by SOP 98-4 through fiscal years beginning on or before March 15, 1999. All other provisions of SOP 98-9 are effective for transactions entered into in fiscal years beginning after March 15, 1999. We have adopted SOP 98-9 and it did not have a material effect on our operating results or financial position.


           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Our financial results are quantified in U.S. dollars and a majority of our obligations and expenditures with respect to our operations are incurred in U.S. dollars. A majority of our revenues are derived from the business operations of our wholly-owned subsidiary, Able Auctions (1991) Ltd., whose primary business operations are conducted in British Columbia, Canada and in Canadian dollars. Although we do not believe we currently have any materially significant market risks relating to our operations resulting from foreign exchange rates, if we enter into financing or other business arrangements denominated in currency other than the U.S. dollar or the Canadian dollar, variations in the exchange rate may give rise to foreign exchange gains or losses that may be significant.

We currently have no material long-term debt obligations. We do not use financial instruments for trading purposes and we are not a party to any leverage derivatives. In the event we experience substantial growth in the future, our business and results of operations may be materially effected by changes in interest rates and certain other credit risk associated with its operations.


                                    BUSINESS

Overview

We are a Florida corporation engaged in the business of auctioning a broad range of merchandise and equipment through our "brick-and-mortar" auction houses, over the Internet and by broadcasting some of our live auctions on our web site at www.ableauctions.com.

We operate our business  through our  wholly-owned  subsidiaries,  Able Auctions
(1991) Ltd., Johnston's Surplus Office Systems Ltd., Jarvis Industries Ltd., and Warex Supply Ltd. in Canada and Ableauctions.com (Washington), Inc., Ehli's Commercial/Industrial Auctions, Inc., and Surplus Office Systems, L.L.C. in the United States. We acquired Able Auctions (1991) on August 24, 1999, Ehli's Auctions on May 16, 2000, Surplus Office Systems on July 26, 2000, and Jarvis Industries Ltd. and Warex Supply Ltd. on July 31, 2000. We incorporated Ableauctions.com (Washington) on February 29, 2000. We are an early stage company with a limited operating history. Before our acquisition of Able Auctions (1991), we were a shell company with no material revenues, expenses, assets, or liabilities. Able Auctions (1991) has operated auctions in the Lower Mainland of British Columbia, Canada since 1991.

We auction merchandise and equipment from a variety of industries including: antique, automotive, bakery, broadcasting, chemical, construction, dairy, electronics, energy, food processing, foundry, furniture, high-technology, machine tool, metal fabrication, office, paper, pharmaceutical, plastic, printing, restaurant, textile, and others. Our auctions are open to the public. Our typical auction draws approximately 500 bidders in person and offers on average approximately 1,200 items or lots of merchandise and equipment for auction. Bidders are generally businesses and commercial purchasers. In auctions that we broadcast, our physical "brick-and-mortar" auction audiences are integrated with our Web-based online auction audiences, and our online customers are able to bid on and buy merchandise at our live auctions. We generally earn gross profit margins ranging from 20% to 55% on the sale of goods at our physical auctions. We cannot assure you that we will attain any particular level of gross profit margins or that we will achieve profitability.

During our fiscal year ended December 31, 1999, we had revenues of $898,450 and a consolidated operating loss of $1,339,492. During the six-month period ended June 30, 2000, we had revenues of $4,450,405 and a consolidated operating loss of $2,728,184. These losses resulted from our efforts to develop technologies and to implement our plan to broadcast live auctions over the Internet and increased operating and administrative expenses associated with the expansion of our business. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

We broadcast our first live auction on our web site in January, 2000. We currently broadcast approximately 20% of our auctions over the Internet. We are in the process of refining the technologies related to broadcasting live auctions on our web site. Visitors to our web site can also purchase items from our Retail Store at fixed prices and bid on items in our Silent Auction, like similar internet based auctions.

We believe that we can increase the gross revenues and profitability of our existing auction operations by expanding the scope of our auction audience through the capabilities of the Internet. Our strategy is to expand our auction business by acquiring other existing brick-and-mortar auction companies. In October 1999, we hired all of the employees and acquired the assets of Ross Auctioneers, a small regional auction company located in Surrey, British Columbia, Canada. In February 2000, we acquired the assets of Falcon Trading, another small regional auction company located in Redmond, Washington, and hired Harlan Moore, the founder and sole principal of Falcon Trading. In March 2000, we acquired the assets of Mesler's Auction House, an auction house located in Scottsdale, Arizona. We also acquired related real estate and a 50,000 square foot building from an affiliate of Mesler's. In May 2000, we acquired the assets of Auctions West Sales Corporation, a liquidator of the assets of bankrupt persons or businesses located in Vancouver, British Columbia, Canada. Also in May 2000, we acquired all of the issued shares of Ehli's Commercial/Industrial Auctions, Inc., an auction house located in Tacoma, Washington. In July 2000, we acquired Johnston's Surplus Office Supplies Ltd., located in Vancouver, British Columbia. See "Acquisitions."

We have signed letters of intent to acquire two additional auction and liquidation operations for approximately $4,500,000. These prospective acquisitions are located in the states of Iowa and Washington, and are subject to our completion of due diligence, execution of a definitive agreement and our obtaining approximately $8 million in additional financing. We anticipate we will complete these acquisitions in the first half of 2001, subject to obtaining financing on acceptable terms. We have not publicly announced the names of these potential acquisition candidates.

We currently have limited revenues from our operations. We do not believe our past results of operations will be representative of our future operations for the following reasons:

     o We have entered into letters of intent to acquire three additional auction and liquidation companies, subject to due diligence and our obtaining additional financing;

     o We may increase our operating expenses to broaden our geographic market by acquiring additional auction houses, which will require us to finance these acquisitions through the issuance of debt, equity, or a combination of both;

     o We have begun to implement an Internet strategy, which will require us to dedicate a significant amount of our resources to developing the technologies and systems to expand our web site capabilities;

     o We intend to incur significant marketing costs to market our auction houses and our web site;

     o We anticipate that our management and administrative costs will increase as we integrate our brick-and-mortar operations with our web site and our operations with the auction houses that we acquire;

     o We anticipate that we will incur increased inventory costs as we expand our auction business; and

     o We may incur unforeseen costs related to implementing a new business strategy that differs significantly from our operations in the past.

See "Our Business Strategy." To the extent such increases in expenses are not followed by increased revenues, which are sufficient to cover such costs, our business and results of operations will be adversely affected. We believe that period-to-period comparisons of our financial condition are not necessarily meaningful, and you should not rely on them as an indication of future performance.

We anticipate that we will incur substantial losses for the foreseeable future because of increased costs related to implementing our business strategy. We estimate that we will require additional financing of at least $8 million to complete our plan acquisitions in the first half of 2001, and to fully implement our business plan and to effectively market our web site and business in the United States and Canada. See "Note Regarding Forward Looking Statements." Our financial statements were prepared assuming that we will continue as a going concern. In their independent auditor's report dated March 23, 2000, Davidson & Company expressed doubt about our ability to continue as a going concern due to our lack of working capital for our planned business activities. On April 28, 2000, we completed a private placement of 1,210,240 units at a price of $5.00 per unit for gross proceeds of

$6,051,200. Each unit consisted of one share of common stock and one non-transferable share purchase warrant. Each warrant entitles the holder to purchase one additional share at the price of $5.00 until April 28, 2001 and at the price of $6.00 until April 28, 2002. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." If we are unable to raise additional financing, we anticipate we will not complete any acquisitions in the first half of 2001 and that our current working capital will be sufficient to fund our operations through December 31, 2001. After that time, we may need additional financing to continue as a going concern.

Our ability to complete our planned acquisitions and to fully implement our business strategy will depend on our ability to raise future financing. Factors that will affect our ability to raise financing may include, among other things:

     o    the revenues and profits generated from our operations;

     o our ability to identify and acquire additional auction houses or to enter into arrangements with brick-and-mortar auction houses to broadcast auctions on our web site on acceptable terms;

     o the market acceptance of our Ableauctions.com web site by buyers of auction merchandise;

     o    traffic on our web site and purchases made through our web site;

     o our ability to obtain merchandise and consignments of merchandise for our auctions; and

     o the success of our silent auctions, charity auctions, and specialty web site stores.

We are currently seeking financing by presenting our business plan to merchant and investment banks, fund managers, and investment advisors. We cannot assure you that we will successfully complete any additional private placements or that we will obtain additional financing to implement our business plans on acceptable terms, if at all. Our inability to raise financing will have a material adverse affect on our business and results of operations.


Industry Background

The Commercial Auction Industry

According to the National Auctioneers Association (NAA) and MasestroSoft, the commercial auction market in the United States is estimated to be a $267.5 billion business. The NAA estimates that more than 600,000 commercial auctions and more than 350,000 charity auctions are performed annually by more than 12,000 licensed auctioneers.

Based on our discussions with operators of auction houses and our experience in the industry, we believe that most brick-and-mortar based auctions are regional, owner operated businesses. Each auction house must make significant investments in real estate, personnel, inventory, and marketing for each location. Most traditional auction houses obtain their inventory locally and must contend with the logistical problems of matching supplies of available merchandise to unpredictable demand.


The Internet Auction Industry

The Internet has become an increasingly significant global interactive medium for communications, information, and commerce. Use of the Internet has grown over the past 3 years. According to Deloitte Consulting, approximately 50% of U.S. households own a personal computer and there were 414,000 active commercial web sites at the beginning of 1998, more than double that of a year earlier. Deloitte Consulting estimates that there will be 1.6 million web sites by 2002. According to ActiveMedia, Internet e-commerce revenues were approximately $2.7 billion in 1996, and are expected to reach $1.3 trillion in 2003. ActiveMedia expects Internet e-commerce growth rates in 1999 to be 150%, and 138% in 2000.

Online auctions are one of the fastest growing areas of electronic commerce. According to a January 1999 survey by Jupiter Communications, the number of people in the United States participating in online auctions will grow from 1.2 million in 1998 to 6.5 million in 2002. Jupiter Communications estimates that auction buyers are anticipated to represent 11% of the total online shopping population in 2002. Forrester Research estimated that the total value of online auctions would grow from $1.4 billion in 1998 to $19 billion in 2003.

Person-to-person auctions, like those of eBay.com, uBid.com, and Amazon.com, currently dominate the market; however, according to Jupiter Communications, business-to-consumer sales will comprise some 66% of total Internet auction sales, or approximately $13 billion, by 2003.

There are five models of online auctions:

     o Event-based live auctions: Bidders participate in live auctions transmitted over the Internet in real-time. Users register to qualify as bidders to participate before the time of the auction and bid for merchandise auctioned at physical auctions. Online bidders typically bid against bidders present at the physical auctions.

     o Business-to-consumer: Businesses or consumers bid on products that are listed on an auction's web site within a set time limit. The auctioned merchandise is sold to the highest bidder.

     o Consumer-to-consumer auctions: Sellers post merchandise on the web site in one of several categories. Hundreds of thousands of items, at all price ranges, are listed and bidders haggle directly with sellers to purchase the merchandise.

     o Specialty auctions: Sellers offer specific types of merchandise for auction on specialty online auctions that serve eclectic collectors or consumers interested in a special product niche.

     o Business-to-business: Businesses offer merchandise for auction to other business, including items for liquidation, salvaged merchandise, excess inventory, distressed inventory, and other items offered in large lots of several hundred items.


Our Business Strategy

Our business strategy is to expand the geographic scope of our business through the following growth and expansion strategies:


     o Increasing the geographic reach and auction revenues of our existing auction business by broadcasting our auctions live on our web site;

     o Expanding our auction business and operations by acquiring existing brick-and-mortar auction houses in strategic geographic locations throughout North America;

     o Building an Internet e-commerce site for live auctions by broadcasting our auctions live and entering into strategic relationships with other brick-and-mortar auction houses to broadcast their auctions live on our web site on a transaction fee basis; and

     o Generating revenues from silent auctions, charity auctions, and specialty e-commerce stores on our web site.


We have recently acquired six additional auction houses in British Columbia, Washington, and Arizona. See "Acquisitions." We have plans to acquire two additional auction companies during the fourth quarter 2000. We have also identified prospective targets in Seattle, Toronto, and the United Kingdom and are in the process of researching possible targets in the San Francisco Bay Area.

We  have  established  the  following   general  criteria  for  our  acquisition
candidates:

     o    Licensed owner-operated business

     o    Minimum $2 million in sales

     o    Profitable

     o    5 year operating history

     o    2 or more auctions per month

We plan to link all of our physical auction sites through our Ableauctions.com web site. We anticipate that each venue will broadcast its auctions live on our web site, and as the volume of auctions increases, we expect to broadcast live auction on our Ableauctions.com web site daily. We believe each of our auction houses will benefit from our marketing programs and our internet strategy.

We cannot assure you that we will acquire any additional auction companies or that we will have sufficient financing to acquire and operate the auction houses we acquire, if any. We also cannot assure you that our marketing programs or Internet broadcasts of our live auctions will result in increased auction revenues.


Competition

We intend to compete in distinct markets:

     o    the industrial auction market;

     o    auto actions;

     o    antique auctions; and

     o    the online auction market.

We conduct our auctions on an unreserved basis with no minimum prices, resulting in each and every item being sold to the highest bidder on the day of the auction. Our policy is to prohibit consignees from bidding on the items they consign to us for auction. We attempt to differentiate our auction services from our competitors through our "no minimum price policy" and by selling merchandise without interference or competition from consignees.

We believe that our "no minimum price" policy coupled with broadcasting our auctions live on the Internet through our web site will result in a greater volume of consigned equipment and higher gross auction sales. Our business strategy is intended to allow us to become a leading real-time Internet auctioneer and to take advantage of efficiencies such as a consolidated marketing strategy, uniform auction services, and increased customer satisfaction.

We believe that the growth of the Internet has facilitated the development of solutions to some of the traditional problems we face in operating our auction business, including reaching potential buyers of merchandise and equipment in other geographic locations, increasing the size of bidding audiences for our auctions, reaching more potential consignees of merchandise, and automating our auction preview process. Our goal is to expand our operations by linking regional auction houses together through our web site. We believe this will allow us to generate a greater volume of traffic and interest to our web site and sales through our auctions.


Industrial/Commercial Auction Market

The used equipment market and the industrial equipment auction market are highly fragmented. We compete for potential purchasers of industrial equipment with other auction companies and with indirect competitors, such as equipment manufacturers, distributors, new or used equipment dealers, and equipment rental companies.

There are major competitors in the industrial/commercial auction market, including Michael Fox International, an international auctioneer of industrial equipment and real estate; Ritchie Bros. Auctioneers, an international auctioneer of industrial equipment; Maynard's Auctioneers, an auctioneer and liquidator of household items, antiques, and commercial goods; and several other independent auctioneers.

We believe that the principal competitive factors in the auction market are:

     o    reputation;

     o    customer service;

     o the ability to provide the customer with a variety of merchandise at an exceptional value, commission pricing, and structure; and

     o the ability to attract the bidders necessary to generate the best possible prices.

We intend to compete with a number of companies with substantially greater financial, technical, and human resources than us. Our competitors include large and small auction companies, dealers, and retailers, including discount retail stores, liquidation centers, and other retailers of new and previously owned merchandise.

Online Internet Auctions

We believe that the market leader in broadcasting live auctions over the Internet is Livebid.com. Livebid.com is a Seattle-based company that pioneered live, event-based auctions on the Internet. Amazon.com acquired Livebid.com in May 1999. Livebid.com also broadcasts sound live over the Internet when conducting its auctions.

Livebid.com uses real-time software technology that allows auction houses to broadcast their auctions live over the Internet and online bidders to bid on merchandise and participate in the live auctions. LiveBid.com enables bidders to review auction catalogues and place proxy bids before an event. Based on information posted on its web site, LiveBid.com earns revenues by charging transaction fees based on auction revenues.

In addition, Brilliant Digital Equipment, Inc. broadcasts live auctions over the Internet at www.theauctionchannel.com, and provides broadcast services to major auction houses like Christine's South Kensington, Phillips, Bonhams, Allsop & Co., Brooks, and Antiquorum. We do not believe that Brilliant Digital is currently broadcasting auctions from U.S. locations.

Additionally, several auctioneers have launched web sites that allow buyers to search for and bid on merchandise contained within the seller's inventory. In general, buyers search for and acquire merchandise by visiting the web site and dealing directly with the auction. Based on our review of our competitors' web sites, we believe that the inventory of most independent auctions is limited in size and selection.

The Internet auction industry is new, rapidly evolving, and intensely competitive, and we expect competition to intensify in the future. A variety of auction web sites are presently available on the Internet that are dedicated to facilitating person-to-person and business-to-person transactions on a bid-based format. These auction services allow sellers to post merchandise on their web sites and buyers to locate items and submit bids online. These services generally organize merchandise by categories and provide descriptions, pictures, or video clips of merchandise offered for sale.

Our silent auction will compete directly with online auction services such as Onsale, First Auction, Surplus Auction, uBid, eBay, Yahoo!, Onsale, Excite, Inc., Auction Universe, and a number of other auction based services. We potentially face competition from a number of large online communities and services that have expertise in developing online commerce and in facilitating online business-to-person interaction, including AOL, Lycos, Inc., and Microsoft Corporation.

We believe that the following features may allow us to differentiate our web site from the web sites of our competitors:

     o Live Broadcast. We broadcast live auctions from physical auction sites over the Internet in real time, which allow visitors to our web site to compete against bidders attending the live auction.

     o Quality Sound and Video. We are developing technology that will provide quality video and sound to visitors and that will allow bidders to respond immediately to the auctioneer's calls.

     o Commercial Goods. We intend to broadcast some live auctions that feature merchandise and equipment targeted at business or commercial buyers.

     o    Consumer Goods. We also intend to broadcast live auctions  targeted at
          consumers  featuring  merchandise  such  as  antiques,   collectibles,
          furniture, household items, and other consumer goods.

     o Retail Store. We will offer a retail store on our web site that will feature a variety of merchandise that visitors can purchase at set prices that we anticipate will be below retail prices.

     o Silent and Charity Auction. We anticipate that our web site will feature a silent auction and a charity auction that lists items for auction that will be sold to the highest bidder.

See "Description of Ableauctions.com Web Offerings." In addition to the features of our web site, we believe that our physical-based auction houses will allow us to promote our auctions over the Internet to potential bidders and consignees and will save potential bidders time and effort by allowing them to preview merchandise in advance of an auction using video and sound clips posted on our web site. We cannot assure you that we will successfully differentiate our web site from the web sites of our competitors or that our web site will attract visitors or bidders.

Our Auctions Operations

We conduct physical auctions from our auction houses located in British Columbia, and the states of Washington, California, and Arizona. The costs involved in conducting a typical auction include, among other things, the cost of catalogues, insurance, transportation, auction advertising, auction site rental fees, security, temporary personnel and expenses of certain additional auction-related accounting and shipping functions. In general, we charge purchasers a buyer's premium on auction purchases equal to 10% to 15% of the hammer price of the property and sellers a commission ranging from 5% to 25% of the hammer price.

Generally, we conduct approximately two auctions at each of our locations per month. We auction up to approximately 1,200 items or lots at each auction. We receive revenues from auction fees charged to consignees who consign merchandise to be sold and from buyer's premiums charged to purchasers of the merchandise. We also receive revenues from auctioning merchandise that we purchase and sell at our auctions. See "Sales of Our Inventory." In auctions of consigned goods, we received gross revenues from commissions and fees of approximately $80,000 from a typical auction during 1999 and $100,000 during the six month period ended June 30, 2000. The costs associated with conducting each auction averages approximately $45,000, including approximately $15,000 for expenses related to catalogue printing, insurance, transportation, advertising, auction site and storage rental, security, temporary personnel, shipping, and other expenses associated with conducting the auction.

Like most auctioneers, we do not provide any guarantee or warranty with respect to the property offered for sale at auction except as noted in our terms and conditions of sale for particular auctions. We generally auction each lot as described in our auction catalogue or on an "as is" basis.

After an auction, purchasers generally make their own arrangements to take possession of the auctioned property. We can also make available shipping services to forward the property to the buyer by mail freight forwarder, truck transport, or other delivery services for a cost. As agent of the consignor, we normally collect payment from the buyer for property purchased and remit to the consignor, on the settlement date, the consignor's portion of the buyer's payment, less consignor cash advances, if any, and commissions payable to us. We sometimes release property sold at auction to qualified buyers (primarily dealers) on credit before we receive payment. These qualified buyers generally have an account or line of credit (within established credit limits) with us and agree to make payment within 30 days. We extend credit only to buyers who have done business with us in the past and have an established credit standing with us.

Under the standard terms and conditions of our auction sales, we are not obligated to pay the consignor of the property if the purchase price for the property has not been paid by the buyer. In these instances, we will hold auctioned property until we receive payment from the buyer. If the buyer defaults on payment, we may cancel the sale and return the property to the owner, re-offer the property at another auction, or contact other bidders to negotiate a private sale.


Sales of Our Inventory

We sometimes offer potential consignors the option to sell their property to us for an amount determined by our expert appraisers. In an outright purchase, we establish a price that we are willing to pay for the property and, if the price is acceptable to the seller or if a price can be negotiated between us and the seller, we typically pay the purchase price in full and take possession of the property immediately. We will generally sell this property at auction with other property or, if the purchase is large, at an auction of the purchased property.

In auctions where we own the auction merchandise, we receive all of the proceeds from the sale of the merchandise and related commissions and fees. Our gross profit from sales of our own merchandise is approximately 35%. During 1999 we had revenues of $829,755 from the sale of our merchandise and $3,904,153 in the six month period ending June 30, 2000.

Unlike sales of consigned property at auction, when selling our own inventory we earn a profit or incur a loss on the sale of inventory to the extent the purchase price exceeds or is less than the purchase price we paid for the inventory. Generally, we provide for the sale of portions of our inventory at public auctions. Occasionally, we may sell inventory to a customer directly without placing the inventory for sale at auction. Our goal is to sell all our inventory as quickly and as efficiently as possible in order to achieve a high level of inventory turnover and maintain maximum liquidity.

We also generate revenues by purchasing merchandise from a variety of sources and re-selling it at our auctions. We purchase merchandise below normal wholesale prices as a result of liquidation, generally from bankruptcy or overproduction by manufacturers. In some cases, we purchase used equipment, such as office equipment from bankrupt companies, closing businesses, or merging companies. We normally average over 50% gross margin on sales, before fixed expenses, on the sale of liquidated merchandise.


Consignor Advances

Frequently, an owner consigning property to us will request a cash advance when the property is delivered to us and before its ultimate sale at auction or otherwise. The cash advance is in the form of a self-liquidating secured loan, using the consigned property as collateral. We are a secured party with respect to the collateral, hold a security interest in the collateral, and maintain possession of the collateral until it is sold.

The amount of cash that we advance generally does not exceed 50% of our estimated value of the property when sold at auction.


Ableauctions.com - Web Solution

Our web site is designed to integrate the traditional physical brick-and-mortar auction with electronic commerce by offering bidders with Internet access the ability to bid at our larger auctions. We believe our system will increase the size of our auction audiences, lower our overall transaction costs, and increase interest in our brick-and-mortar auction houses and events. Our Ableauctions.com web site is designed to make the online purchase of auction merchandise more convenient for consumers.

We are designing our web site to target both business and retail customers. Our goal is to offer visitors to our web site an extensive range of products and merchandise.

We intend to increase income from our operations in existing markets by holding larger and more frequently scheduled auctions. Our goal is to attract a larger number of consignors and bidders to our auctions. We also intend to enhance our corporate identity and establish a long-term presence in each geographic market we enter by establishing offices and physical facilities for our auctions.

We anticipate that our web site will be attractive to business purchasers looking for difficult-to-find equipment, fixtures, office equipment, furniture and similar merchandise. We believe that offering previews of our merchandise over the Internet will save our visitors time and increase the number of serious bidders participating in our auctions. In addition, our web site is anticipated to be attractive to consumers searching for merchandise such as jewelry, consumer electronics, tools, collectibles, cameras, and musical instruments. We do not intend to offer or auction firearms, adult materials, or other potentially illegal merchandise on our web site.

We launched our web site for public viewing in September 1999 and have refined our technology to broadcast live auctions over the Internet. We broadcasted our first live auction in January 2000. We currently broadcast 20% of our live auctions on the Internet. Our goal is to broadcast 80% of our auctions on the Internet by the fourth quarter of 2001. Visitors to our web site are able to bid on merchandise offered in our Silent Auctions and Charity Auctions and purchase merchandise from our Retail Store.


Description of Ableauctions.com Web Offerings

Live Auctions

Our live auction feature is designed to allow us to broadcast our auctions live by video over the Internet. Viewers will be able to conveniently preview items in advance from their home or office and bid on merchandise live as the auction is being conducted. We are in the process of developing technology that is designed to allow visitors to view a video clip (a 360(degree) view) of each item of merchandise and study items up to 8 hours before the start of an auction. Currently, we post auction previews that allow visitors to view pictures of certain merchandise prior to auctions. The users will also have the option to submit a bid on an item before it goes to auction.

Our live auctions typically draw an average of 500 people in person. With the Internet broadcast of the auctions, the number of people attending our auctions in person may only increase marginally, but we expect a number of virtual users to participate in the bidding through the Internet.

During the live auctions, virtual viewers are able to see the auction in progress and follow the lots of merchandise as they are being sold. A picture of each item of merchandise is posted and the current bid is posted, allowing Internet users to bid on merchandise while the auction is in progress. Bidders are able to bid simultaneously with those attending in person and update bids at their convenience. We post bids received from the Internet on large screen monitors. Unlike eBay, Bid.com, or other web sites, we offer every item on an unreserved basis, meaning there is no minimum bid for the merchandise we auction. Every item we auction is physically present at the time of the auction and sold to the highest bidder.

Our Ableauctions.com site allows visitors to register, bid, preview merchandise, place bids on merchandise, and purchase and pay for merchandise in a secure environment. Our web site software is expected to feature tools that calculate taxes, exchanges rates for various currencies, and shipping costs. We intend to post merchandise packaging and shipping information on our web site to facilitate delivery of merchandise to purchasers.


The Silent Auction

Our silent auction will allow us to conduct auctions similar to eBay, Amazon, and Bid.com. We intend to continuously run an auction that lists thousands of featured items for sale, each with a digital picture. In the future, we intend to display some products with a video clip (a 360(Degree) view of the item) illustrating the product.

We intend to offer certain items from our inventory and inventory from bankruptcies, mergers, acquisitions, insolvencies, and expired leases on our silent auction.

Unlike our competitors, our current strategy is to offer only merchandise that we own or that is consigned to us for sale on our silent auction. This will affect the number of items available for sale on our website and we may not have a sufficient inventory to attract visitors to our web site. In the future, we may accept consignments to increase our silent auction offerings, but currently have no plans to do so.


The Retail Store

Our web site is expected to feature a retail store offering a broad range of products. We intend to offer the merchandise of diamond distributors, jewelers, computer and electronics wholesalers, and antique dealers in catalogue format at a set price with no bidding. In some instances, with antiques and specialized items, the user may be allowed to make an offer on the merchandise. We have established alliances with numerous distributors who have agreed to sell merchandise on our web site. We anticipate our web site will feature the following retail stores:

     o    Computers and Electronics

     o    Jewelry

     o    Specialty Items

     o    Lingerie

     o    Antiques

     o    Time Shares


Charity Auctions

Our charity auctions will allow registered non-profit organizations to raise funds and awareness of their charities through auctions hosted on our web site. We intend to charge commissions ranging from 10% for hosting an auction, to 25% for fully-organized fundraisers. Charity auctions may offer merchandise such as automobiles, vacation packages, and event passes to the highest bidder.


Our Operating Strategy

We believe that we can develop key operating strengths that will allow us to compete and achieve profitable growth. Our strategy is to offer the following:

Reputation for Conducting Fair Auctions

We believe our regional physical brick-and-mortar auctions have allowed us to develop a reputation for being committed to fair dealing. We also believe our unreserved auction process and "no minimum bid" policy have been key contributors to our growth and success. We require each consignor to agree not to bid on its own consigned items, which deters the practice of artificially inflating the price of auctioned merchandise. Based on our experience, we believe our policy results in a larger number of bidders at our auctions and fair pricing of our auctioned merchandise.

Our goal is to build a reputation as a reputable auctioneer on the Internet.


High Quality Services for Consignors and Bidders

Our auctions are designed to be conducted on a standardized basis, which generally includes inspection services, appraisals, marketing, and auctioning.

We offer comprehensive services for consignors of merchandise, which typically begins with an equipment appraisal that gives the prospective consignor an estimate of the value of the appraised equipment. Our appraisals are based on our experience selling similar merchandise and we typically tailor a proposal for each consignor, which may include an alternative commission structure based on a guaranteed minimum level of gross sale proceeds or an outright purchase of the merchandise. Our willingness to take consignment of a customer's full inventory (and all ancillary assets, including inventories, parts, tools, attachments, and construction materials), rather than only the most desirable items, is another service we offer to the consignor. We also offer repair and refurbishment services to consignors and provide advice on how to present the equipment to maximize the consignor's proceeds.

Our personnel perform title searches on certain merchandise and equipment consigned for auction, and in some cases we warrant to each buyer free and clear title to merchandise purchased at our auctions. We make merchandise being offered at the auction available for inspection by prospective buyers before the auction and generally allow bidders to preview merchandise on the day before the auction. We also offer access to third-party financing and trucking and freight forwarding at the auction venue.


Geographic Scope

We desire to market each auction to potential bidders and consignors on a larger geographical scope through the Internet. We believe that access to a larger audience of potential bidders will allow consignors to receive the highest possible price for their merchandise. We believe buyers will save time by attending auctions online and will have the ability to locate and bid on difficult-to-find merchandise.


Databases and Software

We currently maintain computerized tracking systems that are used to catalogue and describe all of the property delivered or consigned to us for auction. Property is generally stored in our warehouse or at the auction venue until it is sold or put on public exhibition for inspection, generally 7 to 21 days before auction.

Tracking our consigned property allows us to promptly and efficiently produce catalogues and marketing materials for auctions. Catalogues are an important marketing tool that allow us to solicit the business of both potential consignors and bidders. In the future, we intend to develop an online catalogue of merchandise available at all our auctions. We believe that the computerization of our auction operations will enable us to compete with other auction houses by placing all of our upcoming auction information in the homes and offices of potential consignors and bidders through the Internet.

We intend to build a database containing information on our registered bidders and their buying habits, which is expected to enhance our ability to target market our auctions. We intend to track information such as auction attendance, trade association membership, buying habits, sales tax, and account information.

Sales and Marketing Strategy

Our   marketing   strategy  is  designed  to  introduce   and   strengthen   the
Ableauctions.com brand name.

We intend to market our web site and auction houses to increase customer traffic to our web site, build customer loyalty, maximize repeat purchases, and develop additional revenue opportunities. We intend to promote each of our Live Auctions, Silent Auctions, Charity Auctions, and the Retail Store to a customer base of potential bidders and consignors.

We intend to use electronic advertising, including banner advertising, electronic mail, and facsimile transmission of advertisements to promote our auctions. We will also use traditional print media, including classified advertisements in major newspapers and the Yellow Pages. We believe that our advertising will increase awareness of the Ableauctions.com brand. We may also develop strategic alliances with other Internet companies who may provide links to our web site, auctions, and other merchandise offerings.

We generally promote individual auctions using direct mail brochures, newspaper advertisements, trade magazine advertisements, and other publications. We also use personal sales in our marketing auction services to potential consignors in the business community.

Our marketing efforts will be directed to specific regional areas where we conduct auctions. We also intend to implement an after-sale marketing program, which may include customer follow-up to reinforce purchase decisions and to promote our web site. Our databases will be designed to track information regarding potential bidders, consignors, industry information, and equipment valuations, which may enhance our ability to effectively market our auction services and which may be used for marketing certain types of auctions to bidders in the future.


Business/Strategic Affiliates

We have entered into strategic relationships with the following companies:

     o Compaq Computer Corporation installed a custom designed Distributed Internet Server Array (DISA) on December 14, 1999 for approximately $28,000. In addition, Compaq, through an arrangement with Dexton
          Technologies Corporation (with which Ableauctions.com has common directors and officers), provides us with centralized international technical support from one regional site in North America. We currently are in the process of negotiating the terms of a definitive agreement related to additional technical support and maintenance services.

     o Under an arrangement with Dexton Technologies, Allaire Corporation provided us with load-balanced server software for our web site applications for the first phase of our web site launch for approximately $25,500. Allaire discounted its products by approximately 35% for that first phase. We are in the process of discussing a formal arrangement with Allaire to provide ongoing maintenance, support, and development services, and intend to enter into a formal written agreement with Allaire in the fourth quarter of 2000.

     o Pursuant to an Internet Business Services Agreement dated September 14, 1999 between Telus Advanced Communications and Dexton Technologies, Telus provides us with fault tolerant high-speed access to the Internet, which is designed to minimize the risk of downtime for our web site. We paid a $3,500 set up fee and pay monthly fees of approximately $4,500 per server for these services, which are the same rates paid by other subscribers. We currently do not have a written agreement with Telus. We anticipate that we may enter into an Internet access agreement with Telus in the fourthsecond quarter of 2000, although we have not begun negotiations with respect to such an agreement.

     o Cybercash, a leading provider of third-party credit card processing services, has agreed to facilitate our credit card transactions. We have no formal arrangement with Cybercash and receive no preferential discounts for their services. We anticipate that we will approach Cybercash to enter into a written agreement for their services in the fourthsecond quarter of 2000.

     o eBay, the world's largest person-to-person trading community, has accepted our application to simultaneously list all of our Silent Auction inventories on eBay's web site. eBay generally accepts all requests for listing merchandise on its web site, and we receive no advantage or preferential treatment in our listings. We pay eBay a 3% fee for all transactions facilitated by eBay, which is subject to change at eBay's sole discretion. Users logging on to www.ableauctions.com and selecting "Silent Auction" will be linked to a specific site on eBay's servers. Users logging on to www.ebay.com will be able to preview and bid on Ableauctions.com's entire inventory and our Charity Auctions. We anticipate that we will enter into an arrangement with eBay to post the schedule of our Live Auctions on their web site. We have no written agreement with eBay for listing our products or linking to our site, and we cannot assure you that we will enter into or maintain any relationships with eBay.

We cannot assure you that we will be able to maintain our relationships with Compaq, Allaire, Telus, Cybercash, or eBay. The arrangements made with Compaq, Allaire and Telus were made through Dexton Technologies. Dexton Technologies is an approved systems and service provider for Compaq and Allaire, and based on Dexton Technologies' existing relationship with them, we believe that we may have received our systems and services on terms that were more favorable than those we could have negotiated independently. We cannot assure you that we will be able to maintain these relationships or enter into any formal agreements with Allaire, Telus, Cybercash, or eBay for future services or products on acceptable terms, if at all. If we are unable to maintain these relationships, we will be required to enter into relationships with other service providers and we may experience delays in completing the development of our live auction broadcasting services or disruptions of our web site services. Delays and/or disruptions may have a material adverse affect on our business and results of operations.

We are also actively seeking listings with other Internet service providers, including Yahoo! and Info Seek, to direct traffic to our web site. In the future, we may enter into cooperative marketing arrangements designed to build our Ableauctions.com brand name and to increase awareness of our web site.


Research and Development

We are in the process of developing technology to integrate our live auctions with our web site. While our technology is primarily being developed internally, we have outsourced development with the particular use of engineers and developers including Compaq Computer Corporation, Allaire Corporation, and Telus Advanced Communications. We intend to standardize our technology to industry standards and to use off-the-shelf software, when available, to reduce our development costs.

Our research and development program consists of developing technologies related to our web site and the systems required to broadcast live auctions over the Internet. We had spent $526,787 as of December 31, 1999 and $438,764 as of June 30, 2000, on expenses related to research and development, including consulting fees, technical fees, development of our data base management technologies, research and development of our graphic and video broadcasting technologies, systems design and testing, and other technological aspects of our web site. We anticipate that we will spend approximately $500,000 on research and development efforts during the second half of 2000 and $750,000 during 2001.

Our systems are expected to provide our web site with high-volume capabilities that will allow us to transmit and conduct live auctions and other transactions over the Internet.


Our Ableauctions.com Technology

The following section outlines the technology components that are anticipated to be used by us to deliver Web-based auctions:

     DISA Technology

Our system will be based on distributed Internet server array or "DISA" technology, a fault-tolerant architecture system custom designed by Compaq. DISA uses industry-standard platforms and packaged application server software to increase system flexibility. Compaq tests have shown that the DISA architecture allows a web server, such as our ColdFusion application by Allaire Corporation, to scale beyond the limitations of a single server. DISA enables a group of servers to perform as a single, highly-scalable system, which can be networked to share the load, compensate for server failures, and increase manageability of a web site server system. DISA architecture also allows requests and processing to be transferred from one machine to another in the event any one machine becomes overloaded. If one of our data resource servers fail, we anticipate our conventional fail-over clustering technology will allow us to minimize downtime.

     Web Application Servers

We have installed Compaq 1850R servers to handle a large volume of transactions on our web site and the transaction-intensive applications we intend to run. We considered three critical factors in selecting our system: performance, availability, and scalability.

     Performance   refers  to  the  ability  of  an  application  to  sustain  a business-defined performance metric, such as response time.

     Availability refers to the amount of time that an application is available to perform work, typically measured in percentage of uptime.

     Scalability refers to the capacity of the application to perform increasing amounts of work while maintaining acceptable performance levels.

The Compaq ProLiant 1850R servers we installed have the following features:

     o    A   two-way   symmetric   multiprocessing   (SMP)   configuration   of
          400-megahertz (MHz) Intel Pentium II processors.

     o    512-megabyte, 100 MHz SDRAM.

     o    Integrated dual Ultra Wide SCSI controller.

     o    Two PCI buses in master/slave configuration.

     o    Integrated remote console and other advanced manageability features.

     o Designed for efficient racking, taking only 3 U of space on standard racks. Our cluster with 72 nodes and 18 gigabytes (GB) of disk storage was built with 22 42 U racks with plenty of room left for incremental growth.

     o    Each node delivers excellent processor-memory bandwidth (450 megabytes
          (MB) per second) on the STREAMS benchmark.


     Web Application Server Software

We have selected the following server software:

Microsoft Windows NT Server, Microsoft SQL Server and Allaire ColdFusion Enterprise Servers.

Our ColdFusion server application runs as a 32-bit multi-threaded system service or daemon on Windows NT. This architecture enables ColdFusion to scale upward to support heavy user loads. The multi-threaded architecture allows each user or page request to execute as a separate thread on the system, with each thread handled by the underlying operating system threading architecture. The multi-thread server architecture lends itself to scaling the application server across machines. Windows NT supports a technology called SMP that allows applications to execute threads across multiple processors on a single machine, which increases the efficiency and processing capabilities of the machine. As the number of processing units on the machine increases, the simultaneous processing power of the ColdFusion server increases.

     Video Technology

We have developed specialized technology to enable us to transmit our auctions live on our web sites. This technology incorporates a high-image quality, no-download, and no-buffer streaming video server for low bandwidth Internet transmission. The broadcast produces real-time, 144 x 176 pixel images at 7 to 15 frames per second over a 56 Kbps connection. More importantly, users do not need to download any software to view the broadcast. The broadcast can be scaled to a variety of sizes to best suit the intended audience. The technology and systems required at each remote auction house include the following components:

     o    2 Video Cameras

     o    4 Digital Cameras

     o    Wireless 900 MHz transmitters

     o    ISDN or ADSL lines

     o 1 Video Server, 6 notebook checkout stations, 3 notebook proxy bidding stations

     o    Local network and server

The fixed cost to implement each web site is expected to cost $125,000 to $150,000.


History of Our Corporation

We were incorporated in the State of Florida on September 30, 1996 as "J.B. Financial Services, Inc." with an authorized share capital of 6,500 common shares with a par value of $1.00 per share. We were inactive until August 1998.

On September 2, 1998, we amended our Articles of Incorporation to: (i) increase our authorized capital to 50,000,000 shares of common stock with a par value of $0.001 per share and (ii) effect a forward split of our issued and outstanding stock on a 200-for-1 basis, increasing our total issued and outstanding share capital from 5,000 to 1,000,000 common shares.

In March and April 1999, we issued 8,600,000 shares to a consulting company, and an aggregate 850,000 shares to two other persons for services rendered.

Effective July 19, 1999, Douglas McLeod, a promoter and former director, contributed back to Ableauctions.com 8,000,000 shares of common stock in consideration of $100. The shares were returned to our treasury as part of an agreement to restructure our share capital and to allow us to acquire Able Auctions (1991) Ltd. As a result of the contribution, our total issued capital was reduced by 8,000,000 shares. On July 19, 1999, we amended our Articles of Incorporation to change our name to "Ableauctions.com, Inc."

On July 20, 1999, we distributed a dividend of four shares for every share held by shareholders of record on July 20, 1999. After the dividend, we had 12,250,000 shares of common stock outstanding.

Our shares began trading on the OTC Bulletin Board under the symbol "ABLC" on July 21, 1999.

On August 9, 1999, we: (i) amended our Articles of Incorporation to increase our authorized share capital to 250,000,000 shares of common stock and (ii) effected a 5-for-1 forward split of our common shares, increasing our total issued and outstanding share capital from 12,250,000 to 61,250,000 common shares.

On August 24, 1999, we acquired all the issued and outstanding common shares of Able Auctions (1991) Ltd., a British Columbia corporation engaged in the business of auctioning used equipment, office furnishings and equipment, and other merchandise, from Dexton Technologies Corporation, a British Columbia corporation. As a result of our acquisition of Able Auctions (1991), we acquired all of the assets and business operations of Able Auctions (1991), as a going concern, in consideration of shares of our common stock and cash. See "Our Acquisition of Able Auctions (1991)." On August 24, 1999, we also completed a unit private placement to raise proceeds of $3,500,980. See "Recent Sales of Unregistered Securities."

On September 2 1999, we: (i) amended our Articles of Incorporation to reduce our authorized capital to 50,000,000 common shares and (ii) reverse split our issued and outstanding common shares on a 1-for-4 basis, reducing our issued and outstanding share capital to 18,250,001 shares.

Effective September 20, 1999, we hired all of the employees and acquired all of the business assets of Ross Auctioneers & Appraisers Ltd., a British Columbia based auction company, for 60,000 shares of our common stock with a fair market value of approximately $175,000. See "Our Acquisition of Ross Auctioneers."

Effective February 29, 2000, we hired the founder, Harlan Moore, and acquired all of the business assets of Falcon Trading, Inc., a Washington based auction company, for 53,405 shares of our common stock with a fair market value of approximately $360,804. See "Our Acquisition of Falcon Trading."

Effective March 20, 2000, we acquired the business assets of Mesler's Auction House of Scottsdale, L.L.C., and real estate and a building from C&C Capital Investment, Inc., an affiliate of Mesler's. Mesler's is an Arizona based company that auctions antiques and other furniture and equipment. We paid $255,000 cash and issued 30,625 shares of our common stock with a fair market value of approximately $245,000 for the Mesler's assets; and $1,200,000 cash, $1,056,110.53 by assumption of a wrap-around promissory note and a wrap-around deed of trust and assignment of rents, and issued 155,486 shares of our common stock with a fair market value of approximately $1,245,000 for the property. See "Our Acquisition of Mesler's Auction House."

Effective May 5, 2000, we hired the founder, Robert Kavanagh, and acquired all of the business assets of Auctions West Sales Corporation, a British Columbia based auction company, for 10,000 shares of our common stock with a fair market value of approximately $70,000. See "Our Acquisition of Auctions West."

Effective May 16, 2000, we acquire all of the issued shares of Ehli's Commercial/Industrial Auctions, Inc., a Tacoma, Washington based liquidator of automobiles and industrial equipment, from Randy Ehli, the sole shareholder, for $900,000 cash and 50,000 shares of our common stock with a fair market value of approximately $350,000. See "Our Acquisition of Ehli's Auctions."

Our shares began trading on the AMEX under the symbol "AAC" on June 29, 2000.

We acquired Johnston's Surplus Office Supplies, Ltd. on July 26, 2000 for $500,000 in cash and issued 68,182 shares of common stock with a fair market value of approximately $513,410. See "Our Acquisition of Johnston's Surplus Office Supplies." We acquired Jarvis Industries Ltd. for $286,263 (CDN$426,818) on July 31, 2000. See "Our Acquisition of Jarvis Industries." We also acquired Warex Supply Ltd. on July 31, 2000 for $145,672 (CDN$217,196.98) and 6,900
shares of common stock with a fair market value of approximately $55,200. See "Our Acquistion of Warex Supply."

Our current corporate organization structure is as follows:


                             Ableauctions.com, Inc.
                              Organizational Chart

                             Ableauctions.com, Inc.
                            (a Florida corporation)
                            -----------------------

Able Auctions (1991) Ltd.   Ableauctions.com     Ehli's Commercial     Johnston's Surplus        Sammac           Warex Supply Ltd.
(a British Columbia        (Washington), Inc.   Industrial Auctions,   Office Systems Ltd.     Financial Ltd.    (a British Columbia
corporation)                (a Washington        Inc. (a Washington    (a British Columbia  (a British Columbia     corporation
                             corporation           corporation)            corporation         corporation


Ross Auctioneers   Auctions West       Mesler's        Falcon            Surplus Office      Jarvis Industries, Inc.
  (Operating       (Operating       Auction House      Trading              Systems          (a British Colubia)
  Division)         Division         (Operating      (Operating          Holdings, Inc.         corporation)
                                      Division)       Division)

                                                                         Surplus Office
                                                                         Systems, L.L.C.
                                                                      (a Washington limited
                                                                       liability company)

We have not been subject to any bankruptcy, receivership or other similar proceeding.


Acquisitions

Our Acquisition of Able Auctions (1991)

On August 24, 1999, we acquired all of the issued and outstanding shares of Able Auctions (1991) Ltd. pursuant to a share purchase agreement dated July 9, 1999, as amended, among us, Able Auctions (1991), and Dexton Technologies Corporation, a British Columbia corporation and the sole shareholder of Able Auctions (1991). Able Auctions (1991) and Dexton Technologies were dealing at arm's length to us. Under the terms of the share purchase agreement:

     (a) We completed a private placement of 1,094,057 units at the price of $3.20 per unit for proceeds of $3,500,980. Each unit consisted of one share of common stock and one-half of one non-transferable share purchase warrant. Each whole share purchase warrant is exercisable to acquire one additional share of our common stock at a price of $3.20 until August 24, 2000, and thereafter at a price of $4.00 until August 24, 2001. See "Recent Sales of Unregistered Securities."

     (b) We issued 1,843,444 shares of our common stock and paid $1,027,333 to Dexton for all of the issued and outstanding shares of common stock of Able Auctions (1991) and to pay debt owed by Able Auctions (1991) to Dexton, including $385,000 in liabilities owed by Able Auctions (1991) for advances and accounts payable related to products and services provided to Able Auctions, $56,000 in other expenses paid by Dexton on behalf of Able Auctions (1991), including $5,600 in legal fees related to trademark services, $3,500 paid to Allaire Corporation for web site development, $1,400 for insurance expenses, $12,000 for web site development work performed by Dexton and $32,200 for computer server equipment.

     (c) We appointed Abdul Ladha as our President and a director and Jeremy Dodd, the Vice-President of Operations of Able Auctions (1991), as our Secretary and Treasurer.

     (d) We commenced the development and testing of technology, software, and systems to launch our Ableauctions.com web site.

     (e) We filed a Form 10-SB registration statement with the SEC to register our common stock under the Securities and Exchange Act of 1934, as amended. We became a reporting issuer effective January 12, 2000.


Our Acquisition of Ross Auctioneers

On October 18, 1999, Able Auctions (1991) hired all of the employees and purchased the assets of Ross Auctioneers & Appraisers Ltd. as a going concern, pursuant to an asset purchase agreement dated September 20, 1999 among Ross Auctioneers, Able Auctions (1991), and us. The terms of the acquisition were negotiated at arm's length. Ross Auctioneers was engaged in the business of the auction of tools, vehicles, industrial equipment, government surplus equipment, and police seized goods in the Lower Mainland of British Columbia. The purchase price for the assets of Ross Auctioneers was $168,000 (Cdn$250,000) plus applicable taxes, which was paid by the issuance of 60,000 shares of our common stock at the deemed price of $2.80 (Cdn$4.16) per share. See "Recent Sales of Unregistered Securities."

In addition, Able Auctions (1991), under a separate asset purchase agreement dated as of September 20, 1999 with John Carrier dba LJM Computer Resources, purchased the web site located at www.bcbids.com, including all associated intellectual property rights and software technology, for the cash purchase price of $26,500 (Cdn$38,000) plus applicable taxes. Able Auctions (1991) also purchased the domain name "bcbids.com" from Ronald H. Smallwood for the purchase price of $140 (Cdn$200) plus applicable taxes.


Our Acquisition of Falcon Trading

On February 29, 2000, Ableauctions.com (Washington) hired the founder, Harlan Moore, and purchased the assets of Falcon Trading, Inc. as a going concern, pursuant to an agreement and plan of reorganization dated February 1, 2000 among Falcon Trading, Ableauctions.com (Washington), and us. Falcon Trading was a computer and electronics liquidator operating in Redmond, Washington. The purchase price for the assets of Falcon Trading was $360,805, which was paid by the issuance of 53,405 shares of our common stock at the deemed price of $6.756 per share. See "Recent Sales of Unregistered Securities."


Our Acquisition of Mesler's Auction House

On March 20, 2000, Ableauctions.com (Washington) purchased the assets of Mesler's Auction House of Scottsdale, L.L.C. as a going concern, pursuant to an asset purchase agreement dated March 20, 2000 among Mesler's, Ableauctions.com (Washington), and us. Mesler's was an auctioneer of antiques and other furniture and equipment operating in Scottsdale, Arizona. The purchase price for the Mesler's assets was $500,000, of which $255,000 was paid in cash and the balance of $245,000 was paid by the issuance of 30,625 shares of our common stock at the deemed price of $8.00 per share. We also issued a warrant to Mesler's to purchase up to 150,000 shares of our common stock at a price of $8.00 per share until March 20, 2001. See "Recent Sales of Unregistered Securities." We also gave Mesler's piggy-back registration rights and Mesler's is one of the selling shareholders who is offering to sell some or all of its 30,625 shares of our common stock under this prospectus.

Also on March 20, 2000, Ableauctions.com (Washington) purchased from C&C Capital Investment, Inc., an affiliate of Mesler's, a real estate property and a 50,000 square foot building, pursuant to a purchase and sale agreement dated March 20, 2000 among C&C and Ableauctions.com (Washington). The purchase price of $3,500,000 for the real estate and building was paid as to $1,200,000 cash, $1,056,110.53 by assumption of a wrap-around promissory note and a wrap-around deed of trust and assignment of rents for the benefit of Lewis, Hollander Scottsdale, a California limited partnership, and the balance of approximately $1,245,000 by the issuance of 155,486 shares of our common stock at the deemed price of $8.00 per share. See "Recent Sales of Unregistered Securities."


Our Acquisition of Auctions West

On May 5, 2000, Able Auctions (1991) hired the founder, Robert Kavanagh, and purchased the assets of Auctions West Sales Corporation as a going concern, pursuant to an asset purchase agreement dated May 3, 2000 among Auctions West, Able Auctions (1991), and us. Auctions West was a liquidator of the assets of bankrupt persons or businesses operating in Vancouver, British Columbia. The purchase price for the assets of Auctions West was Cdn$100,000, which was paid by the issuance of 10,000 shares of our common stock at the deemed price of $7.00 per share. See "Recent Sales of Unregistered Securities."


Our Acquisition of Ehli's Auctions

On  May  16,   2000,   we  purchased   all  of  the  issued   shares  of  Ehli's
Commercial/Industrial Auctions, Inc. from Randy Ehli, pursuant to a share purchase agreement dated May 16, 2000 among Randy Ehli, Ehli's Auctions, and us. Ehli's Auctions is a Tacoma, Washington based liquidator of automobiles and industrial equipment. The purchase price for the shares of Ehli's Auctions was $1,250,000, of which $900,000 was paid in cash and the balance of $350,000 by the issuance of 50,000 shares of our common stock at the deemed price of $7.00 per share. See "Recent Sales of Unregistered Securities."


Our Acquisition of Johnston's Surplus Office Supplies

On July 26, 2000, we acquired all of the common stock of Johnston's Surplus Office Systems Ltd., a company incorporated under the laws of British Columbia ("Johnston's"), from Brett Johnston and One Day Holdings Ltd., a company incorporated under the laws of British Columbia (the "Vendors"). We agreed to purchase Johnston's from the Vendors for the following consideration:

     (f)  $500,000 in cash; and

     (g) the balance of $513,410 by issuing the Vendors 68,182 shares of our common stock at a deemed price of $7.53 per share. See "Recent Sales of Unregistered Securities."

In connection with our acquisition of Johnston's, we, through our subsidiaries Surplus Office Systems, LLC., a Washington limited liability company, and Able Auctions (1991), entered into a separate employment agreement dated July 26, 2000 with Brett Johnston, under which we agreed to employ Mr. Johnston to manage the Registrant's San Francisco Bay Area operations for a term of three years. Under the employment agreement, we agreed to pay Mr. Johnston a salary of $125,000 per year and a bonus of 2% of the gross sales from our operations in the San Francisco Bay Area (to the extent such sales exceed $6,250,000). We also agreed to grant Mr. Johnston a stock option under our 1999 stock option plan exercisable to acquire up to 100,000 shares of our common stock at $8.66 per share, vesting over three years.


Our Acquisition of Jarvis Industries Ltd.

On July 31, 2000, we acquired all of the outstanding common shares of Sammac Financial Ltd. ("Sammac") and its wholly-owned subsidiary Jarvis Industries Ltd. ("Jarvis") from the shareholders of Sammac for $286,263 (Cdn.$426,818) in cash.

In connection with our acquisition, we entered into the following three-year employment agreements:

     (a) with Murray Jarvis for annual salary of $100,603 (Cdn$150,000) per year; a grant of 60,000 options vesting over 3 years; and a vehicle allowance of $469 (Cdn$700) per month. We also agreed to pay Mr. Jarvis a bonus of $16,767 (Cdn$25,000) if the combined companies Warex Supply Ltd. ("Warex") and Jarvis produce net earnings of over $87,190 (Cdn$130,000).

     (b) Michael Collins for annual salary of $57,008 (Cdn$85,000) per year; a grant of 15,000 options vesting over 3 years; and a vehicle allowance of $335 (Cdn$500) per month. We also agreed to pay Mr. Collins a signing bonus of $6,706 (Cdn$10,000).

Our Acquisition of Warex Supply.

On July 31, 2000,  we acquired  all of the  outstanding  common  shares of Warex
Supply  Ltd.  from  Murray   Jarvis  and  Michael   Collins  for  the  following
consideration:

     (c)  $145,672 (Cdn$217,196.98) in cash; and

     (d) 6,900 shares of our common stock at a deemed price of $8.00 per share. See "Recent Sales of Unregistered Securities."


Government Regulation

Our brick-and-mortar auction houses are generally subject to extensive regulation, supervision, and licensing under various federal, state, and local statutes, ordinances, and regulations. Such laws and regulations may require us to obtain a license or registration, or post a surety or bond as a precondition of doing business within the jurisdiction. In addition, applicable laws may require us to transact business and sell merchandise in accordance with specific guidelines, including the means by which we obtain our merchandise, advertise our auctions, conduct our bidding procedures, close transactions, hold client funds, and other restrictions that may vary from state to state. We cannot guarantee that we will not be subject to actions arising out of violations by our brick-and-mortar auction houses. Such actions may have a material adverse affect on our business and results of operations.

There are currently few laws or regulations that directly apply to access to, or commerce on, the Internet. It is possible that governing bodies may adopt a number of laws and regulations governing issues such as user privacy on the Internet and the pricing, characteristics, and quality of products and services offered over the Internet. It is also possible that government authorities will adopt sales or other taxes involving Internet business.


Intellectual Property

We have developed the majority of our software internally. We have taken measures to protect its intellectual property, ranging from confidentiality and non-disclosure agreements for contractors and employees to deploying a trans-modular development schedule where individual modules of software developed or coded by employees or contractors have no stand-alone benefits whatsoever until they are integrated with at least three independent modules.

"Ableauctions" and "Ableauctions.com" are our trademarks, which we intend to register under Canadian and U.S. trademark laws in the fourth quarter of 2000. We have not submitted an application to register these trademarks. We have registered the Internet domain name "ableauctions.com". We intend to use copyright, trademark, service mark, and trade secret laws and contractual restrictions to protect our proprietary rights in products and services. We cannot assure you that the measures we take to protect intellectual property will prevent misappropriation of our technology or deter independent third-party development of similar technologies.


Employees

As at December 31, 1999, we had 27 employees and 7 consultants. As at October 13, 2000, we had a total of 98 employees, including 40 full time employees, 7 consultants and 51 part-time and temporary employees. In addition to management, we employ auction staff, sales people, administrative staff, and development and technical personnel. From time to time, we may employ independent consultants or contractors to support our research and development, marketing, sales and support, and administrative organizations. No collective bargaining units represent our employees. We believe our relations with our employees are good. We expect to hire additional senior management, customer service management, database administrator, several software developers, customer service representatives, technical support representatives and sales/marketing staff. In total, we expect the size of our staff will grow to nearly 150 by the end of fiscal 2000.

Facilities

Through our subsidiary, Ableauctions.com (Washington), we own a commercial property located at 7303 East Earll Drive, Scottsdale, Arizona, which includes a 50,000 square foot building. This property houses our head offices and our flagship auction facility. We acquired the property on March 20, 2000 pursuant to a purchase and sale agreement between Ableauctions.com (Washington) and C&C Capital Investment, Inc., in consideration of $1,200,000 in cash, $1,056,110.53 by the assumption of a wrap-around promissory note and a wrap-around deed of trust and assignment of rents, and 1,243,889.47 by the issuance of 155,486 shares of our common stock at the deemed price of $8.00 per share, for a total purchase price of $3,500,000.

We currently lease, through our subsidiary Able Auctions (1991), our principal business office in British Columbia comprising 15,000 square feet at 1963 Lougheed Highway, Coquitlam, British Columbia, Canada, pursuant to a lease that expires on December 1, 2001. The monthly payments under the lease are $5,600 (Cdn$8,000) plus goods and services tax. The lease may be terminated on one month's notice.

We lease our corporate office space at 3112 Boundary Road, Burnaby, British Columbia, Canada, from Derango Resources Inc., a private company wholly-owned by our President, Abdul Ladha, and his wife, Hanifa Ladha. The term of the lease commenced September 1, 1999 and continues until August 31, 2004. The annual basic rent is approximately $20,000 (Cdn$27,991.12), payable in equal monthly installments of approximately $1,667 (Cdn$2,332.60).

We have subleased approximately 22,000 square feet of warehouse and office space at 8303 129th Street, Surrey, British Columbia, Canada, for the term commencing January 1, 2000 to January 31, 2002 at the monthly rent of $7,350 (Cdn$10,500) plus goods and services tax.

We have leased approximately 1,360 square feet of warehouse and office space at 15444 Bel-Red Road, Redmond, Washington, on a month-to-month basis for $1,200 per month. We are seeking a new leasehold premises in Redmond or Seattle, Washington.

We have leased approximately 13,000 square feet of warehouse and office space at 800 East 3rd Avenue, San Mateo, California. There are two years remaining under the lease and the monthly rent is $12,000.

We have leased approximately 35,000 square feet of warehouse, production and office space at 1570 Rand Avenue, Vancouver, British Columbia. There are four years remaining under the lease and the monthly rent is $6,975 (Cdn$10,400).

Neither we nor our subsidiaries presently own or lease any other property or real estate.


Material Agreements Related to Our Business

In addition to the agreements described above and in "Business/Strategic Affiliates", the following material agreements relate to our business:

     Dexton Technologies Corporation - Management Agreement: Under a consulting agreement dated August 24, 1999, Able Auctions (1991) engaged Dexton Technologies to provide consulting services for one year in connection with the development of Able Auctions' business and Internet strategy. In consideration of Dexton's services, Able Auctions paid to Dexton a fee of $240,000. Abdul Ladha, our director, President, and Chief Executive Officer, N.H. (Nosh) Vellani, our Chief Financial Officer, and Barrett Sleeman, our director, are also directors and/or officers of Dexton Technologies Corporation. See "Related Party Transactions - Consulting Agreement with Dexton Technologies Corporation."

     European Investor Services Ltd. - European Media Relations Agreement: In October 1999, we engaged European Investor Services Ltd. ("EIS") to provide investor relations and financial media relations services (primarily in Europe) for a six-month term in consideration of $5,000 per month plus reimbursement of certain out-of-pocket expenses. We also agreed to pay EIS the daily fee of $4,000 for each European presentation to qualified investors conducted on our behalf. The initial term of the agreement with EIS has been extended for a further six-month term from April 1, 2000 to September 30, 2000.

     Compass   Investment   Management  Limited  -  Corporate  Finance  Advisory
     Agreement: In March 2000, we engaged Compass Investment Management Limited ("Compass"), an associate company of EIS, as corporate finance adviser to our Board of Directors in respect of arranging and coordinating proposed financings and other finance and investor relations services. We agreed to pay to Compass a commission of 7.5% on the first US$10 million raised by us from investors introduced to us directly by Compass, and 4% thereafter. We also agreed to pay to Compass/EIS a commission according to the above scale in respect of any subsequent funding raised by us, during the two year period following the date of termination of the agreement, from investors introduced to us directly by Compass/EIS during the term of the agreement. This fee does not apply where the introduction is to an investment bank or broker with a view to completing a public offering of our securities.

     KCSA Public Relations Worldwide - Public and Investor Relations  Agreement:
     In February 2000, we engaged KCSA Public Relations Worldwide of New York to provide us with public and investor relations and corporate and marketing communications services for an initial term of six months. We agreed to pay to KCSA the monthly fee of $16,000, which provides us with 100 hours of KCSA's professional services. Any additional time spent by KCSA on our behalf will be billed at the hourly rate of $165. We also agreed to reimburse KCSA for out-of-pocket expenses plus an agency charge of 20% for certain expenses, with any individual expenditure over $500 requiring our approval. KCSA has also agreed to use its best efforts to arrange financings with institutional and/or individual investors. If KCSA is able to arrange a financing, we have agreed to pay to KCSA a commission of 5% on the first $1 million raised, 4% on the second $1 million raised, 3% on the third $1 million raised, 2% on the fourth $1 million raised, and 1% on the fifth $1 million raised and on any additional funds raised thereafter. The financing arrangement may be terminated on 30 days notice, and the entire agreement may be terminated on 60 days written notice.


                                LEGAL PROCEEDINGS

Four actions have been brought in Surrey, British Columbia Small Claims Court against Able Auctions (1991) Ltd. by Sangat S. Rehal, Surinder K. Rehal, Paulie Bhambra and Nikki Panasara, each in the amount of approximately $7,000 (Cdn$10,000) for alleged conversion of personal property by Able Auctions. These actions have not yet been set for trial. We believe these claims are without merit and we intend to vigorously defend against them.

Other than the above actions, to the best of our knowledge, there are no active or pending legal proceedings or claims against us or any of our properties.


                                   MANAGEMENT

The  following  table sets forth  certain  information,  as of October  13, 2000
regarding   the   directors,   executive   officers,   and  key   employees   of
Ableauctions.com:

              Name                        Age                                     Position
----------------------------------------------------------------------------------------------------------------------
         Abdul Ladha(1)                    38                  Director, President, & Chief Executive Officer

           Ron Miller                      39                     Chief Financial Officer & Vice-President

           Jeremy Dodd                     32          Secretary-Treasurer, Chief Operating Officer of our operating
                                                                                 Subsidiary

   Barrett Sleeman, P.Eng.(1)              59                                     Director

        Dr. David Vogt(1)                  43                                     Director

         Charles Taylor                    51                                     Director

           Jerry Bleet                     55                    Vice-President, Merchandising & Logistics

          Harlan Moore                     26                Vice-President, Wholesale Operations of Subsidiary

           Randy Ehli                      44                 Vice-President, Northwest Auctions of Subsidiary

          Dan Bouchard                     39                         Vice-President, U.S. Operations

         Robert Kavanagh                   38                Vice-President, Insolvency Division of Subsidiary

-------------------

(1)  Member of the Audit Committee.

The principal occupation and employment during the past five years, and other biographical information, for each of our directors and executive officers is as follows:

Abdul Ladha

Abdul Ladha has been President, Chief Executive Officer, and a director of Ableauctions.com since August 24, 1999. In addition, Mr. Ladha is President of all of our wholly-owned subsidiaries, except Johnston's Surplus Office Systems Ltd. Mr. Ladha holds an honors degree in Electrical Engineering and Mathematics from the University of British Columbia (UBC). In 1985, he founded Dexton Enterprises Inc., a subsidiary of Dexton Technologies Corporation, a public company whose shares trade on the Canadian Venture Exchange. Mr. Ladha has been President, Chief Executive Officer, and a director of Dexton Technologies since December 19, 1994. In 1997, Dexton Technologies acquired Able Auctions (1991) Ltd., which Dexton sold to Ableauctions.com on August 24, 1999. Dexton Technologies, through its subsidiaries, Dexton Enterprises and RapidFusion.com Technologies Inc., is engaged in the business of marketing and selling personal computer hardware and network systems to corporate and retail customers, as well as the provision of computer training and after-sales upgrade and support services; and providing Web-based business solutions to sales and service organizations within a target market of small to mid-size retail and business-to-business customers.

Ron Miller, C.A.

Mr. Miller is a Chartered Business Valuator and Chartered Accountant. He was the supervisor of the Business Valuation Group at Coopers & Lybrand from 1988 to 1991, a partner at Shikaze Ralston Chartered Accountants from 1993 to 1998, a partner at Miller Teasley, a business valuator and mergers & acquisitions advisor, and most recently, the Chief Financial Officer and Vice-President of the American operations of Compec Industries, a large multi-national public plastics company.

Jeremy Dodd

Jeremy Dodd was appointed our Secretary and Treasurer on September 15, 1999. He began his career with Able Auctions Liquidators Limited in 1986. Five years later, he bought Able Auctions Liquidators Limited and co-founded Able Auctions
(1991) Ltd., where he served as President from November 1993 to April 1998 and Secretary and a director from July 1991 to April 1998. In March 1998, he sold Able Auctions (1991) Ltd. to Dexton Technologies Corporation and has directed Able Auctions (1991)'s operations and its transition to becoming an Internet broadcaster of auctions. Mr. Dodd was appointed Vice-President of Operations of Able Auctions (1991) Ltd. on August 24, 1999 and President of Johnston's Surplus Office Systems Ltd. on July 26, 2000. Mr. Dodd is an auctioneer and bailiff by trade and has conducted over 1,000 live auctions from Montreal to San Francisco.

Barrett E.G. Sleeman, P.Eng.

Barrett Sleeman, a director of Ableauctions.com since August 24, 1999, is a professional engineer. He is a director and the President (since May 1988) of Omicron Technologies Inc., whose focus is on the acquisition, research and development, and marketing of leading edge technologies for the aerospace, telecommunications, defense, and consumer electronics industries, as well as Internet-based business concepts. Mr. Sleeman also serves as a director of the following publicly traded companies: Dexton Technologies Corporation (since
April 1997); Industrial Mineral Park Mining Corporation, a graphite property development company (since February 1999); and Java Group Inc., currently an oil and gas company (since November 1997). Mr. Sleeman was also President (October 1996 to October 1997) and a director (August 1996 to October 1997) of White Hawk Ventures Inc., and President (August 1995 to April 1997) and a director (March 1995 to January 1998) of Redex Gold Inc., both mining exploration companies.

Dr. David Vogt

Dr. David Vogt became a director of Ableauctions.com on April 17, 2000 and is a scientist and knowledge engineer. An astronomer by training, he was Director of Observatories at the University of British Columbia in Canada from 1980 to 1992 before becoming Director of Science at Science World, Western Canada's largest public science center. With the development in 1993 of a "virtual science center" to support educational outreach, Dr. Vogt shifted his focus to explore the creation of knowledge using new media technologies. Dr. Vogt is a founding executive of

Brainium.com, an innovative online educational publishing company. Brainium.com pioneers new media learning products for the kindergarten to Grade 12 market.

Dr. Vogt combined undergraduate degrees in Physics and Astronomy (UBC 1977) and English Literature (UBC 1978) into an interdisciplinary Ph.D. (SFU 1990) in information science and archaeoastronomy. Dr. Vogt was also founding director of the B.C. Shad Valley Program, Chairman of the CBC's Advisory Committee on Science and Technology, and a founding member of the SchoolNet National Advisory Board.

Charles Taylor

Charles Taylor was the Vice-President of the Equity Division of First Chicago Investment of three years before becoming a Portfolio Manager for American Capital Asset Management in 1987. He joined Amerindo Investment Advisors in 1996 and brings with him 29 years of investment and industry experience. He has a Bachelor's degree in Electrical Engineering from Northwestern University and an M.B.A. from the Kellogg School of Management.

Amerindo Investment Advisors, with over $7 billion under management, is a leading investment manager specializing in stocks of technology and healthcare companies.

Jerry Bleet

Jerry Bleet received a Bachelor of Commerce degree from the University of Manitoba. For over 30 years, Mr. Bleet has been a retail executive with major Canadian retailers and department stores. He has served as Vice-President, Retail Stores of London Drugs from 1977 to 1996, and was a key member of the executive management team that expanded the company from 10 stores in 1977 to 49 stores with over $900 million in annual revenues. Since leaving London Drugs in 1996, Mr. Bleet has been an independent consultant to retail organizations. He was appointed a Vice-President of Ableauctions.com on September 15, 1999.

Harlan Moore

Harlan Moore graduated from the University of Washington in 1995 with a Bachelor of Science degree in Zoology. Following graduation, Mr. Moore became Director of Internet Sales at Prestige Ford in Bellevue, Washington, where he was responsible for implementing an e-commerce web site for the dealership. In 1999, Mr. Moore founded Falcon Trading, Inc., an auctioneer and liquidator of used and surplus computer hardware. In February 2000, Mr. Moore sold the assets of Falcon Trading to our subsidiary and was appointed Vice-President, Operations of Washington State, of Ableauctions.com. Effective May 3, 2000, Mr. Moore ceased to act as an officer of Ableauctions.com and was appointed Vice-President, Wholesale Operations, of Ableauctions.com (Washington).

Randy Ehli

Randy Ehli is a third generation auctioneer with over 23 years of experience in conducting auto auctions, personal property and major consignment auctions. He graduated from the Reish World Wide College of Auctioneering in 1980, the Auction Marketing Institute in 1993, and AMI's appraisal program in 1997. Mr. Ehli was President of Ehli's Commercial/Industrial Auctions in Tacoma, Washington until May 2000, when he sold all of the shares of Ehli's Auctions to Ableauctions.com (Washington) and was appointed its Vice-President, Northwest Auctions. Ehli's Auctions achieved annual sales of over $7 million in its last fiscal year.

Mr. Ehli was formerly the president of the Washington Auctioneer's Association; Sales and Marketing Executives of Tacoma; P.R.I.D.E., which runs one of the largest charity auctions in Tacoma, Washington; Clear Lake Homeowners' Association, which had 1500 members; and Tanglewilde Park Association. In addition, Mr. Ehli developed one of the first auction software packages (Auctionware) in 1982, and Ehli's Auctions was one of the first auction companies to begin using the Internet to advertise auctions. Most recently, Mr. Ehli oversaw the development of cyberauctions.com, his company's on-line auction program.

Dan Bouchard

Since the early 1980s, Dan Bouchard co-founded or was employed by companies that were predecessors of Able Auctions (1991) Ltd. In 1991, Mr. Bouchard co-founded Able Auctions (1991) Ltd. with Jeremy Dodd, Ableauctions.com's Secretary. Mr. Bouchard was President of Able Auctions (1991) from May 1991 to November 1993. Since 1993, Mr. Bouchard has been President of Trident Management (1993) Ltd., which is a management company specializing in shopping centre leases and which manages 14 Trident Keymart locations in major shopping centers in western Canada. In 1996, Mr. Bouchard founded Trident Vending Corp., which supplies Canada Post Corporation with stamp vending machines, and Bouchard Management Inc., which is a management company that provides retail and general business consulting services to various companies such as Able Auctions (1991) and Canada Post Corporation.

Robert Kavanagh

In 1985, Robert Kavanagh graduated from Western College of Auctioneering in Billings, Montana. After completion, which included training in the auction of antiques, livestock, automobiles, and commercial and industrial equipment, Mr. Kavanagh worked as an auctioneer and professional appraiser. His clients included banks, law firms, accounting firms, bankruptcy trustees, and bailiffs. In May 2000, Mr. Kavanagh sold all of the assets of Auctions West to Able Auctions (1991) and was appointed its Vice-President, Insolvency Division.

In 1999, Mr. Kavanagh successfully completed the Canadian Personal Property Appraisers course and now is an accredited member. Recently, he was elected director of the Auctioneers Association of British Columbia.

Ableauctions.com currently has four directors: Abdul Ladha, Barrett Sleeman, David Vogt and Charles Taylor. Each director is elected for a period of one year at our annual meeting of shareholders and serves until the next annual meeting or until his successor is duly elected and qualified. The executive officers serve at the discretion of the Board of Directors. There are no family relationships among any of the directors and executive officers of Ableauctions.com.

In May 2000, the Board of Directors established an audit committee. The audit committee's responsibilities include reviewing our internal accounting procedures and consulting with and reviewing the services provided by our independent accountants. The audit committee currently consists of Abdul Ladha, Barrett E.G. Sleeman, P.Eng., and Dr. David Vogt.


                             EXECUTIVE COMPENSATION

The table below shows the compensation paid for the last three completed fiscal years ended December 31, 1999, 1998 and 1997 and the compensation anticipated to be paid for the year ending December 31, 2000, to Abdul Lahda,
Ableauctions.com's Chief Executive Officer, and the four most highly paid executive officers serving at October 3, 2000 whose total annual compensation exceeded or is expected to exceed $100,000. These officers are referred to as the "Named Executive Officers."

                                                Summary Compensation Table
                                                --------------------------

                                        Annual Compensation                            Long Term Compensation
                            -----------------------------------------    --------------------------------------------------
                                                                                 Awards                    Payouts
                                                                         ------------------------   -----------------------
(a)                          (b)       (c)        (d)          (e)          (f)          (g)          (h)         (i)
---------------------------------------------------------------------------------------------------------------------------
Name and Principal          Year(1)   Salary    Bonus ($)      Other     Restricted    Securities   LTIP(2)     All Other
Position                               (US$)                  Annual       Stock      Underlying    Payouts     Compensa-
                                                              Compen-     Award(s)      Options/      ($)        tion($)
                                                             sation($)       ($)       SARs(#)
---------------------------------------------------------------------------------------------------------------------------
ABDUL LADHA(3)                1999      Nil        Nil          Nil          Nil        500,000        Nil         Nil
President and CEO             2000      Nil        Nil          Nil          Nil          Nil          Nil         Nil

DOUGLAS McLEOD(4)             1999      Nil        Nil          Nil          Nil          Nil          Nil         Nil
President

JAMES BAILEY(5)               1999      Nil        Nil          Nil          Nil          Nil          Nil         Nil
President                     1998      Nil        Nil          Nil          Nil          Nil          Nil         Nil
                              1997      Nil        Nil          Nil          Nil          Nil          Nil         Nil

                                                Summary Compensation Table
                                                --------------------------
                                        Annual Compensation                            Long Term Compensation
                            -----------------------------------------    --------------------------------------------------
                                                                                 Awards                    Payouts
                                                                         ------------------------   -----------------------
(a)                          (b)       (c)        (d)          (e)          (f)          (g)          (h)         (i)
---------------------------------------------------------------------------------------------------------------------------
Name and Principal          Year(1)   Salary    Bonus ($)      Other     Restricted    Securities   LTIP(2)     All Other
Position                               (US$)                  Annual        Stock      Underlying   Payouts    Compensa-tion
                                                              Compen-     Award(s)      Options/      ($)        tion($)
                                                             sation($)       ($)        SARs(#)
---------------------------------------------------------------------------------------------------------------------------
RON MILLER(6)                 2000     33,534    Unknown        Nil          Nil        120,000        Nil        12,575
Vice-President and
Chief Financial Officer

JEREMY DODD(7)                1999     55,000     66,666        Nil          Nil        200,000        Nil         Nil
Secretary-Treasurer           2000    100,603      Nil          Nil          Nil          Nil          Nil         Nil

RANDY EHLI(8)                 2000     65,000    Unknown        Nil          Nil         80,000        Nil         Nil
V-P, Northwest Auctions,
of Subsidiary

BRETT JOHNSTON(9)             2000     53,000    Unknown        Nil          Nil        100,000        Nil         Nil
Secretary of Subsidiary
-------------------

(1) Year ended December 31 and compensation anticipated to be paid during the year ending December 31, 2000.
(2)  Long-term incentive plan. We have no LTIP.
(3)  President and CEO from August 24, 1999 to present.
(4)  President from June 22, 1999 to August 24, 1999.
(5)  President from September 30, 1996 to June 22, 1999.
(6) Vice-President since June 1, 2000 and Chief Financial Officer since August 15, 2000.
(7)  Secretary-Treasurer from August 24, 1999 to present.
(8)  Vice-President,   Northwest  Auctions,   of  Ehli's   Commercial/Industrial
     Auctions, Inc. since May 16, 2000.
(9)  Secretary of Surplus Office Systems Holdings, Inc. since July 26, 2000.


Employment Contracts

We have entered into the following  employment  agreements  with Named Executive
Officers:

1.   Under an agreement  dated  January 1, 2000,  our  subsidiary  Able Auctions
     (1991) employs Jeremy Dodd to act as Chief Operating Officer, to provide management services, and to oversee worldwide operations for a term of ten years. In consideration of Mr. Dodd's services, Able Auctions (1991) will pay him an annual salary of $100,603 (Cdn$150,000). In addition, Ableauctions.com will also grant to Mr. Dodd from time to time options to purchase shares of our common stock.

2. Under an agreement dated May 16, 2000, our subsidiary Ehli's Commercial/Industrial Auctions, Inc. (Ehli's Auctions) employs Randy Ehli to provide management services to Ehli's Auctions in connection with the auction business in Washington, Oregon, Idaho, Montana, and Wyoming, and to hold the position of Vice-President, Northwest Auctions, of Ehli's
     Auctions. The term of the employment agreement is three years. In consideration of Mr. Ehli's services, Ehli's Auctions will pay him an annual salary of $110,000 and will also reimburse Mr. Ehli for reasonable out-of-pocket expenses. Ableauctions.com has also granted to Mr. Ehli options to purchase a total of 80,000 shares of our common stock at the price of $6.525 per share. Finally, Mr. Ehli is also able to receive cash bonuses based on Ehli's Auctions achieving certain gross sales or other performance targets.

3. Under an agreement dated July 26, 2000, our subsidiaries Surplus Office Systems, LLC and Able Auctions 1991 employs Brett Johnston to provide management services to Surplus Office Systems in connection with the auction business in the San Francisco Bay Area. The term of the employment agreement is three years. In consideration of Mr. Johnston's services, our subsidiaries will pay him an annual salary of $125,000, an annual bonus based on a percentage of gross sales, and will also reimburse Mr. Johnston for reasonable out-of-pocket expenses. Ableauctions.com has also granted to Mr. Johnston an option to purchase 100,000 shares of our common stock at the price of $8.66 per share.

Option Grants

The following table sets forth information regarding stock option grants to our Chief Executive Officer and four most highly compensated executive officers during the year ended December 31, 1999. The potential realizable value is calculated based on the assumption that the common stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiry of the term of the option. These numbers are calculated based on SEC requirements and do not reflect our projection or estimate of future stock price growth. Potential realizable values are computed by:

     o multiplying the number of shares of common stock subject to a given option by the exercise price;

     o assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire term of the option; and

     o    subtracting from that result the aggregate option exercise price.

                   Option Grants in Last Fiscal Year Ended December 31, 1999
                   ---------------------------------------------------------

Individual Grants                                                                   Potential Realized
                                                                                 Value at Assumed Annual
                                                                                   Rates of Stock Price
                                                                                 Appreciation for Option
                                                                                           Term
----------------------------------------------------------------------------------------------------------
         (a)                (b)           (c)           (d)            (e)           (f)          (g)
         Name            Number of     % of Total     Exercise     Expiration      5% ($)       10% ($)
                         Securities     Options       or Base         Date
                         Underlying    Granted to      Price
                          Options      Employees     ($/Sh)(2))
                        Granted (#)    in Fiscal
                                        Year(1)
----------------------- ------------- ------------- ------------- -------------- ------------ ------------
     Abdul Ladha          500,000        65.79%        $3.20       Oct. 14/04     1,010,000    2,550,000
     Jeremy Dodd         200,000(3)      26.32%        $3.20       Oct. 14/04      404,000     1,020,000

---------------

(1)  During 1999 options to purchase 762,500 shares were granted to employees.

(2) The exercise price per shares was equal to the fair market value of the common stock on the date of grant as determined by the Board of Directors.

(3)  Represents options vesting according to the following schedule:
     (i)  33.33% after October 14, 1999;
     (ii) 66.67% after October 14, 2000; and
     (iii) 100% after October 14, 2001.

After the fiscal year ended December 31, 1999, we granted stock options to the following Named Executive Officers:

1. On May 16, 2000, we granted to Randy Ehli, Vice-President, Northwest Auctions, of our subsidiary Ehli's Commercial/Industrial Auctions, Inc., options to purchase a total of 80,000 shares of our common stock at the price of $6.525 per share, of which 40,000 shares will vest on Mr. Ehli providing three full years of service and 40,000 will vest on our Northwest auction business achieving certain gross sales targets.

2. On July 26, 2000, we granted to Brett Johnston, Secretary of our subsidiary Surplus Office Systems Holdings, Inc., an option to purchase 100,000 shares of our common stock at the price of $ per share, subject to vesting as to one third of the shares on each anniversary of the date of grant of the option.

3. On July 31, 2000, we granted to Ron Miller, our Vice-President and Chief Financial Officer, an option to purchase 120,000 shares of our common stock at the price of $7.00 per share. The option is vested as to 25% on each anniversary of the date of grant of the option.

Option Exercises

During the 1999 fiscal year and during fiscal 2000 to October 13, 2000, none of the Named Executive Officers exercised options to purchase shares of our common stock.


Compensation of Directors

Directors do not currently receive cash compensation from Ableauctions.com for their services as members of the Board of Directors, although they may be reimbursed for certain expenses in connection with attendance at Board and audit committee meetings. We do not provide additional compensation for committee participation or special assignments of the Board of Directors. From time to tome, certain of our directors have received grants of options to purchase shares of our common stock pursuant to the 1999 Stock Option Plan as follows:

Name of Director          Number of Options Granted      Exercise Price ($/Sh)           Expiration Date
----------------------------------------------------------------------------------------------------------
Abdul Ladha                        500,000                       $3.20                  October 14, 2004

Barrett Sleeman                   50,000(1)                      $3.20                  October 14, 2004
--------------

(1) The options granted to Barrett Sleeman were not granted pursuant to the 1999 Stock Option Plan. Mr. Sleeman exercised 10,000 of these options.


During  1999,  the  Board  of  Directors  was   responsible   for   establishing
compensation policy and administering the compensation programs of our executive officers.

The amount of compensation paid by Ableauctions.com to each of its directors and officers and the terms of those persons' employment is determined solely by the Board of Directors, except as otherwise noted below. We believe that the compensation paid to our directors and officers is fair to Ableauctions.com.

In the past, Abdul Ladha has negotiated all executive salaries on behalf of Ableauctions.com. Our Board of Directors believes that the use of direct stock awards is at times appropriate for employees, and in the future intends to use direct stock awards to reward outstanding service or to attract and retain individuals with exceptional talent and credentials. The use of stock options and other awards is intended to strengthen the alignment of interests of executive officers and other key employees with those of our stockholders.


Stock Option Plan

On October 14, 1999, our Board of Directors and a majority of our stockholders approved the 1999 Stock Option Plan. The Plan provides for the grant of incentive stock options and non-qualified options to purchase up to 3,000,000 shares of common stock to officers, directors, employees, and other qualified persons selected by the Plan Administrator (which currently is the Board of Directors). The Plan is intended to help attract and retain key employees and any other persons that may be selected by the Plan Administrator and to give them an equity incentive to achieve our objectives.

Incentive stock options may be granted to any individual who, at the time of grant, is an employee of Ableauctions.com or any subsidiary. Non-qualified stock options may be granted to employees and other persons selected by the Plan Administrator. The Plan Administrator uses its discretion to fix the exercise price for options, subject to certain minimum exercise prices in the case of incentive stock options. Options will not be exercisable until they vest according to a vesting schedule specified by the Plan Administrator at the time of grant of the option.

Options are non-transferable except by will or the laws of descent and distribution. With certain exceptions, vested but unexercised options terminate on the earlier of:

     (i) the expiry of the option term specified by the Plan Administrator at the date of grant (generally 10 years; or, with respect to incentive stock options granted to greater-than 10% shareholders, a maximum of five years);

     (ii) the date an optionee's employment or contractual relationship with Ableauctions.com or any subsidiary is terminated for cause;

     (iii)the expiry of three months from the date an optionee's employment or contractual relationship with Ableauctions.com or any subsidiary is terminated for any reason, other than cause, death or disability; or

     (iv) the expiry of one year from the date of death of an optionee or cessation of an optionee's employment or contractual relationship by death or disability.

Unless accelerated in accordance with the Plan, unvested options terminate immediately on termination of employment of the optionee by Ableauctions.com for any reason whatsoever, including death or disability.


                           RELATED PARTY TRANSACTIONS


Consulting Agreement with Dexton Technologies Corporation

Under a consulting agreement dated August 24, 1999, Able Auctions (1991) engaged Dexton Technologies Corporation to provide consulting and advisory services for one year in connection with the development of Able Auctions' e-commerce auction business. The services include marketing; negotiation of banner advertising, URL link arrangements and other value-added relationships; and identifying potential strategic partnerships and other arrangements. In consideration of Dexton's services, Able Auctions paid to Dexton a fee of $240,000. Abdul Ladha, our director, President, and Chief Executive Officer, Ron Miller, our Vice-President and Chief Financial Officer, and Barrett Sleeman, our director, are also directors and/or officers of Dexton Technologies Corporation.


                       PRINCIPAL AND SELLING STOCKHOLDERS

The following table sets forth information concerning the beneficial ownership of our outstanding common stock as of October 13, 2000 and as adjusted to reflect the sale of the shares of common stock by the selling shareholders for:

     a) each person or group that we know owns beneficially 5% or more of our common stock;

     b)   each of our directors;

     c)   each of our four most highly compensated executive officers;

     d)   each selling shareholder; and

     e)   all directors and executive officers as a group.

The term "beneficial ownership" includes shares over which the indicated beneficial owner exercises voting and/or investment power. The rules also deem common stock subject to options or warrants currently exercisable, or exercisable within 60 days, to be outstanding for purposes of computing the percentage ownership of the person holding the options or warrants, but they do not deem such stock to be outstanding for purposes of computing the percentage ownership of any other person. The applicable percentage of ownership for each shareholder is based on 20,976,661 shares of common stock outstanding as of October 13, 2000, together with applicable options and warrants for that shareholder. Except as otherwise indicated, we believe the beneficial owners of the common stock listed below, based on information furnished by them, have sole voting and investment power over the number of shares listed opposite their names.

--------------------------------------------------------------------------------------------------------------------
Name and Relationship                       Shares Beneficially Owned      Number of         Shares Beneficially
                                               Owned Prior to the         Shares Being        Owned After the
                                                    Offering                Offered                Offering
                                            --------------------------                    --------------------------
                                             Number        Percent                           Number        Percent
--------------------------------------------------------------------------------------------------------------------
Officers and Directors
----------------------

Abdul Ladha, Director and                  6,593,750(2)     28.80%               Nil       6,593,750(2)      30.70%
Executive Officer

Barrett Sleeman, Director                     40,000(3)         *%(1)           Nil          40,000           *%(1)

Dr. David Vogt, Director                         Nil          N/A                Nil             Nil         N/A


--------------------------------------------------------------------------------------------------------------------
Name and Relationship                       Shares Beneficially Owned      Number of         Shares Beneficially
                                               Owned Prior to the         Shares Being        Owned After the
                                                    Offering                Offered                Offering
                                            --------------------------                    --------------------------
                                             Number        Percent                           Number        Percent
--------------------------------------------------------------------------------------------------------------------
Charles Taylor, Director                       1,000          N/A                Nil             Nil         N/A

Ron Miller, Executive Officer                    Nil          N/A                Nil             Nil         N/A

Jeremy Dodd, Executive Officer               133,400(4)         *%(1)            Nil          13,340           *%(1)

Randy Ehli, Executive Officer of              50,000            *%(1)            Nil          50,000           *%(1)
Subsidiary

Brett Johnston, Executive Officer of          39,200            *%(1)            Nil          39,200           *%
Subsidiary

All current directors and executive        6,987,615(5)     32.26%               Nil       6,987,615       32.26%
officers as a group (12 persons)


5% Shareholders
---------------
Dexton Technologies Corporation            1,843,444         8.79%         1,843,444            Nil          N/A

Jaragua Limited                            1,600,000(6)      7.35%         1,600,000(6)          Nil         N/A

Silicon Capital Corp.                      1,641,085(7)      7.62%         1,641,085(7)          Nil         N/A
----------------------

(1)  Less than 1%
(2)  Includes (a) 6,093,750  shares of common stock owned of record by The Ladha
     (1999) Family Trust, of which Abdul Ladha is a beneficiary; and (b) options exercisable to acquire 500,000 shares of common stock within 60 days of October 13, 2000.
(3) Consists of options exercisable to acquire 40,000 shares of common stock within 60 days of October 13, 2000.
(4) Consists of options exercisable to acquire 133,400 shares of common stock within 60 days of October 13, 2000.
(5)  Includes (a) 6,093,750  shares of common stock owned of record by The Ladha
     (1999) Family Trust, of which Abdul Ladha is a beneficiary; (b) 50,000 shares of common stock owned of record by Randy Ehli directly; (c) 2,800 shares of common stock owned of record by Jerry Bleet directly; (d) 10,000 shares of common stock owned of record by Robert Kavanagh indirectly; (e) 50,000 shares of common stock owned of record by Randy Ehli directly; (f) 39,200 shares of common stock owned of record by Brett Johnston directly;
     (g) 53,405 shares of common stock owned by Harland Moore directly and (h) options exercisable to acquire an aggregate 683,400 shares of common stock within 60 days of October 13, 2000.
(6)  Includes (a) 800,000 shares of common stock owned of record  directly;  and
     (b) warrant exercisable to acquire 800,000 shares of common stock within 60 days of October 13, 2000.
(7)  Includes (a) 1,094,057 shares of common stock owned of record directly; and
     (b) warrant exercisable to acquire 547,028 shares of common stock within 60 days of October 13, 2000.

                              PLAN OF DISTRIBUTION

We are registering the shares offered by the selling securityholders and no underwriters are participating in this offering.

The following table sets forth the selling securityholders names and addresses of each of the selling securityholders and the number of shares of common stock that may be offered by each of them pursuant to this prospectus:

--------------------------------------------------------------------------------
Name and Address of Selling Securityholder           Number of Shares
--------------------------------------------------------------------------------
Silicon Capital Corp.(1)                               1,641,085(2)
Wayaca No. 31-C, P.O. Box 651
Oranjestad, Aruba

Jaragua Limited(3)                                     1,600,000(4)
P.O. Box N7755, Shirley House
50 Shirley Street
Hamilton, Bermuda HM 11

Triumph Management Limited(5)                            400,000(6)
P.O. Box CB13004
Nassau, Bahamas

Mesler's Auction House of Scottsdale, LLC(7)              30,625
2425 E. Camelback Road
Suite 975
Phoenix, Arizona 85016-4215

Dexton Technologies Corporation(8)                     1,843,444
3112 Boundary Road
Burnaby, British Columbia V5M 4A2

TOTAL                                                  5,515,154

--------------------------
(1) The control persons of Silicon Capital Corp. are Rene Hussy, President and director, and Bruno Bolliger.
(2)  Includes (a) 1,094,057 shares of common stock owned of record directly; and
     (b) warrant exercisable to acquire 547,028 shares of common stock.
(3) The control persons of Jaragua Limited are: Barbara Baptista, sole shareholder; Marco Montanari, director and President; Shakira Sands, director and Secretary; and Wendy Johnson, director and Treasurer.
(4)  Includes (a) 800,000 shares of common stock owned of record  directly;  and
     (b) warrant exercisable to acquire 800,000 shares of common stock.
(5) Desmond Holdings Ltd. is the sole director and executive officer of Triumph Management Ltd. Kenneth Taves is the sole director, officer beneficial owner of Desmond Holdings Ltd. and the beneficial owner of Triumph Management Ltd.
(6)  Includes (a) 200,000 shares of common stock owned of record  directly;  and
     (b) warrant exercisable to acquire 200,000 shares of common stock.
(7) F&F Capital Investment, Inc. and Stockbridge Realty Investor - Arizona, Inc. are the sole members of Mesler's Auction House of Scottsdale, L.L.C.
(8) Dexton Technologies Corporation is a reporting company in British Columbia and Alberta, Canada whose shares trade on the Canadian Venture Exchange and which has common directors and officers with our company.

The selling securityholders are entitled to receive all of the proceeds from the future sale of their shares of our common stock.

The selling securityholders, from time to time, depending on market conditions and other factors, may offer and/or sell their shares of common stock on the AMEX in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The shares of common stock may be sold by one or more methods including, without limitation, (i) block trades in which a broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; (iii) ordinary brokerage transactions and transactions in which the broker solicits purchases; and (iv) face to face transactions between sellers and purchasers without a broker or dealer. In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from the selling shareholders in amounts to be negotiated. Such brokers, dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales.

We will bear all costs and expenses of the registration of the shares of common stock under the Securities Act and certain state securities laws, other than fees of counsel for the selling securityholders and any discounts or commissions payable with respect to sales of the shares of common stock.

These transactions may or may not involve brokers or dealers. The selling securityholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling securityholders.

The selling securityholders and any broker-dealers that act in connection with the sale of securities might be deemed to be underwriters within the meaning of
Section 2(a)(11) of the Securities Act, and any commissions received by those broker-dealers and any profit on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

Because the selling securityholders may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, the selling securityholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling securityholders that the anti- manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

The selling securityholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of that Rule.

Sales of the shares of common stock by the selling shareholders may have an adverse effect on the market price of our common stock. Moreover, the selling shareholders are not restricted as to the number of shares of common stock that may be sold at any one time, and it is possible that a significant number of shares of common stock could be sold at the same time, which also may have an adverse effect on the market price of our common stock.


                            DESCRIPTION OF SECURITIES

Ableauctions.com is authorized to issue up to 62,500,000 shares of common stock at a par value of $0.001 per share. Each shareholder is entitled to one vote for each share held on all matters to be voted upon by the shareholders. Our shares of common stock have no preemptive, conversion, or redemption rights. If we are liquidated, dissolved or wound up, the holders of common stock are entitled to share in proportion to the percentage of their ownership all assets remaining after payment of liabilities. All of our issued and outstanding shares of common stock are fully paid and non-assessable.


                          TRANSFER AGENT AND REGISTRAR

Our auditor is Davidson & Company, Chartered Accountants, of Vancouver, British Columbia, Canada. The registrant and transfer agent for our shares of common stock is Interwest Transfer Company, Inc., of Salt Lake City, Utah.

                         SHARES ELIGIBLE FOR FUTURE SALE

There are 20,976,661 shares of our common stock outstanding as of October 13, 2000, of which 5,545,750 are freely tradable, and of which 3,968,126 are restricted securities that are offered by the selling shareholders pursuant to this prospectus. We have also registered for reserve by the shelling shareholders 1,547,028 shares acquirable upon exercise of warrants. Subject to the registration statement being declared and remaining effective, all of the shares offered hereby will be immediately tradable without restriction or further registration under the Securities Act.

We cannot predict as to the effect, if any, that sales of shares of common stock by the selling shareholders, or even the availability of such shares for sale, will have on the market prices of our common stock from time to time. The possibility that substantial amounts of common stock may be sold in the public market may adversely affect prevailing market prices for our common stock and could impair our ability to raise capital through the sale of our equity securities.

Subject to the provisions of Rule 144, additional shares of our common stock will be available for sale in the public market as follows:

------------------------------------------------------------------------------------------------------------
Date                                    Approximate Shares
                                      Eligible for Future Sale
------------------------------------------------------------------------------------------------------------
Currently                                    5,545,750            Freely tradeable shares issued more than
                                                                  one year ago or issued under 1999 Stock
                                                                  Option Plan

At effectiveness of this prospectus          5,515,154            Shares registered for resale in this

From time to time thereafter                 11,462,785           Rule 144 limitations apply


In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

     o 1% of the number of shares of common stock then outstanding, which equals approximately 209,766 shares as of October 13, 2000; or

     o the average weekly trading volume of the common stock on AMEX during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. Therefore, unless otherwise restricted, "144(k) shares" may be sold immediately.

As of October 13, 2000, options to purchase 1,332,500 shares of common stock were issued and outstanding under our 1999 Stock Option Plan, and options not granted under the Plan to purchase an additional 40,000 shares of common stock were also issued and outstanding. We have a filed a registration statement on Form S-8 to register all of the shares of common stock reserved for issuance under our 1999 Stock Option Plan (including shares subject to outstanding options) and up to 50,000 shares reserved for issuance to Barrett Sleeman, one of our directors, under a stock option granted outside our Plan. Accordingly, shares registered under such registration statement are, subject to vesting provisions and Rule 144 volume limitations applicable to our affiliates, available for sale in the open market.

                                  LEGAL MATTERS

Eric Littman of Eric P. Littman P.A., Miami, Florida, will pass on the legality of the shares offered by this prospectus.

                                     EXPERTS

The financial statements of Ableauctions.com for the period from September 30, 1996 (incorporation) through December 31, 1997 appearing in this prospectus were audited by Barry L. Friedman, P.C., and the financial statements for the fiscal years ended December 31, 1998 and 1999 were audited by Davidson & Company, independent accountants, as set forth in their report thereon appearing elsewhere in this prospectus, and are included herein in reliance upon the authority of such firm as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS

         AUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR DECEMBER 31, 1999


Auditors' Report.............................................................F-1

Consolidated Balance Sheets..................................................F-2

Consolidated Statements of Operations........................................F-3

Consolidated Statements of Comprehensive Loss................................F-4

Consolidated Statements of Changes in Stockholder's Equity ..................F-5

Consolidated Statements of Cash Flows........................................F-6

Notes to the Consolidated Financial Statements...............................F-7



          UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR JUNE 30, 2000


Unaudited Consolidated Balance Sheets.......................................F-18

Unaudited Consolidated Statements of Operations.............................F-19

Unaudited Consolidated Statements of Comprehensive Loss.....................F-20

Unaudited Consolidated Statements of Changes in Stockholder's Equity........F-21

Unaudited Consolidated Statements of Cash Flows.............................F-22

Notes to the Unaudited Consolidated Financial Statements....................F-23

                                                                A Partnership of
                                                      Incorporated Professionals
DAVIDSON & COMPANY=========Chartered Accountants================================





                          INDEPENDENT AUDITORS' REPORT

To the Stockholders and the Board of Directors of Ableauctions.com, Inc.
(formerly J.B. Financial Services, Inc.)


We have audited the accompanying consolidated balance sheets of Ableauctions.com, Inc. (formerly J.B. Financial Services, Inc.) as at December 31, 1999 and 1998 and the related consolidated statements of operations, comprehensive loss, changes in stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards of the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ableauctions.com, Inc. (formerly J.B. Financial Services, Inc.) as at December 31, 1999 and 1998 and the results of its operations, changes in stockholders' equity and its cash flows for the years then ended in conformity with generally accepted accounting principles of the United States of America.

The accompanying consolidated financial statements have been prepared assuming that Ableauctions.com, Inc. (formerly J.B. Financial Services, Inc.) will continue as a going concern. As discussed in Note 2 to the financial statements, unless the Company attains future profitable operations and/or obtains additional financing, there is substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                         /s/ Davidson & Company
Vancouver, Canada                                         Chartered Accountants
March 24, 2000

                   A Member of Accounting Group International
                   ==========================================

     Suite 1270, Stock Exchange Tower, 609 Granville Street, P.O. Box 10372,
                Pacific Centre, Vancouver, B.C., Canada V7Y 1G6
                Telephone (604) 687-0947   Fax (604) 687-6172

ABLEAUCTIONS.COM, INC.
(formerly J.B. Financial Services, Inc.)
CONSOLIDATED BALANCE SHEETS
AS AT DECEMBER 31
================================================================================



                                                                                         1999             1998
----------------------------------------------------------------------------------------------------------------
ASSETS

Current
    Accounts receivable - trade                                                 $      96,790     $         -
    Accounts receivable - other                                                       171,015               -
    Inventory                                                                         486,572               -
    Prepaid expenses                                                                   73,452               -
                                                                                --------------    ------------
    Total current assets                                                              827,829               -

Trademark                                                                              12,151               -
Capital assets (Note 6)                                                             1,170,859               -
Web site development costs (Note 7)                                                    95,805               -
Goodwill (Note 8)                                                                     655,155               -
                                                                                --------------    ------------
Total assets                                                                    $   2,761,799     $         -
===============================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current
    Bank indebtedness                                                           $      60,916     $         -
    Accounts payable and accrued liabilities                                          277,706              944
                                                                                --------------    ------------
    Total current liabilities                                                         338,622              944
                                                                                --------------    ------------
Stockholders' equity (Note 1)
    Capital stock
       Authorized
          62,500,000 common shares with a par value of $0.001

       Issued and outstanding
          December 31, 1998 - 6,250,000 common shares
            with a par value of $0.001
          December 31, 1999 - 18,310,001 common shares
            with a par value of $0.001                                                 18,310            6,250

    Additional paid-in capital                                                      3,740,108               -
    Deficit                                                                        (1,346,686)          (7,194)
    Accumulated other comprehensive income                                             11,445               -
                                                                                --------------    ------------
    Total stockholders' equity                                                      2,423,177             (944)
                                                                                --------------    ------------
Total liabilities and stockholders' equity                                      $   2,761,799     $         -
===============================================================================================================

Subsequent events (Note 14)


              The accompanying notes are an integral part of these
                       consolidated financial statements.

ABLEAUCTIONS.COM, INC.
(formerly J.B. Financial Services, Inc.)
CONSOLIDATED STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31
================================================================================


                                                                                        1999            1998
-------------------------------------------------------------------------------------------------------------
REVENUE

    Sales                                                                      $     829,755     $         -
    Commissions                                                                       68,695               -
                                                                               --------------    ------------
                                                                                     898,450               -

COST OF GOODS SOLD                                                                   582,346               -
                                                                               --------------    ------------
GROSS PROFIT                                                                         316,104               -
                                                                               --------------    ------------
OPERATING EXPENSES
    Accounting and legal fees                                                         76,057               -
    Advertising and promotion                                                        119,014               -
    Amortization of goodwill                                                          11,972               -
    Automobile                                                                        46,196               -
    Bad debt                                                                          36,011               -
    Commission                                                                        39,625               -
    Consulting fees                                                                   45,966               -
    Depreciation and amortization                                                    195,288               -
    Investor relations and shareholder information                                   400,731               -
    Management fees                                                                  238,278               -
    Office and miscellaneous                                                          61,179              944
    Rent and utilities                                                                73,695               -
    Salaries and benefits                                                            310,770               -
    Telephone                                                                         19,118               -
                                                                               --------------    ------------
                                                                                   1,673,900              944
                                                                               --------------    ------------
Loss before other items                                                           (1,357,796)            (944)
                                                                               --------------    ------------
OTHER ITEMS
    Interest income                                                                   22,871               -
    Foreign exchange loss                                                             (4,567)              -
                                                                               --------------    ------------
                                                                                      18,304               -
                                                                               --------------    ------------
Loss for the year                                                              $  (1,339,492)    $      (944)
=============================================================================================================
Basic and diluted loss per share                                               $       (0.10)    $      0.00
=============================================================================================================
Weighted average number of shares of common stock outstanding                     13,228,082        6,250,000
=============================================================================================================


              The accompanying notes are an integral part of these
                       consolidated financial statements.

ABLEAUCTIONS.COM, INC.
(formerly J.B. Financial Services, Inc.)
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
YEAR ENDED DECEMBER 31
================================================================================





                                                                                         1999            1998
-------------------------------------------------------------------------------------------------------------

    Net loss                                                                   $   (1,339,492)   $         -
    Other comprehensive income, net of tax:
       Foreign currency translation adjustments                                        11,445              -
                                                                               --------------    ------------
    Consolidated comprehensive loss                                            $   (1,328,047)   $         -
=============================================================================================================

Basic and diluted comprehensive loss per share                                 $       (0.10)    $      0.00
=============================================================================================================

Weighted average number of shares outstanding                                      13,228,082       6,250,000
============================================================================================== ===============













              The accompanying notes are an integral part of these
                       consolidated financial statements.

ABLEAUCTIONS.COM, INC.
(formerly J.B. Financial Services, Inc.)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
================================================================================



                                                                                Accumulated
                                   Common Stock                 Additional            Other                            Total
                          ---------------- ---------------         Paid-in    Comprehensive                    Stockholders'
                                   Shares          Amount          Capital           Income         Deficit           Equity
-----------------------------------------------------------------------------------------------------------------------------
Balance, December 31,
    1997                       6,250,000     $      6,250    $         -     $          -     $      (6,250)   $          -
Loss for the year                     -                -               -                -              (944)           (944)
                          --------------   --------------  --------------   --------------   --------------  --------------

Balance, December 31,
    1998                       6,250,000            6,250              -                -            (7,194)           (944)

Common stock issued
    for cash                   1,094,057            1,094       3,499,886               -                -        3,500,980

Common stock issued
    for acquisition of
    Able Auctions
    (1991) Ltd.                1,843,444            1,843          71,895               -                -           73,738

Common stock issued
    for services              53,750,000           53,750         (45,150)              -                -            8,600

Common stock issued
    for services               5,312,500            5,313          (4,463)              -                -              850

Return of shares to
    treasury for
    cancellation             (50,000,000)         (50,000)         50,000               -                -               -

Common stock issued
    for assets of Ross
    Auctioneers                   60,000               60         167,940               -                -          168,000

Translation adjustment                -                -               -            11,445               -           11,445

Loss for the year                     -                -               -                -        (1,339,492)     (1,339,492)
                          --------------   --------------  --------------   --------------   --------------  --------------

Balance, December 31,
    1999                      18,310,001     $     18,310    $  3,740,108    $      11,445    $  (1,346,686)   $  2,423,177
========================= ================ =============== ================ ================ =============== ================





              The accompanying notes are an integral part of these
                       consolidated financial statements.

ABLEAUCTIONS.COM, INC.
(formerly J.B. Financial Services, Inc.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEAR ENDED DECEMBER 31
================================================================================

                                                                                     1999              1998
------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Loss for the year                                                        $ (1,339,492)     $      (944)
    Items not affecting cash:
       Amortization of goodwill                                                    11,972               -
       Bad debt                                                                    36,011
       Consulting fees                                                              9,450               -
       Depreciation and amortization                                              195,288               -
       Other                                                                       (8,622)              -

    Changes in non-cash working capital items:
       Increase in accounts receivable                                           (271,378)              -
       Increase in inventory                                                     (239,597)              -
       Increase in prepaid expenses                                               (37,338)              -
       Increase in accounts payable and accrued liabilities                       166,610              944
       Increase (decrease) in due to related parties                              (13,961)              -
                                                                            --------------    ------------
    Net cash used in operating activities                                      (1,491,057)              -
                                                                            --------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES
    Issuance of common stock                                                    3,500,980               -
    Loan payable                                                                 (852,971)              -
                                                                            --------------    ------------
    Net cash provided by financing activities                                   2,648,009               -
                                                                            --------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES
    Investment in subsidiary, net of cash acquired                               (702,526)              -
    Capital assets                                                               (451,130)              -
    Trademark                                                                      (5,704)              -
    Web site development costs                                                    (69,953)              -
                                                                            --------------    ------------
    Net cash used in investing activities                                      (1,229,313)              -
                                                                            --------------    ------------
Change in cash and cash equivalents for the year                                  (72,361)              -

Effect of exchange rates on cash                                                   11,445               -

Cash and cash equivalents, beginning of year                                           -                -
                                                                            --------------    ------------
Cash and cash equivalents, end of year                                       $    (60,916)     $        -
==========================================================================================================

As represented by:
    Excess of cheques issued over deposits                                   $   (117,818)     $        -
    Short-term deposit                                                             56,902               -
                                                                            --------------    ------------
                                                                             $    (60,916)     $        -
==========================================================================================================

Supplemental disclosures with respect to cash flows (Note 9)


              The accompanying notes are an integral part of these
                       consolidated financial statements.

ABLEAUCTIONS.COM, INC.
(formerly J.B. Financial Services, Inc.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1999
================================================================================



1.   HISTORY AND ORGANIZATION OF THE COMPANY

     The Company was organized on September 30, 1996, under the laws of the State of Florida, as J.B. Financial Services, Inc.

     On October 1, 1996, the Company issued 5,000 shares with a par value of $1 for services received in the amount of $5,000.

     On September 2, 1998, the State of Florida approved the Company's restated Articles of Incorporation, which increased its capitalization from 6,500 common shares to 50,000,000 common shares. The par value was changed from $1 par to $0.001.

     On September 2, 1998, the Company forward split its common stock 200:1, thus increasing the number of outstanding common stock shares from 5,000 shares to 1,000,000 shares.

     On March 26, 1999, the Company issued 53,750,000 shares at a deemed value of $8,600 as payment of fees for services received.

     On April 12, 1999, the Company issued 5,312,500 shares at a deemed value of $850 as payment of fees for services received.

     On July 19, 1999, an Article of Amendment was filed with the State of Florida for the change of the Company's name from J.B. Financial Services, Inc. to Ableauctions.com, Inc.

     On July 19, 1999, the Company received from a shareholder 50,000,000 shares which were previously issued for services rendered, and returned these shares to treasury for cancellation.

     On July 20, 1999, the Company authorized a 5:1 stock split, effected in the form of a dividend, increasing the shares issued and outstanding from 2,450,000 to 12,250,000.

     On July 21, 1999, the Company authorized a 5:1 forward share split increasing the shares issued and outstanding from 12,250,000 to 61,250,000 and the authorized shares to 250,000,000.

     On August 24, 1999, the Company issued 1,094,057 shares of common stock under Rule 504 of Regulation D of the Securities Act of 1993 for total proceeds of $3,500,980.

     Effective September 5, 1999, the Company effected a 4:1 reverse stock split. Following consolidation, the issued and outstanding common shares of the Company was 18,250,000, with a par value of $0.001 and the authorized share capital is 62,500,000 common shares with a par value of $0.001 per share.

     On October 18, 1999, the Company issued 60,000 shares of common stock at a deemed value of $168,000 to purchase the assets of Ross Auctioneers & Appraisers Ltd.

     The Company is a high-tech business-to-business and consumer auctioneer that conducts its auctions live and simultaneously broadcasts them over the Internet. The Company liquidates a broad range of computers, electronics, office equipment, furniture and industrial equipment that it acquires through bankruptcies, insolvencies and defaults.

ABLEAUCTIONS.COM, INC.
(formerly J.B. Financial Services, Inc.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1999
================================================================================



2.   GOING CONCERN

     The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the company is in the process of expansion and its operating expenses and start-up costs exceed its revenues. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. It is management's plan to seek additional capital through equity financing.

     ========================================================================

                                                        1999            1998
     -------------------------------------------------------- ---------------
     Deficit                                    $ (1,346,686)    $    (7,194)
     Working capital (deficiency)                    489,207            (944)
     ========================================================================


3.   SIGNIFICANT ACCOUNTING POLICIES

     Principles of consolidation

     These consolidated financial statements include the accounts of Ableauctions.com, Inc. (formerly J.B. Financial Services, Inc.) and its wholly owned subsidiary, Able Auctions (1991) Ltd. from the date of its acquisition on August 24, 1999. All significant inter-company balances and transactions have been eliminated on consolidation.

     Foreign currency translation

     The Company accounts for foreign currency transactions and translation of foreign currency financial statements under Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation" ("SFAS 52"). Transaction amounts denominated in foreign currencies are translated at exchange rates prevailing at transaction dates. Carrying values of monetary assets and liabilities are adjusted at each balance sheet date to reflect the exchange rate at that date. Non-monetary assets and liabilities are translated at the exchange rate on the original transaction date. Gains and losses from restatement of foreign currency monetary and non-monetary assets and liabilities are included in income. Revenues and expenses are translated at the rates of exchange prevailing on the dates such items are recognized in earnings.

     Financial  statements of the Company's Canadian  subsidiary,  Able Auctions
     (1991) Ltd. are translated into U.S. dollars using the exchange rate at the balance sheet date for assets and liabilities. The functional currency of Able Auctions (1991) Ltd. is the local currency, the Canadian dollar. Translation adjustments, if necessary, are recorded as a separate component of Stockholders' Equity.

     Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results could differ from these estimates.

     Cash and cash equivalents

     The Company considers all investments with a maturity of three months or less to be cash equivalents.

     Inventory

     Inventory is stated at the lower of cost and net realizable value.

ABLEAUCTIONS.COM, INC.
(formerly J.B. Financial Services, Inc.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1999
================================================================================



3.   SIGNIFICANT ACCOUNTING POLICIES (cont'd.....)

     Software development

     The Company has adopted Statement of Position 98-1 ("SOP 98-1"), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", as its accounting policy for internally developed computer software costs. Under SOP 98-1, computer software costs incurred in the preliminary development stage are expensed as incurred. Computer software costs incurred during the application development stage are capitalized and amortized over the software's estimated useful life.

     Capital assets and depreciation

     Capital assets are recorded at cost less accumulated depreciation. The cost of capital assets is depreciated using the declining balance method at the following rates:

         Computer equipment                                         30%
         Computer software                                          30%
         Furniture and fixtures                                     20%
         Equipment                                                  30%
         Trailers and trucks                                        20%
         Vehicles                                                   30%

     Leasehold improvements are depreciated using the straight-line method over a period of 10 years.

     Revenue recognition

     The Company generally earns revenues from its auction activities either through consignment sales, or through sales of inventory purchased by the Company. For consignment sales, the Company earns auction fees charged to consignees, and buyer's premiums charged to purchasers, determined as a percentage of the sale price. For inventory sales, the Company earns a profit or incurs a loss on the sale, to the extent the purchase price exceeds or is less than the purchase price paid for such inventory.

     For each type of auction revenue, an invoice is rendered to the purchaser, and revenue is recognized by the Company, at the date of the auction. The auction purchase creates a legal obligation upon the purchaser to take possession of, and pay for the merchandise. This obligation generally provides the Company with reasonable assurance of collection of the sale proceeds, from which the Company's earnings are derived, including the fees from consignees and purchasers, as well as resale profits.

     Trademarks

     The cost of the trademark acquired is being amortized on a straight-line basis over its life of fifteen years.

     Goodwill

     Goodwill represents the excess of the cost of companies acquired over the fair value of their net assets at dates of acquisition and is being amortized on a straight-line basis over 20 years.

     Advertising costs

     The Company recognizes advertising expenses in accordance with Statement of Position 98-7, "Reporting on Advertising Costs". As such, the Company expenses the cost of communicating advertising in the period in which the advertising space or airtime is used.

ABLEAUCTIONS.COM, INC.
(formerly J.B. Financial Services, Inc.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1999
================================================================================



3.   SIGNIFICANT ACCOUNTING POLICIES (cont'd.....)

     Loss per share

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS
     128"). Under SFAS 128, basic and diluted earnings per share are to be presented. Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding in the year. Diluted earnings per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive common shares.

     Income taxes

     Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expenses (benefit) results from the net change during the year of deferred tax assets and liabilities.

     Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

     Stock-based compensation

     Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee is required to pay for the stock.

     Accounting for derivative instruments and hedging activities

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") which establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS 137 to defer the effective date of SFAS 133 to fiscal quarters of fiscal years beginning after June 15, 2000. The Company does not anticipate that the adoption of the statement will have a significant impact on its financial statements.

     Reporting on costs of start-up activities

     In April 1998, the American Institute of Certified Public Accountant's issued Statement of Position 98-5 "Reporting on the Costs of Start-Up Activities" ("SOP 98-5") which provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998 with initial adoption reported as the cumulative effect of a change in accounting principle. The adoption of SOP-98-5 by the Company during the year had no effect on its financial statements.

ABLEAUCTIONS.COM, INC.
(formerly J.B. Financial Services, Inc.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1999
================================================================================



3.   SIGNIFICANT ACCOUNTING POLICIES (cont'd.....)

     Comprehensive income

     In 1998, the Company adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income". This statement establishes rules for the reporting of comprehensive income and its components.


4.   CAPITAL STOCK

     Stock split and dividend

     a) On September 2, 1998, the Company implemented a 200:1 forward stock split. On July 20, 1999, the Company effected a stock dividend of four shares for every one share of record. On July 21, 1999, the Company implemented a 5:1 forward stock split and on September 5, 1999, the Company implemented a 4:1 reverse stock split. The consolidated statements of changes in stockholders' equity have been restated to give retroactive recognition of the stock splits and stock dividend for all periods presented by reclassifying from common stock to additional paid-in capital the par value of consolidated shares arising from the splits and stock dividend. In addition, all references to number of shares and per share amounts of common stock have been restated to reflect the stock splits.

     b) On March 26, 1999, the Company issued 53,750,000 shares at a deemed value of $8,600 as payment of fees for services received.

     c) On April 12, 1999, the Company issued 5,312,500 shares at a deemed value of $850 as payment of fees for services received.

     d) On July 19, 1999, the Company received from a shareholder 50,000,000 shares which were previously issued for services rendered, and returned these shares to treasury for cancellation.

     e) During the year, the Company completed a private placement whereby it issued 1,094,057 post consolidation units at a price of $3.20 per unit for total consideration in the amount of $3,500,980. Each unit consists of one restricted common share and half of a share purchase warrant. Each whole warrant will entitle the holder to purchase an additional restricted common share at a price of $3.20 per share until August 24, 2000 and at $4.00 per share until August 24, 2001.

     f) On October 18, 1999, the Company issued 60,000 shares at a deemed value of $168,000 for the purchase of assets of Ross Auctioneers & Appraisers Ltd.

5.   WARRANTS

     As at December 31, 1999, he Company has 547,029 warrants outstanding. Each warrant will entitle the holder to purchase a restricted common share at a price of $3.20 per share until August 24, 2000 and at a price of $4.00 per share until August 24, 2001.

ABLEAUCTIONS.COM, INC.
(formerly J.B. Financial Services, Inc.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1999
================================================================================


6.       CAPITAL ASSETS

         ====================================================================================================================
                                                                                                     Net Book Value
                                                                               Accumulated ----------------- ----------------
                                                                     Cost     Depreciation              1999             1998
         --------------------------------------------------------------------------------------------------------------------
         Computer equipment                              $      994,538    $      150,825   $      843,713    $           -
         Computer software                                      130,040            21,056          108,984                -
         Furniture and fixtures                                  13,734             6,950            6,784                -
         Leasehold improvements                                  15,004               750           14,254                -
         Equipment                                              168,000             6,300          161,700                -
         Trailers and trucks                                      4,751             1,520            3,231                -
         Vehicles                                                41,142             8,949           32,193                -
                                                        ---------------   ---------------  ---------------   --------------
                                                        $     1,367,209   $       196,350  $     1,170,859   $            -
         ===================================================================================================================


7.   WEB SITE DEVELOPMENT COSTS

     Web site development costs of $95,805 (net of amortization costs of $10,645) (December 31, 1998 - $Nil) is comprised of hardware and software costs incurred by the Company in developing its web site. The Company's amortization policy concerning these costs is to amortize the costs over a period of five years commencing from the date of operations.

8.   BUSINESS COMBINATION

     During the year, the Company entered into an acquisition agreement whereby the Company acquired all the outstanding shares of Able Auctions (1991) Ltd. ("Able"). The Company issued 1,843,444 of its common shares at a deemed value of $73,738 and paid $545,305 to acquire the shares of Able. The Company also paid an additional $504,695 for shareholders' loans.

     The total purchase price of $1,123,738 has been allocated as follows:

       Cash                                                     $      347,474
       Accounts receivable                                             140,982
       Inventory                                                       215,194
       Prepaid expenses                                                 36,114
       Capital assets                                                  780,551
       Goodwill                                                        667,127
       Accounts payable and accrued liabilities                       (136,863)
       Loan payable                                                   (878,377)
       Obligation under capital lease                                  (48,464)
                                                                --------------
                                                                $    1,123,738

     Goodwill will be amortized on a straight-line basis over a 20 year period. During the year, the Company amortized $11,972 of goodwill, leaving a balance of $655,155 at December 31, 1999.

ABLEAUCTIONS.COM, INC.
(formerly J.B. Financial Services, Inc.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1999
================================================================================



9.   SUPPLEMENTAL DISCLOSURES WITH RESPECT TO CASH FLOWS

     =========================================================================
                                                           1999          1998
     -------------------------------------------------------------------------
     Cash paid for income taxes                       $      -       $      -
     Cash paid for interest                                  -              -
     =========================================================================

     The following non-cash operating, investing and financing transactions occurred during the year ended December 31, 1999:

     a) The Company issued 9,062,500 common shares, at a deemed value of $9,450, for consulting services received.

     b) The Company issued 1,843,444 shares at a deemed value of $73,738, for the purchase of Able Auctions (1991) Ltd.

     c) The Company issued 60,000 shares of common stock at a deemed value of $168,000 to purchase the assets of Ross Auctioneers & Appraisers Ltd.

     There were no non-cash operating, investing and financing transactions during the year ended December 31, 1998.

10.  ACCUMULATED OTHER COMPREHENSIVE LOSS

     Total comprehensive loss for the year ended December 31, 1999, and the year ended December 31, 1998 was $1,328,047 and $Nil, respectively. The only item included in other comprehensive loss is foreign currency translation adjustments in the amounts of $11,445 for the year ended December 31, 1999 and $Nil for the year ended December 31, 1998.

============================================================================ =================
                                                                    Foreign       Accumulated
                                                                   Currency             Other
                                                                Translation     Comprehensive
                                                                 Adjustment            Income
---------------------------------------------------------------------------- -----------------
Beginning balance, December 31, 1998                       $             -   $             -
Current period change                                                11,445            11,445
                                                           ----------------  ----------------
Ending balance, December 31, 1999                          $         11,445  $         11,445
============================================================================ =================


11.  INCOME TAXES

     The Company's total deferred tax asset is as follows:

     ===========================================================================
                                                             1999          1998
     ---------------------------------------------------------------------------
     Net operating loss carryforward                 $    610,361   $     2,445
     Valuation allowance                                 (610,361)       (2,445)
                                                     -------------  ------------
                                                     $         -    $          -
     ===========================================================================

     The Company has a net operating loss carryforward of approximately $1,300,000 which expires in the year 2006. The Company provided a full valuation allowance on the deferred tax asset because of the uncertainty regarding realizability.

ABLEAUCTIONS.COM, INC.
(formerly J.B. Financial Services, Inc.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1999
================================================================================



12.  UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

     The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. Although the change in date has occurred, it is not possible to conclude that all aspects of the Year 2000 Issue that may affect the entity, including those related to customers, suppliers, or other third parties, have been fully resolved.

13.  RELATED PARTY TRANSACTIONS

     During the year ended December 31, 1999, the following related party transactions occurred:

     a) The Company purchased computer equipment, software and web site development costs in the amount of $469,940, from a company controlled by a director of the Company.

     b) The Company paid $238,278 in management fees to a company controlled by a director of the Company.

     c) The Company issued 5,312,500 common shares with a deemed value of $850 for consulting services to a company controlled by a former director of the Company.

     d) Included in accounts payable is an amount of $237,849, which is payable to a company controlled by a director of the Company.

     e) The Company issued 1,843,444 common shares, which is approximately 10% of the total shares outstanding as at December 31, 1999, to a Company controlled by a director of the Company for the acquisition of Able Auctions (1991) Ltd.

     There were no related party transactions for the year ended December 31, 1998.

14.  SUBSEQUENT EVENTS

     Subsequent to December 31, 1999, the Company completed the following transactions:

     a) The Company completed a private placement of 1,000,000 units at a price of $5.00 per unit for total proceeds of $5,000,000. Each unit consists of one share of common stock and one non-transferable share purchase warrant. Each warrant entitles the holder to purchase one additional share of common stock at a price of $5.00 until February 25, 2001 and at a price of $6.00 until February 25, 2002.

     b) The Company, through its wholly owned subsidiary, acquired all of the business assets of Falcon Trading, Inc. ("Falcon") for a purchase price of $360,805, which was paid by issuing 53,405 shares of common stock of the Company at a deemed price of $6.756 per share. In addition, the Company granted stock options to purchase an aggregate of 105,000 shares of common stock for five years, with 75,000 of the options exercisable at $6.756 per share and the remaining 30,000 options exercisable at $8.00 per share, subject to vesting criteria.

     c) The Company signed a binding letter of intent to purchase Mesler's Auction House ("Mesler's") of Scottsdale, Arizona. Under the letter of intent, the Company has agreed to purchase Mesler's assets for $500,000, which will be payable by $255,000 in cash and by issuing 30,625 (issued) shares of the Company. The Company has also agreed to purchase real estate and a building from Mesler's for $3,500,000, which will be paid by $1,200,000 in cash, $1,050,000 by assuming a mortgage on the property, and by issuing shares of the Company for the balance at a deemed price of $8.00 per share. The Company has issued 155,486 shares of common stock, pursuant to the above obligation. In addition, the Company will purchase the inventory of Mesler's for $450,000 in cash. On closing, the Company will grant to Mesler's an option to purchase 150,000 shares of common stock at the price of $8.00 per share for a term to be determined by the Company's Board of Directors.

ABLEAUCTIONS.COM, INC.
(formerly J.B. Financial Services, Inc.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1999
================================================================================



14.  SUBSEQUENT EVENTS (cont'd.....)

     d) The Company has signed a Letter of Intent to acquire Ehli's Auctions for $1,100,000, which will be payable by $600,000 in cash and the balance of $500,000 by issuing 63,163 shares of the Company's common stock at a deemed price of $7.916 per share. On closing, the Company will grant stock options to purchase 40,000 shares of common stock of the Company at the market price per share at the time of closing, subject to performance based vesting criteria.

     e) The Company granted 102,500 stock options at a price of $5.00 per common stock, exercisable to January 18, 2005.


15.  STOCK BASED COMPENSATION EXPENSE

     Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", encourages but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". Accordingly, compensation cost for stock options is measured as the excess, if any, of quoted market price of the Company's stock at the date of grant over the option price. No stock based compensation has resulted from the use of this standard.

     Following is a summary of the status of the plan during 1999 and 1998:

         ==========================================================================================
                                                                                          Weighted
                                                                                           Average
                                                                            Number        Exercise
                                                                         of Shares           Price
         ------------------------------------------------------------------------------------------
         Outstanding at December 31, 1997 and 1998                               -         $     -

             Granted                                                       812,500         $  3.20
             Forfeited                                                           -         $     -
             Exercised                                                           -         $     -
                                                                      ------------
         Outstanding at December 31, 1999                                  812,500         $  3.20
         ==========================================================================================

     Following is a summary of the status of options outstanding at December 31, 1999:

                                     Outstanding Options                      Exercisable Options
                          ------------------------------------------    ------------------------------
                                             Weighted
                                              Average       Weighted                          Weighted
                                            Remaining        Average                           Average
                                          Contractual       Exercise                          Exercise
Exercise Price                  Number           Life          Price            Number           Price
-------------------------------------------------------------------------------------------------------
$ 3.20                         812,500          4.79         $  3.20           652,500        $  3.20
=======================================================================================================

ABLEAUCTIONS.COM, INC.
(formerly J.B. Financial Services, Inc.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1999
================================================================================



15.  STOCK BASED COMPENSATION EXPENSE (cont'd.....)

     Compensation

     Had compensation cost been recognized on the basis of fair value pursuant to Statement of Financial Accounting Standards No. 123, net loss and loss per share would have been adjusted as follows:

     ===========================================================================

                                                            1999           1998
     ---------------------------------------------------------------------------
     Net loss
         As reported                               $  (1,339,492) $        (944)
                                                   ============== ==============
         Pro forma                                 $  (2,968,281) $        (944)
                                                   ============== ==============
     Basic and diluted loss per share
         As reported                               $       (0.10) $           -
                                                   ============== ==============
         Pro forma                                 $       (0.22) $           -
     ===========================================================================

     The fair value of each option granted is estimated using the Black Scholes Model. The assumptions used in calculating fair value are as follows:

    ========================================================================

                                                             1999       1998
    ------------------------------------------------------------------------
    Risk-free interest rate                               6.014%       -
    Expected life of the options                         2 years       -
    Expected volatility                                     193%       -
    Expected dividend yield                                 -          -
    ========================================================================

                             ABLEAUCTIONS.COM, INC.
                    (formerly J.B. Financial Services, Inc.)

                        CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

                                  JUNE 30, 2000

ABLEAUCTIONS.COM, INC.
(formerly J.B. Financial Services, Inc.)
CONSOLIDATED BALANCE SHEETS
(Unaudited)

==============================================================================================================================
                                                                                                   June 30,     December 31,
                                                                                                       2000             1999
------------------------------------------------------------------------------------------------------------------------------
ASSETS

Current
    Cash and cash equivalents                                                               $     3,885,762  $            -
    Accounts receivable - trade                                                                     529,244           96,790
    Accounts receivable - other                                                                       4,446          171,015
    Inventory                                                                                     1,271,198          486,572
    Prepaid expenses                                                                                230,860           73,452
                                                                                            ---------------  ---------------
    Total current assets                                                                          5,921,510          827,829

Trademark                                                                                            10,975           12,151
Capital assets (Note 3)                                                                           5,011,665        1,170,859
Web site development costs (Note 4)                                                                 109,821           95,805
Goodwill                                                                                          2,547,182          655,155
                                                                                            ---------------  ---------------
Total assets                                                                                $    13,601,153  $     2,761,799
==============================================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current
    Bank indebtedness                                                                       $            -   $        60,916
    Accounts payable and accrued liabilities                                                        433,170          277,706
    Promissory note - current (Note 6)                                                                8,594               -
                                                                                            ---------------  --------------
    Total current liabilities                                                                       441,764          338,622

Promissory note (Note 6)                                                                          1,042,273               -
                                                                                            ---------------  --------------
                                                                                                  1,484,037          338,622
                                                                                            ---------------  ---------------
Stockholders' equity
    Capital stock (Note 7)
       Authorized
          62,500,000 common shares with a par value of $0.001

       Issued and outstanding
          June 30, 2000 -20,874,579 common shares with a par value of $0.001                         20,874           18,310
          December 31, 1999 - 18,310,001 common shares with a par value of $0.001

    Additional paid-in capital                                                                   16,185,277        3,740,108
    Deficit                                                                                      (4,074,870)      (1,346,686)
    Accumulated other comprehensive income (loss)                                                   (14,165)          11,445
                                                                                            ---------------  ---------------
    Total stockholders' equity                                                                   12,117,116        2,423,177
                                                                                            ---------------  ---------------
Total liabilities and stockholders' equity                                                  $    13,601,153  $     2,761,799
==============================================================================================================================

              The accompanying notes are an integral part of these
                       consolidated financial statements.

ABLEAUCTIONS.COM, INC.
(formerly J.B. Financial Services, Inc.)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)


==============================================================================================================================
                                                               Three Month      Three Month       Six Month        Six Month
                                                              Period Ended     Period Ended    Period Ended     Period Ended
                                                                  June 30,         June 30,        June 30,         June 30,
                                                                      2000             1999            2000             1999
------------------------------------------------------------------------------------------------------------------------------
REVENUE
    Sales                                                   $    3,036,462   $           -   $    3,904,153   $           -
    Commissions                                                    313,816               -          546,252               -
                                                            --------------   --------------  --------------   -------------
                                                                 3,350,278               -        4,450,405               -
COST OF GOODS SOLD                                               2,673,167               -        3,487,918               -
                                                            --------------   --------------  --------------   -------------
GROSS PROFIT                                                       677,111               -          962,487               -
                                                            --------------   --------------  --------------   -------------
OPERATING EXPENSES
    Accounting and legal fees                                      108,031               -          224,044               -
    Advertising and promotion                                      190,364               -          344,652               -
    Amortization of goodwill                                        19,086               -           33,778               -
    Automobile                                                       8,014               -           23,362               -
    Bad debt (recovery)                                             12,059               -            8,363               -
    Commission                                                     101,899               -          117,952               -
    Consulting fees                                                257,510          145,000         338,764          145,000
    Depreciation and amortization                                  131,952               -          237,560               -
    Insurance                                                       33,051               -           33,051               -
    Investor relations and shareholder information                 109,815              349         376,386              349
    Licenses and permits                                            12,004               -           26,358               -
    Management fees                                                 18,657               -           20,264               -
    Office and miscellaneous                                       111,498               -          174,411               -
    Rent and utilities                                             229,727               -          415,062               -
    Repairs and maintenance                                         40,509               -           64,571               -
    Salaries and benefits                                          564,674               -          860,743               -
    Stock based compensation expense                                17,033                           17,033               -
    Telephone                                                       80,816               -          105,502               -
    Travel and entertainment                                       160,958               -          276,563               -
                                                            --------------   --------------  --------------   -------------
                                                                 2,207,657          145,349       3,698,419          145,349
                                                            --------------   --------------  --------------   --------------
Loss before other items                                         (1,530,546)        (145,349)     (2,735,932)        (145,349)
                                                            --------------   --------------  --------------   --------------
OTHER ITEMS
    Interest income                                                  8,447               -           22,890               -

    Foreign exchange (loss)                                         13,893               -          (15,142)              -
                                                            --------------   --------------  --------------   -------------
                                                                    22,340               -            7,748               -
                                                            --------------   --------------  --------------   -------------

Loss for the period                                         $   (1,508,206)  $     (145,349) $   (2,728,184)  $     (145,349)
==============================================================================================================================
Basic and diluted loss per share                            $        (0.07)  $        (0.01) $        (0.14)  $        (0.01)
==============================================================================================================================
Weighted average number of shares outstanding                   20,405,250       14,722,222      19,096,349       10,607,735
==============================================================================================================================

              The accompanying notes are an integral part of these
                       consolidated financial statements.

ABLEAUCTIONS.COM, INC.
(formerly J.B. Financial Services, Inc.)
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Unaudited)




=============================================================================================================================


                                                            Three Month      Three Month         Six Month        Six Month
                                                           Period Ended     Period Ended      Period Ended     Period Ended
                                                               June 30,         June 30,          June 30,         June 30,
                                                                   2000             1999              2000             1999
-----------------------------------------------------------------------------------------------------------------------------
    Loss for the period                                 $   (1,508,206)   $     (145,349)   $   (2,728,184)   $    (145,349)
    Other comprehensive income, net of tax:
       Foreign currency translation adjustments                (76,793)                -           (14,165)               -
                                                        --------------    --------------    --------------   -------------

    Consolidated comprehensive loss                     $   (1,584,999)   $     (145,349)   $   (2,742,349)   $    (145,349)
=============================================================================================================================

    Basic and diluted comprehensive loss per share      $        (0.08)   $        (0.01)   $        (0.14)   $       (0.01)
=============================================================================================================================

    Weighted average number of shares outstanding           20,405,250        14,722,222        19,096,349       10,607,735
=============================================================================================================================











              The accompanying notes are an integral part of these
                       consolidated financial statements.

ABLEAUCTIONS.COM, INC.
(formerly J.B. Financial Services, Inc.)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(Unaudited)

==============================================================================================================================
                                                                                  Accumulated
                                         Common Stock              Additional           Other                           Total
                                     -------------------------        Paid-in   Comprehensive                   Stockholders'
                                      Shares           Amount         Capital          Income         Deficit          Equity
------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1998           6,250,000    $     6,250     $         -    $         -     $     (7,194)   $       (944)

Common stock issued for cash         1,094,057          1,094       3,499,886              -               -        3,500,980

Common stock issued for
    acquisition of Able
 Auctions (1991) Ltd.                1,843,444          1,843          71,895              -               -           73,738

Common stock issued for
    services                        53,750,000         53,750         (45,150)             -               -            8,600

Common stock issued for
    services                         5,312,500          5,313          (4,463)             -               -              850

Return of shares to treasury
    for cancellation               (50,000,000)       (50,000)         50,000              -               -               -

Common stock issued for
    assets of Ross Auctioneers          60,000             60         167,940              -               -          168,000

Translation adjustment                      -              -               -           11,445              -           11,445

Loss for the year                           -              -               -               -       (1,339,492)     (1,339,492)
                                   ------------    ------------   -------------   -------------   -------------   -------------

Balance, December 31, 1999          18,310,001         18,310       3,740,108          11,445      (1,346,686)      2,423,177

Private placements                   2,210,240          2,210      11,048,990              -               -       11,051,200

Share issuance costs                        -              -       (1,147,670)             -               -       (1,147,670)

Common stock issued for
    acquisition of building            155,486            155       1,243,733              -               -        1,243,888

Common stock issued for
    acquisition of assets of
    Falcon Trading Inc.                 53,405             53         360,752              -               -          360,805

Common stock issued for
    acquisition of assets of
    Messler's Auction House             30,625             31         244,969              -               -          245,000

Common stock issued for
    acquisition of assets of
    Auctions West                       10,000             10          69,990              -               -           70,000

Common stock issued for
    acquisition of assets of
    Ehli Auctions                       50,000             50         349,950              -               -          350,000

Common stock issued for
    acquisition of rights to
    trade-mark                           4,822              5          34,472              -               -           34,477

Stock  based compensation               50,000             50         222,950              -               -          223,000
    expense

Translation adjustment                      -              -               -          (25,610)             -          (25,610)

Stock  based compensation                   -              -           17,033              -               -           17,033
    expense

Loss for the period                         -              -               -               -       (2,728,184)     (2,728,184)
                                   ------------    ------------   -------------   -------------   -------------   -------------

Balance, June 30, 2000              20,874,579    $    20,874    $ 16,185,277    $    (14,165)   $ (4,074,870)   $ 12,117,116
=============================== =============== ============== =============== =============== =============== ===============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

ABLEAUCTIONS.COM, INC.
(formerly J.B. Financial Services, Inc.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
SIX MONTH PERIOD ENDED JUNE 30



==============================================================================================================================
                                                                              Three Month         Six Month        Six Month
                                                                             Period Ended      Period Ended     Period Ended
                                                                                 June 30,          June 30,         June 30,
                                                                                     2000              2000             1999
------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Loss for the period                                                   $    (1,508,206)  $    (2,728,184) $      (145,349)
    Items not affecting cash:
       Amortization of goodwill                                                    19,086            33,778               -
       Depreciation and amortization                                              131,952           237,560               -
       Consulting fees                                                                 -                 -           145,000
       Stock based compensation expense                                            17,033            17,033               -

    Changes in non-cash working capital items:
       Increase in accounts receivable                                              6,831          (265,885)              -
       Increase in inventory                                                       55,419          (784,626)              -
       Increase in prepaid expenses                                              (149,525)         (157,408)              -
       Increase in accounts payable and accrued liabilities                      (390,788)          155,464              349
                                                                          ---------------   ---------------  ---------------
    Net cash used in operating activities                                      (1,818,198)       (3,492,268)              -
                                                                          ---------------   ---------------  --------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Issuance of common stock                                                    6,274,200        11,274,200               -
    Share issuance costs                                                         (847,670)       (1,147,670)              -
                                                                          ---------------   ---------------  --------------
    Net cash provided by financing activities                                   5,426,530        10,126,530               -
                                                                          ---------------   ---------------  --------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Capital assets                                                               (226,353)       (1,789,724)              -
    Web site development costs                                                    (23,470)          (23,470)              -
    Acquisition of investment                                                    (900,000)         (900,000)              -
                                                                          ---------------   ---------------  --------------
    Net cash used in investing activities                                      (1,149,823)       (2,713,194)              -
                                                                          ---------------   ---------------  --------------

Change in cash and cash equivalents for the period                              2,458,509         3,921,068               -

Effect of exchange rates on cash                                                  (25,573)           25,610               -

Cash and cash equivalents, beginning of period                                  1,452,826           (60,916)              -
                                                                          ---------------   ---------------  --------------

Cash and cash equivalents, end of period                                  $     3,885,762   $     3,885,762  $            -
==============================================================================================================================


Supplemental disclosures with respect to cash flows (Note 9)


              The accompanying notes are an integral part of these
                       consolidated financial statements.

ABLEAUCTIONS.COM, INC.
(formerly J.B. Financial Services, Inc.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
JUNE 30, 2000
================================================================================


1.   HISTORY AND ORGANIZATION OF THE COMPANY

     The Company was organized on September 30, 1996, under the laws of the State of Florida, as J.B. Financial Services, Inc. On July 19, 1999, an Article of Amendment was filed with the State of Florida for the change of the Company's name from J.B. Financial Services, Inc. to Ableauctions.com, Inc.

     The Company is a high-tech business-to-business and consumer auctioneer that conducts its auctions live and simultaneously broadcasts them over the Internet. The Company liquidates a broad range of computers, electronics, office equipment, furniture and industrial equipment that it acquires through bankruptcies, insolvencies and defaults.

2.   SIGNIFICANT ACCOUNTING POLICIES

     Generally accepted accounting principles

     The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, comprehensive loss, changes in stockholders' equity and cash flows at June 30, 2000 and for the period then ended have been made. These financial statements should be read in conjunction with the audited financial statements of the Company for the year ended December 31, 1999. The results of operations for the period ended June 30, 2000 are not necessarily indicative of the results to be expected for the year ending December 31, 2000.

     Principles of consolidation

     These consolidated financial statements include the accounts of Ableauctions.com, Inc. (formerly J.B. Financial Services, Inc.) and its wholly owned subsidiaries, Able Auctions (1991) Ltd. and Ableauctions.com (Washington) Inc. All significant inter-company balances and transactions have been eliminated on consolidation.

     Foreign currency translation

     The Company accounts for foreign currency transactions and translation of foreign currency financial statements under Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation" ("SFAS 52"). Transaction amounts denominated in foreign currencies are translated at exchange rates prevailing at transaction dates. Carrying values of monetary assets and liabilities are adjusted at each balance sheet date to reflect the exchange rate at that date. Non-monetary assets and liabilities are translated at the exchange rate on the original transaction date. Gains and losses from restatement of foreign currency monetary and non-monetary assets and liabilities are included in income. Revenues and expenses are translated at the rates of exchange prevailing on the dates such items are recognized in earnings.

     Financial  statements of the Company's Canadian  subsidiary,  Able Auctions
     (1991) Ltd. are translated into U.S. dollars using the exchange rate at the balance sheet date for assets and liabilities. The functional currency of Able Auctions (1991) Ltd. is the local currency, the Canadian dollar. Translation adjustments, if necessary, are recorded as a separate component of Stockholders' Equity.

     Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results could differ from these estimates.

     Cash and cash equivalents

     The Company considers all investments with a maturity of three months or less to be cash equivalents.

ABLEAUCTIONS.COM, INC.
(formerly J.B. Financial Services, Inc.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
JUNE 30, 2000
================================================================================


2.   SIGNIFICANT ACCOUNTING POLICIES (cont'd.....)

     Inventory

     Inventory is stated at the lower of cost and net realizable value.

     Software development

     The Company has adopted Statement of Position 98-1 ("SOP 98-1"), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", as its accounting policy for internally developed computer software costs. Under SOP 98-1, computer software costs incurred in the preliminary development stage are expensed as incurred. Computer software costs incurred during the application development stage are capitalized and amortized over the software's estimated useful life.

     Capital assets and depreciation

     Capital assets are recorded at cost less accumulated depreciation. The cost of capital assets is depreciated using the declining balance method at the following rates:

     Building                                             4%
     Computer equipment                                  30%
     Computer software                                   30%
     Furniture and fixtures                              20%
     Equipment                                           30%
     Vehicles                                            30%

     Leasehold improvements are depreciated using the straight-line method over a period of 10 years.

     Revenue recognition

     The Company generally earns revenues from its auction activities either through consignment sales, or through sales of inventory purchased by the Company. For consignment sales, the Company earns auction fees charged to consignees, and buyer's premiums charged to purchasers, determined as a percentage of the sale price. For inventory sales, the Company earns a profit or incurs a loss on the sale, to the extent the purchase price exceeds or is less than the purchase price paid for such inventory.

     For each type of auction revenue, an invoice is rendered to the purchaser, and revenue is recognized by the Company, at the date of the auction. The auction purchase creates a legal obligation upon the purchaser to take possession of, and pay for the merchandise. This obligation generally provides the Company with reasonable assurance of collection of the sale proceeds, from which the Company's earnings are derived, including the fees from consignees and purchasers, as well as resale profits.

     Trademarks

     The cost of the trademark acquired is being amortized on a straight-line basis over its life of fifteen years.

     Goodwill

     Goodwill represents the excess of the cost of companies acquired over the fair value of their net assets at dates of acquisition and is being amortized on a straight-line basis over periods of 10-20 years.

ABLEAUCTIONS.COM, INC.
(formerly J.B. Financial Services, Inc.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
JUNE 30, 2000
================================================================================


2.   SIGNIFICANT ACCOUNTING POLICIES (cont'd.....)

     Advertising costs

     The Company recognizes advertising expenses in accordance with Statement of Position 98-7, "Reporting on Advertising Costs". As such, the Company expenses the cost of communicating advertising in the period in which the advertising space or airtime is used.

     Loss per share

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS
     128"). Under SFAS 128, basic and diluted earnings per share are to be presented. Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding in the period. Diluted earnings per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive common shares.

     Income taxes

     Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

     Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

     Stock-based compensation

     Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee is required to pay for the stock.

     Accounting for derivative instruments and hedging activities

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") which establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS 137 to defer the effective date of SFAS 133 to fiscal quarters of fiscal years beginning after June 15, 2000. The Company does not anticipate that the adoption of the statement will have a significant impact on its financial statements.

     Comprehensive income

     In 1998, the Company adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income". This statement establishes rules for the reporting of comprehensive income and its components.

ABLEAUCTIONS.COM, INC.
(formerly J.B. Financial Services, Inc.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
JUNE 30, 2000
================================================================================


3.   CAPITAL ASSETS


     ================================================================================================
                                                                              Net Book Value
                                                                     --------------------------------
                                                         Accumulated         June 30,    December 31,
                                               Cost     Depreciation             2000            1999
     -------------------------------------------------------------------------------------------------
     Building                       $     1,395,000 $        18,600  $     1,376,400  $            -
     Computer equipment                   1,004,422         272,976          731,446          843,713
     Computer software                      150,317          11,274          139,043          108,984
     Furniture and fixtures                 285,373          26,096          259,277            6,784
     Land                                 2,105,000              -         2,105,000               -
     Leasehold improvements                 240,529           8,349          232,180           14,254
     Equipment                              168,000          30,556          137,444          161,700
     Vehicles                                46,951          16,076           30,875           35,424
                                    --------------- ---------------  ---------------  ---------------
                                    $     5,395,592 $       383,927  $     5,011,665        1,170,859
     ================================================================================================

4.   WEB SITE DEVELOPMENT COSTS

     Web site development costs of $109,821 (net of amortization costs of $24,638) (December 31, 1999 - $95,805) is comprised of hardware and software costs incurred by the Company in developing its web site. The Company's amortization policy concerning these costs is to amortize the costs over a period of five years commencing from the date of operations.

5.   BUSINESS COMBINATION

     During the year ended December 31, 1999, the Company entered into an acquisition agreement whereby the Company acquired of all the outstanding shares of Able Auctions (1991) Ltd. ("Able"). The Company issued 1,843,444 of its common shares at a deemed value of $73,738 and paid $545,305 to acquire the shares of Able. The Company also paid an additional $504,695 for shareholders' loans.

     The total purchase price of $1,123,738 has been allocated as follows:

      Cash                                                         $    347,474
      Accounts receivable                                               140,982
      Inventory                                                         215,194
      Prepaid expenses                                                   36,114
      Capital assets                                                    780,551
      Goodwill                                                          667,127
      Accounts payable and accrued liabilities                         (136,863)
      Loan payable                                                     (878,377)
      Obligation under capital lease                                    (48,464)
                                                                  -------------
                                                                   $  1,123,738

     Goodwill is amortized on a straight-line basis over a 20 year period. During the period, the Company amortized $16,678 of goodwill, leaving a balance of $638,477 at June 30, 2000.

ABLEAUCTIONS.COM, INC.
(formerly J.B. Financial Services, Inc.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
JUNE 30, 2000
================================================================================


6.   PROMISSORY NOTE

     ==================================================================================================================
                                                                                             June 30,     December 31,
                                                                                                 2000             1999
     ------------------------------------------------------------------------------------------------------------------
     Promissory  note,  interest  at 9% per annum,  repayment  at $8,569 per month including principal and interest, secured by mortgage over
         land and building, due July 24, 2028.                                       $     1,050,867   $            -

     Less:  Current portion                                                                    8,594                -
                                                                                     ---------------   --------------
                                                                                     $     1,042,273   $            -
     ==================================================================================================================


7.   CAPITAL STOCK

     a) On September 2, 1998, the Company implemented a 200:1 forward stock split. On July 20, 1999, the Company effected a stock dividend of four shares for every one share of record. On July 21, 1999, the Company implemented a 5:1 forward stock split and on September 5, 1999, the Company implemented a 4:1 reverse stock split. The consolidated statements of changes in stockholders' equity have been restated to give retroactive recognition of the stock splits and stock dividend for all periods presented by reclassifying from common stock to additional paid-in capital the par value of consolidated shares arising from the splits and stock dividend. In addition, all references to number of shares and per share amounts of common stock have been restated to reflect the stock splits.

     b) On March 26, 1999, the Company issued 53,750,000 shares at a deemed value of $8,600 as payment of fees for services received.

     c) On April 12, 1999, the Company issued 5,312,500 shares at a deemed value of $850 as payment of fees for services received.

     d) On July 19, 1999, the Company received from a shareholder 50,000,000 shares which were previously issued for services rendered, and returned these shares to treasury for cancellation.

     e) On August 24, 1999, the Company completed a private placement whereby it issued 1,094,057 post consolidation units at a price of $3.20 per unit for total consideration in the amount of $3,500,980. Each unit consists of one restricted common share and half of a share purchase warrant. Each whole warrant will entitle the holder to purchase an additional restricted common share at a price of $3.20 per share until August 24, 2000 and at $4.00 per share until August 24, 2001.

     f) On October 18, 1999, the Company issued 60,000 shares at a deemed value of $168,000 for the purchase of assets of Ross Auctioneers & Appraisers Ltd.

     g) On March 25, 2000, the Company completed a private placement of 1,000,000 units at a price of $5.00 per unit for total proceeds of $4,700,000, net of issuance costs of $300,000. Each unit consists of one share of common stock and one non-transferable share purchase warrant. Each warrant entitles the holder to purchase one additional share of common stock at a price of $5.00 until March 25, 2001 and at a price of $6.00 until March 25, 2002.

ABLEAUCTIONS.COM, INC.
(formerly J.B. Financial Services, Inc.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
JUNE 30, 2000
================================================================================


7.   CAPITAL STOCK (cont'd.....)

     h) On March 29, 2000, the Company issued 53,405 shares of common stock at a deemed value of $360,805 to purchase the assets of Falcon Trading Inc.

     i) On March 20, 2000, the Company issued 155,486 shares of common stock at a deemed value of $1,243,888, for the purchase of a building in Scottsdale, Arizona.

     j) On March 20, 2000, the Company issued 30,625 shares of common stock at a deemed value of $245,000 to purchase the assets of Mesler's Auction House, and a non-transferable warrant entitling the holder to purchase 150,000 shares of common stock at a price of $8.00 until March 20, 2001.

     k) On April 21, 2000, the Company paid cash of $31,493 and issued 4,822 shares of common stock at a deemed value of $34,477 to acquire rights to a trademark from Simon Fraser University.

     l) On May 2, 2000, the Company completed a private placement of 1,210,240 units at a price of $5.00 per unit for total proceeds of $5,203,440, net of issuance costs of $847,670. Each unit consists of one share of common stock and one non-transferable share purchase warrant. Each warrant entitles the holder to purchase one additional share of common stock at a price of $6.00 until May 2, 2001.

     m) On May 23, 2000, the Company issued 10,000 shares of common stock at a deemed value of $70,000 to purchase the assets of Auctions West.

     n) On May 25, 2000, the Company paid cash of $900,000 and issued 50,000 shares of common stock at a deemed value of $350,000 to purchase the assets of Ehli's Commercial/Industrial Auctions Inc.

     o) During the six month period ended June 30, 2000, stock options totaling 50,000 shares of common stock were exercised for proceeds of $223,000.

8.   STOCK OPTIONS AND WARRANTS

     The following stock options were outstanding at June 30, 2000:

        ===================================================================
            Number               Exercise
            of Shares               Price              Expiry Date
        -------------------------------------------------------------------
             787,500             $  3.20              October 14,2004
              47,500                5.00              January 18, 2005
              30,000                8.00              February 28, 2005
              75,000                6.76              February 28, 2005
              50,000                7.15              May 15, 2005
              35,000                6.53              May 16, 2005
              80,000                6.53              May 16, 2010
        ===================================================================

ABLEAUCTIONS.COM, INC.
(formerly J.B. Financial Services, Inc.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
JUNE 30, 2000
================================================================================


8.   STOCK OPTIONS AND WARRANTS (cont'd.....)

     The following warrants were outstanding at June 30, 2000:

        ===================================================================
            Number               Exercise
            of Shares               Price              Expiry Date
        -------------------------------------------------------------------

            547,029               $  3.20             August 24, 2000
                        then at      4.00             August 24, 2001
          1,000,000                  5.00             March 25, 2001
                        then at      6.00             March 25, 2002
            150,000                  8.00             March 20, 2001
          1,210,240                  6.00             April 28, 2001
        ===================================================================


9.   SUPPLEMENTAL DISCLOSURES WITH RESPECT TO CASH FLOWS

     ========================================================================

                                                   June 30,     December 31,
                                                       2000             1999
     ------------------------------------------------------------------------

     Cash paid for income taxes              $          -       $         -
     Cash paid for interest                         35,294                -
     ========================================================================

     The following non-cash operating, investing and financing transactions occurred during the six month period ended June 30, 2000:

     a) The Company issued 53,405 shares of common stock at a deemed value of $360,805 to purchase the assets of Falcon Trading Inc.

     b) The Company issued 155,486 shares of common stock at a deemed value of $1,243,888 for the purchase of a building and land in Scottsdale, Arizona.

     c) The Company issued 30,625 shares of common stock at a deemed value of $245,000 to purchase the assets of Mesler's Auction House.

     d) The Company assumed a promissory note in the amount of $1,046,358 for the purchase of a building and land in Scottsdale, Arizona.

     e) On May 23, 2000, the Company issued 10,000 shares of common stock at a deemed value of $70,000 to purchase the assets of Auctions West.

     f)   On May 25, 2000, the Company issued 50,000 shares of common stock at a
          deemed   value  of  $350,000   to   purchase   the  assets  of  Ehli's
          Commercial/Industrial Auctions Inc.

     g) On April 21, 2000, the Company issued 4,822 shares of common stock at a deemed value of $34,477 to acquire rights to a trademark from Simon Fraser University.

     Therewere no non-cash operating, investing and financing transactions during the six month period ended June 30, 1999.

ABLEAUCTIONS.COM, INC.
(formerly J.B. Financial Services, Inc.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
JUNE 30, 2000
================================================================================


10.  ACCUMULATED OTHER COMPREHENSIVE LOSS

     Total comprehensive loss for the six month periods ended June 30, 2000 and 1999 were $2,725,316 and $145,349, respectively. The only item included in other comprehensive loss is foreign currency translation adjustments in the amounts of $(14,165) for the six month period ended June 30, 2000 and $Nil for the six month period ended June 30, 1999.

     ================================================================================================
                                                                           Foreign       Accumulated
                                                                          Currency             Other
                                                                       Translation     Comprehensive
                                                                        Adjustment            Income
     ------------------------------------------------------------------------------------------------
     Balance, December 31, 1998 and June 30, 1999                 $             -   $             -
                                                                  ================= =================
     Balance, December 31, 1999                                   $         11,445  $         11,445

     Current period change                                                 (25,610)          (25,610)
                                                                  ----------------  ----------------
     Balance, June 30, 2000                                       $        (14,165) $        (14,165)
     ================================================================================================

11.  INCOME TAXES

     The Company's total deferred tax asset is as follows:

     =================================================================================================
                                                                            June 30,         June 30,
                                                                                2000             1999
     -------------------------------------------------------------------------------------------------
     Tax benefit relating to net operating loss carryforwards        $     1,385,456  $       610,361
     Valuation allowance                                                  (1,385,456)        (610,361)
                                                                     ---------------  ---------------
                                                                     $            -   $            -
     =================================================================================================


12.  DUE TO RELATED PARTIES

     During the six month period ended June 30, 2000, the Company paid $27,474 in consulting fees to a company controlled by a director.

ABLEAUCTIONS.COM, INC.
(formerly J.B. Financial Services, Inc.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
JUNE 30, 2000
================================================================================


13.  STOCK BASED COMPENSATION EXPENSE

     Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", encourages but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". Accordingly, compensation cost for stock options is measured as the excess, if any, of quoted market price of the Company's stock at the date of grant over the option price. There were compensation costs of $246,950 incurred based on options granted in 2000. These costs will be recognized over a period of three years, which is the average vesting period of options.

     During the six month period ended June 30, 2000, stock based compensation expense of $17,033 was accrued.

     Following is a summary of the status of the plan during 2000 and 1999:

     ===================================================================================================
                                                                                               Weighted
                                                                                                Average
                                                                                 Number        Exercise
                                                                              of Shares           Price
     ---------------------------------------------------------------------------------------------------
     Outstanding at December 31, 1998 and June 30, 1999                               -     $         -
                                                                          =============    =============
     Outstanding at December 31, 1999                                           812,500     $      3.20
                                                                          -------------
         Granted                                                                372,500            6.35
         Forfeited                                                              (30,000)           4.40
         Exercised                                                              (50,000)           4.46
                                                                          -------------
                                                                                      -
                                                                                292,500
                                                                          -------------
     Outstanding at June 30, 2000                                             1,105,000     $      4.17
     ===================================================================================================
     Weighted average fair value of options granted during the period                       $      5.05
     ===================================================================================================


     Following is a summary of the status of options outstanding at June 30, 2000:

        ======================================================================================================
                                               Outstanding Options                      Exercisable Options
                                      ------------------------------------         ---------------------------
                                                    Weighted
                                                     Average      Weighted                           Weighted
                                                   Remaining       Average                            Average
                                                 Contractual      Exercise                           Exercise
        Exercise Price                 Number           Life         Price             Number           Price
        ------------------------------------------------------------------------------------------------------
        $   3.20                      787,500          4.29         $  3.20           654,166        $  3.20
            5.00                       47,500          4.55            5.00            47,500           5.00
            8.00                       30,000          4.66            8.00                -            8.00
            6.76                       75,000          4.66            6.76                -            6.76
            7.15                       50,000          4.87            7.15                -            7.15
            6.53                       35,000          4.88            6.53                -            6.53
            6.53                       80,000          9.88            6.53                -            6.53
        ======================================================================================================

ABLEAUCTIONS.COM, INC.
(formerly J.B. Financial Services, Inc.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
JUNE 30, 2000
================================================================================


13.  STOCK BASED COMPENSATION EXPENSE (cont'd.....)

     Compensation

     Had compensation cost been recognized on the basis of fair value pursuant to Statement of Financial Accounting Standards No. 123, net loss and loss per share would have been adjusted as follows:

     =============================================================================================================
                                                 Three Month      Three Month         Six Month        Six Month
                                                Period Ended     Period Ended      Period Ended     Period Ended
                                                    June 30,         June 30,          June 30,         June 30,
                                                        2000             1999              2000             1999
     -------------------------------------------------------- ----------------- ---------------- -----------------
     Loss for the period
         As reported                         $    (1,508,206) $      (145,349)  $    (2,728,184) $      (145,349)
                                             ================ ================= ================ =================
         Pro forma                           $    (1,675,644) $      (145,349)  $    (2,895,622) $      (145,349)
                                             ================ ================= ================ =================
     Basic and diluted loss per share
         As reported                         $         (0.07) $         (0.01)  $         (0.14) $         (0.01)
                                             ================ ================= ================ =================
         Pro forma                           $         (0.08) $         (0.01)  $         (0.15) $         (0.01)
     =============================================================================================================


     The fair value of each option granted is estimated using the Black Scholes Model. The assumptions used in calculating fair value are as follows:

        ======================================================================
                                                            2000         1999
        ----------------------------------------------------------------------
        Risk-free interest rate                           6.54%           -
        Expected life of the options                    2 years           -
        Expected volatility                             221.73%           -
        Expected dividend yield                            -              -
        ======================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

                                                             AMOUNT TO BE PAID
                                                             -----------------
SEC registration fee                                             $6,877

Printing and engraving expenses                                  50,000

Legal fees and expenses                                          75,000

Accounting fees and expenses                                     50,000

Blue Sky qualification fees and expenses                         5,000

Miscellaneous fees                                               25,000

Total                                                            $211,877


Item 14.  Indemnification of Directors and Officers

Pursuant to our bylaws, we will indemnify all of our officers and directors for such expenses and liabilities, in such manner, under such circumstances to such extent as permitted by the Florida Business Corporation Act, Section 607.0850, as amended. Unless otherwise approved by our board of directors, we will not indemnify any of our employees who are not otherwise entitled to indemnification pursuant to our bylaws.

Florida law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, that is, one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they will have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made if such person has been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Our Articles of Incorporation and Bylaws also contain provisions stating that no director will be liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) liability under Florida law (for unlawful payment of dividends, or unlawful stock purchases or redemptions) or (4) a transaction from which the director derived an improper personal benefit. The intention of the foregoing provisions is to eliminate the liability of our directors or our stockholders to the fullest extent permitted by Florida law.

We also maintain policies of directors' and officers' liability insurance for the purpose of indemnification.


Item 15.  Recent Sales of Unregistered Securities

Since August 24, 1999, Ableauctions.com has issued and sold the following securities. All information has been adjusted to give effect to the four-for-one stock dividend effective July 20, 1999, the five-for-one forward stock split effective August 9, 1999, and the one-for-four reverse split effective September 2, 1999.

On August 24, 1999, we completed a private placement of 1,094,057 units at the price of $3.20 per unit to one person for proceeds of $3,500,980. Each unit consisted of one share of common stock and one-half of one non-transferable share purchase warrant. Each whole warrant is exercisable to acquire one additional share of our common stock at a price of $3.20 until August 24, 2000, and thereafter at a price of $4.00 until August 24, 2001. The issuance of the shares was exempt from registration in reliance on Rule 506 under Regulation D promulgated under the Securities Act of 1933, as amended.

On August 24, 1999, we issued 1,843,444 shares of our common stock to Dexton Technologies Corporation in partial consideration for all of the issued and outstanding shares of common stock of Able Auctions (1991). The issuance of the shares was exempt from registration pursuant to Rule 506 under Regulation D promulgated under the Securities Act of 1933, as amended.

On October 18, 1999, we issued 60,000 shares of our common stock at the deemed price of $2.80 (Cdn$4.16) per share to Ross Auctioneers & Appraisers Ltd. in consideration for the business assets of Ross Auctioneers. The issuance of the shares was exempt from registration pursuant to Regulation S promulgated under the Securities Act of 1933, as amended.

On February 25, 2000, we completed a private placement of 1,000,000 units at the price of $5.00 per unit to two persons for proceeds of $5,000,000. Each unit consisted of one share of common stock and one non-transferable share purchase warrant. Each warrant is exercisable to acquire one additional share of our common stock at a price of $5.00 until February 25, 2001, and thereafter at a price of $6.00 until February 25, 2002. The issuance of the shares was exempt from registration pursuant to Rule 506 under Regulation D and Regulation S promulgated under the Securities Act of 1933, as amended.

On February 29, 2000, we issued 53,405 shares of our common stock at the deemed price of $6.756 per share per share to Falcon Trading, Inc. in consideration for the business assets of Falcon Trading. The issuance of the shares was exempt from registration pursuant to Rule 506 under Regulation D promulgated under the Securities Act of 1933, as amended.

On March 20, 2000, we issued 30,625 shares of our common stock at the deemed price of $8.00 per share to Mesler's Auction House of Scottsdale, LLC. in partial consideration for the business assets of Mesler's. We also issued to Mesler's a non-transferable share purchase warrant to purchase 150,000 shares of our common stock at a price of $8.00 until March 20, 2001. The issuance of the shares and the warrant was exempt from registration pursuant to Rule 506 under Regulation D promulgated under the Securities Act of 1933, as amended.

On March 20, 2000, we issued 155,486 shares of our common stock at the deemed price of $8.00 per share to C&C Capital Investment, Inc. in partial consideration for a real estate property and building. The issuance of the shares was exempt from registration pursuant to Rule 506 under Regulation D promulgated under the Securities Act of 1933, as amended.

On April 18, 2000, we issued 4,822 shares of our common stock at the deemed price of Cdn$10.37 ($7.15) per share to Simon Fraser University in partial consideration for the assignment of intellectual property rights. The issuance of the shares was exempt from registration pursuant to Regulation S promulgated under the Securities Act of 1933, as amended.

On May 5, 2000, we issued 10,000 shares of our common stock at the deemed price of $7.00 per share to Auctions West Sales Corporation in consideration for the business assets of Auctions West. The issuance of the shares was exempt from registration pursuant to Regulation S promulgated under the Securities Act of 1933, as amended.

On May 16, 2000, we issued 50,000 shares of our common stock at the deemed price of $7.00 per share to Randy Ehli in partial consideration for all the issued shares of Ehli's Commercial/Industrial Auctions, Inc. The issuance of the shares was exempt from registration pursuant to Rule 506 under Regulation D promulgated under the Securities Act of 1933, as amended.

On May 23, 2000, the Company issued 10,000 shares of common stock to Robert Kavanagh, a non-U.S. person as partial consideration in the acquisition of the assets of Auctions West Slaes Corporation. All offers and sales took place outside of the United States pursuant to an exemption from registration under Regulation S of the Securities Act of 1933, as amended.

On July 26, 2000, we issued 68,182 shares of common stock at a deemed price of $7.53 per share to Brett Johnston and One Day Holdings Ltd., a company incorporated under the laws of British Columbia, in connection with our acquisition of Johnston's Surplus Office Systems Ltd., a company incorporated under the laws of British Columbia. The issuance of the shares was outside the United States to non-U.S. persons in reliance upon an exempt from registration pursuant to Regulation S promulgated under the Securities Act of 1933, as amended.

On September 27, 2000, we issued 6,900 shares of common stock at a deemed price of $8.00 per share to Murray Jarvis and Michael Collins in connection with our acquisition of Warex Supply Ltd., a company incorporated under the laws of British Columbia. The issuance of the shares was outside the United States to non-U.S. persons in reliance upon an exempt from registration pursuant to Regulation S promulgated under the Securities Act of 1933, as amended.


Item 16.  Exhibits and Financial Statement Schedules

(a) Subject to the rules regarding incorporation by reference, furnish the exhibits as required by Item 601 of Regulation S-K.

     Except for contracts made in the ordinary course of business, the following are the material contracts that have been entered into by Ableauctions.com within the two years preceding the date of this registration statement:

Exhibit
Number              Description
------              -----------

 2.1(1) Share Purchase Agreement dated July 9, 1999 among Dexton Technologies Corporation, Able Auctions (1991) Ltd., and Ableauctions.com, Inc., as amended by Addendum dated August 16, 1999.

 2.4(1) Agreement and Plan of Reorganization dated February 1, 2000 among Falcon Trading, Inc., Ableauctions.com (Washington), Inc., and Ableauctions.com, Inc

 2.5(3)             Asset Purchase Agreement dated March 20, 2000 among Mesler's
                    Auction   House   of   Scottsdale,   LLC,   Ableauctions.com
                    (Washington), Inc., and Ableauctions.com, Inc.

 2.6(3) Purchase and Sale Agreement dated March 20, 2000 between C&C Capital Investment, Inc. and Ableauctions.com (Washington), Inc.

 3.1(1) Articles of Incorporation, as amended (incorporated by reference to Exhibits 3.1, 3.2, 3.3, 3.4 and 3.5 of the Registrant's Registration Statement on Form 10-SB).

 3.2(2) Bylaws (Incorporated by reference to Exhibit 3.6 of the Registrant's Registration Statement on Form 10-SB.

 5.1                Opinion Letter of Eric Littman, P.A.

Exhibit
Number              Description
------              -----------

10.1(1)             1999  Stock  Option  Plan  with  Form  of  Option  Agreement
                    (Incorporated   by   reference   to   Exhibit   4.2  of  the
                    Registrant's Registration Statement on Form S-8.

10.2(1)             Form of Stock Option Agreement


10.3(1) Share Purchase Agreement dated April 1, 1998 among Jeremy Dodd, Dexton Technologies Corporation, and Able Auctions
                    (1991) Ltd.

10.4(1) Share Purchase Agreement dated July 9, 1999 among Dexton Technologies Corporation, Able Auctions (1991) Ltd., and Ableauctions.com, Inc., as amended by Addendum dated August 16, 1999

10.5(1) Contribution Agreement dated July 15, 1999 between Douglas McLeod and Ableauctions.com, Inc. (then J.B. Financial Services, Inc.) regarding Mr. McLeod's contribution of 8,000,000 shares of common stock to the Company's treasury

10.6(1) Asset Purchase Agreement dated September 20, 1999 among Ross Auctioneers & Appraisers Ltd., Able Auctions (1991) Ltd., and Ableauctions.com, Inc.

10.7(1) Asset Purchase Agreement dated September 20, 1999 between John Carrier dba LJM Computer Resources and Able Auctions
                    (1991)   Ltd.    regarding   the   web   site   located   at
                    www.bcbids.com.

10.8(1)             Bill of Sale dated  September  20,  1999  between  Ronald H.
                    Smallwood and Able Auctions (1991) Ltd. regarding the domain name "bcbids.com".

10.9(1) Employment Agreement dated September 20, 1999 between Able Auctions (1991) Ltd. and Richie Smallwood.

10.10(1)            Subscription   Agreement   dated  July  20,   1999   between
                    Ableauctions.com, Inc. and Silicon Capital Corp.

10.11(1) Consulting Agreement dated August 24, 1999 between Able Auctions (1991) Ltd. and Dexton Technologies Corporation

10.12(1)            Investor  Relations   Agreement  dated  September  15,  1999
                    between Ableauctions.com, Inc. and North Star Communications Inc.

10.13(1) Investor Relations Agreement dated October 1, 1999 between Ableauctions.com, Inc. and European Investor Services Ltd.

10.14(1) Lease Agreement dated September 1, 1999 between Derango Resources Inc. and Ableauctions.com, Inc.

10.15(1) Sublease dated August 22, 1999 between HGP Glass Industries of Canada Inc. and Ableauctions.com, Inc.

10.16(2)            Proposal  by  Compaq   Computer   and   accepted  by  Dexton
                    Technologies   Corporation   dated   September   1999,   for
                    installation of Distributed Internet Server Array (DISA).

10.17(2) Internet Business Services Agreement by and between Telus Advanced Communications and Dexton Technologies Corporation dated September 14, 1999.

Exhibit
Number              Description
------              -----------

10.18 Investor Relations Agreement dated February 3, 2000 between Ableauctions.com, Inc. and KCSA Public Relations Worldwide.

10.19(3)            Share  Purchase  Agreement  dated May 16,  2000 among  Randy
                    Ehli,  Ehli's  Commercial/Industrial   Auctions,  Inc.,  and
                    Ableauctions.com, Inc.

10.20(4) Share Purchase Agreement dated July 14, 2000 among Brett Johnston and One Day Holdings Ltd., Johnston's Surplus Office Systems Ltd., and Ableauctions.com, Inc.

10.21 Letter agreement dated July 31, 2000 between Murray Jarvis, Murray Collins, and Ableauctions.com.

21.1                Subsidiaries of the Registrant.

23.1                Consent of Davidson and Company.

24.1                Power of Attorney (included on signature page).

27.1                Financial Data Schedule.
------------------------

(1)  Previously filed on November 13, 1999 on Form 10-SB (File No. 0-28179).
(2)  Previously filed on December 30, 1999 on Form 10-SB/A (File No. 0-28179).
(3)  Previously filed on April 4, 2000 on Form 8-K, as amended on June 9, 2000.
(4)  Previously filed on August 14, 2000 on Form 8-K.


(b)  Reports on Form 8-K

     1.   A Current Report on Form 8-K was filed on April 4, 2000.

     2.   A Current Report on Form 8-K was filed on June 9, 2000.

     3.   A Current Report on Form 8-K was filed on August 14, 2000.

(c)  Furnish the financial  statement  schedules  required by Regulation S-X and item 11(e) of this Form. These schedules will be lettered or numbered in the manner described for exhibit in paragraph (a).


Item 17.  Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (f the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registered has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, on October 13, 2000.


                                      ABLEAUCTIONS.COM, INC.

                                      By:  /s/ Abdul Ladha
                                           -------------------------------------
                                      Its: Chairman of the Board and
                                           Chief Executive Officer

                               POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Abdul Ladha and Ron Miller, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intends and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents or each of them or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on October 13, 2000.

                                        /s/ Abdul Ladha
                                        ----------------------------------------
                                        Abdul Ladha, President



In accordance with the Securities Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


    Signature                   Title                           Date


/s/ Abdul Ladha                 Chairman of the Board,          October 13, 2000
-----------------------         Chief Executive Officer and
Abdul Ladha                     and Director
                                (Principal Executive Officer)


/s/ Ron Miller                  Chief Financial Officer         October 13, 2000
-----------------------         (Principal Financial
Ron Miller                      Officer and Accounting Officer)


/s/ Barrett Sleeman             Director                        October 13, 2000
-----------------------
Barrett Sleeman


/s/ Dr. David Vogt              Director                        October 13, 2000
-----------------------
Dr. David Vogt


                                Director                        ---------------
-----------------------
 Charles Taylor

                                 EXHIBIT INDEX

Exhibit
Number              Description
------              -----------

 2.1(1) Share Purchase Agreement dated July 9, 1999 among Dexton Technologies Corporation, Able Auctions (1991) Ltd., and Ableauctions.com, Inc., as amended by Addendum dated August 16, 1999.

 2.4(1) Agreement and Plan of Reorganization dated February 1, 2000 among Falcon Trading, Inc., Ableauctions.com (Washington), Inc., and Ableauctions.com, Inc

 2.5(3)             Asset Purchase Agreement dated March 20, 2000 among Mesler's
                    Auction   House   of   Scottsdale,   LLC,   Ableauctions.com
                    (Washington), Inc., and Ableauctions.com, Inc.

 2.6(3) Purchase and Sale Agreement dated March 20, 2000 between C&C Capital Investment, Inc. and Ableauctions.com (Washington), Inc.

 3.1(1) Articles of Incorporation, as amended (incorporated by reference to Exhibits 3.1, 3.2, 3.3, 3.4 and 3.5 of the Registrant's Registration Statement on Form 10-SB).

 3.2(2) Bylaws (Incorporated by reference to Exhibit 3.6 of the Registrant's Registration Statement on Form 10-SB.

 5.1                Opinion Letter of Eric Littman, P.A.

10.1(1)             1999  Stock  Option  Plan  with  Form  of  Option  Agreement
                    (Incorporated   by   reference   to   Exhibit   4.2  of  the
                    Registrant's Registration Statement on Form S-8.

10.2(1)             Form of Stock Option Agreement


10.3(1) Share Purchase Agreement dated April 1, 1998 among Jeremy Dodd, Dexton Technologies Corporation, and Able Auctions
                    (1991) Ltd.

10.4(1) Share Purchase Agreement dated July 9, 1999 among Dexton Technologies Corporation, Able Auctions (1991) Ltd., and Ableauctions.com, Inc., as amended by Addendum dated August 16, 1999

10.5(1) Contribution Agreement dated July 15, 1999 between Douglas McLeod and Ableauctions.com, Inc. (then J.B. Financial Services, Inc.) regarding Mr. McLeod's contribution of 8,000,000 shares of common stock to the Company's treasury

10.6(1) Asset Purchase Agreement dated September 20, 1999 among Ross Auctioneers & Appraisers Ltd., Able Auctions (1991) Ltd., and Ableauctions.com, Inc.

10.7(1) Asset Purchase Agreement dated September 20, 1999 between John Carrier dba LJM Computer Resources and Able Auctions
                    (1991)   Ltd.    regarding   the   web   site   located   at
                    www.bcbids.com.

10.8(1)             Bill of Sale dated  September  20,  1999  between  Ronald H.
                    Smallwood and Able Auctions (1991) Ltd. regarding the domain name "bcbids.com".

Exhibit
Number              Description
------              -----------

10.9(1) Employment Agreement dated September 20, 1999 between Able Auctions (1991) Ltd. and Richie Smallwood.

10.10(1)            Subscription   Agreement   dated  July  20,   1999   between
                    Ableauctions.com, Inc. and Silicon Capital Corp.

10.11(1) Consulting Agreement dated August 24, 1999 between Able Auctions (1991) Ltd. and Dexton Technologies Corporation

10.12(1)            Investor  Relations   Agreement  dated  September  15,  1999
                    between Ableauctions.com, Inc. and North Star Communications Inc.

10.13(1) Investor Relations Agreement dated October 1, 1999 between Ableauctions.com, Inc. and European Investor Services Ltd.

10.14(1) Lease Agreement dated September 1, 1999 between Derango Resources Inc. and Ableauctions.com, Inc.

10.15(1) Sublease dated August 22, 1999 between HGP Glass Industries of Canada Inc. and Ableauctions.com, Inc.

10.16(2)            Proposal  by  Compaq   Computer   and   accepted  by  Dexton
                    Technologies   Corporation   dated   September   1999,   for
                    installation of Distributed Internet Server Array (DISA).

10.17(2) Internet Business Services Agreement by and between Telus Advanced Communications and Dexton Technologies Corporation dated September 14, 1999.

10.18 Investor Relations Agreement dated February 3, 2000 between Ableauctions.com, Inc. and KCSA Public Relations Worldwide.

10.19(3)            Share  Purchase  Agreement  dated May 16,  2000 among  Randy
                    Ehli,  Ehli's  Commercial/Industrial   Auctions,  Inc.,  and
                    Ableauctions.com, Inc.

10.20(4) Share Purchase Agreement dated July 14, 2000 among Brett Johnston and One Day Holdings Ltd., Johnston's Surplus Office Systems Ltd., and Ableauctions.com, Inc.

10.21 Letter agreement dated July 31, 2000 between Murray Jarvis, Murray Collins, and Ableauctions.com.

21.1                Subsidiaries of the Registrant.

23.1                Consent of Davidson and Company.

24.1                Power of Attorney (included on signature page).

27.1                Financial Data Schedule.
------------------------

(1)  Previously filed on November 13, 1999 on Form 10-SB (File No. 0-28179).
(2)  Previously filed on December 30, 1999 on Form 10-SB/A (File No. 0-28179).
(3)  Previously filed on April 4, 2000 on Form 8-K, as amended on June 9, 2000.
(4)  Previously filed on August 14, 2000 on Form 8-K.